DocuSign Envelope ID: Dl F7393F-D384-4DF7-M06-1 B9C9421 1 CDA OFFICE LEASE This Office Lease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between VESTAR GATEWAY, LLC, a Delaware limited liability company (“Landlord”), and RECURSION PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”). SUMMARY OF BASIC LEASE INFORMATION TERMS Of LEASE DESCRIPTION Date: November 13, 2017 2. Premises 2.1 Building: That certain two (2) story office building containing approximately 99,172 rentable square feet of space, commonly known as Station 41 at The Gateway, 41 South Rio Grande, Salt Lake City, Utah, and depicted in Exhibit A to this Lease. 2.2 Premises: The Premises consists of the entire Building. 3. Lease Term (Article 2). 3.1 Length of Term: Approximately ten (10) years commencing as of the Lease Commencement Date (as defined below). 3.2 Delivery Date: The date that Landlord delivers the Premises to Tenant in the condition required under Section 1.3 below. The Delivery Date is anticipated to occur on December 1, 2017. 3.3 Lease Commencement Date: The earlier to occur of the issuance of a final certificate of occupancy for the Premises by the Building Services Department of Salt Lake City Corporation, or June 1,2018. 3.4 Lease Expiration Date: May 31, 2028. 4. Base Rent (Article 3): 4.1 Amount Due: Monthly Installment Approximate of Base Rent Based on Monthly Installment Annual Partial Premises for first of Base Rent Based on Rate Per Square Period Five Years Entire Premises Foot 06/01/18 — 05/31/19 $209,078.38* $235,533.50 $28.50* 06/01/19 — 05/31/20 $2 15,350.73* $242,599.51 $29.36* 06/01/20 — 05/31/21 $221,81 1.25* $249,877.49 $30.24* 06/01/21 —05/31/22 $228,465.59* $257,373.82 $3 1.14* 06/01/22 — 05/31/23 $235,3 19.55* $265,095.03 $32.08* 06/01/23 — 05/31/24 $273,047.88 $273,047.88 $33.04* 06/01/24 — 05/31/25 $281,239.32 $281,239.32 $34.03 06/01/25 — 05/31/26 $289,676.50 $289,676.50 $35.05 06/01/26 — 05/31/27 $298,366.79 $298,366.79 $36.10 06/01/27 — 05/31/28 $307,317.79 $307,317.79 $37.19 1049651.11/SF 373390.00076/11.13. t7/arb/jll Recursion Pharmaceuticals, Inc.

DocuSign Envelope ID: D1F7393F-D384-4DF7-AAO6-1B9C9421 1CDA *During the period from June 1, 2018 through May 31, 2023 (the “Reduced Rent Period”), Tenant shall only be required to pay Base Rent on 88,033 rentable square feet of the Premises (rather than on the entire 99,172 rentable square feet), as shown in the second column of the rental chart above. The “Reduced Rent Amount’ refers to the amount of Base Rent that Tenant is not paying for the entire Premises (i.e., the remaining 11,151 rentable square feet) during the Reduced Rent Period. Landlord shall have the right to purchase the Reduced Rent from Tenant pursuant to Section 3.2 below, in which case, from and after the date such payment is received, Base Rent shall be payable by Tenant as shown in the third column of the rental chart above. If the Lease Commencement Date occurs prior to June 1, 2018, then the parties shall execute an amendment to this Lease to update the rental chart set forth above. 4.2 Rent Payment Address: If by cheek and sent via United States Postal Service: Vestar Gateway, LLC Department # 880114 P0 Box 29650 Phoenix, Arizona 25038 — 9650 If by check and sent via federal Express: J.P. Morgan Chase (AZ1 —2170) Attn: Vestar Gateway, LLC P0 Box 29650, Dept. 880114 1820 E. Sky Harbor Circle South Phoenix, Arizona 85034 If by wire: Account Name: Vestar Gateway, LLC Bank: J.P. Morgan Chase Method: ACH Account No. 780122130 ABA/Routing: 122100024 Tax Payer ID # 37-1797456 5. Base Year Calendar year 2017. (Article 4): 6. Permitted Use As more fully set forth in this Lease, general office (Article 5): and, subject to the terms of Section 5.1 and Article 24 of this Lease, Laboratory Use (as defined below) and all ancillary uses related thereto. 7. Letter of Credit $3,800,882.00 (Article 21): 8. Parking Passes Up to two hundred eighty-eight (288) parking (Article 28): passes for use in the parking garage located below the Building, of which up to twenty-five (25) of such parking passes are reserved parking passes, subject to the terms of Article 28 of this Lease. 1049651.11/Sf 373398-00076/I t-13-17/arb/jIl —2— Recursion Pharmaceuticals, Inc.

DocuSign Envelope ID: D1F7393F-D384-4DF7-AA06-1B9C94211CDA

9.	Address of Tenant (Section 29.18):	Recursion Pharmaceuticals 630 Komas Drive, Suite 300 Salt Lake City, Utah 84108 Attention: John Pereira (Prior to Lease Commencement Date)
	and	Recursion Pharmaceuticals 41 South Rio Grande Salt Lake City, Utah 84101 Attention: John Pereira (After Lease Commencement Date) With a copy to: Holland & Hart LLP 201 South Main Street, Suite 2200 Salt Lake City, Utah 84101 Attention: Adrienne Bell, Esq.
10.	Address of Landlord (Section 29.18):	Vestar Gateway, LLC c/o Vestar Development Co. 2425 East Camelback Road, Suite 750 Phoenix, Arizona 85016 Attention: President
11.	Broker(s) (Section 29.24):	Cushman & Wakefield (for Landlord)
12.	Tenant Improvement Allowance (Section 2 of **Exhibit B**):	$3,966,880.00 (based on $40.00 per rentable square foot of the Premises).

1049651.11/SF
373398-00076/11-13-17/arb/jll

-3-

Recursion Pharmaceuticals, Inc.

DocuSign Envelope ID: D 1 F7393F-D384-4DF7-M06-1 B9C9421 1 CDA ARTICLE I PREMISES, BUILDING, PROJECT, AND COMMON AREAS 1.1 Premises, Building, Project and Common Areas. 1.1.1 The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the “Premises’). The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and each party covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises in the Building, as that term is defined in Section 1 . I .2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1 . 1 3, below, or the elements thereof or of the accessways to the Premises or the “Project’, as that term is defined in Section 11.2, below. 1.1.2 The Building and The Project. The Premises consists ofthe entire building commonly known as Station 41 at The Gateway, 41 South Rio Grande, Salt Lake City, Utah (the “Building”), together with the loading areas serving the Building which are shown as “exclusive” and depicted on attached Exhibit A-3 attached hereto. The term “Project,” as used in this Lease, shall mean (1) the Building, (ii) the real property and improvements now or to be located thereon as more particularly described and depicted on the Site Plan attached as Exhibit A-i, located west of 400 West and east of 500 West between 200 South and 50 North, City of Salt Lake, Salt Lake County, Utah (collectively, the “Other Buildings”), (iii) the Common Areas, (iv) the land (which is improved with landscaping, parking facilities and other improvements) upon which the Building, the Other Buildings and the Common Areas are located, and (v) at Landlord’s discretion, subject to the conditions set forth in Section 1.1.3, below, any additional real property, areas, land, buildings or other improvements added thereto outside of the Project. The Project is part of a mixed use project known as “The Gateway,” and is subject to the “Declarations,” as that term is defined in Section 29.33 below. 1.1.3 Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease and the Declarations, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project, including (i) the areas on the ground floor and all other floors of the Project devoted to non-exclusive uses such as corridors, stairways, loading and unloading areas, walkways, driveways, fire vestibules, elevators and elevator foyers, lobbies, electric and telephone closets, restrooms, mechanical areas, janitorial closets and other similar facilities for the general use of and/or benefit of all tenants and invitees of the Project, (ii) those areas of the Project devoted to central plant facilities, mechanical and service rooms servicing more than one (1) floor or the Project as a whole and which service the Project tenants as a whole, and (iii) Project atriums and plazas, if any, and (iv) those areas of the Project that are reasonably necessary or appropriate for access to, and use of, the Premises as contemplated under the specified in this Lease (such areas, together with such other portions of the Project designated by Landlord, in its reasonable discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the “Common Areas’). The manner in which the Building, Other Buildings, Project and Common Areas are maintained and operated shall be at the sole discretion of Landlord and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time (including, without limitation, any rules regulations or restrictions contained in or promulgated under the Declarations). Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas; provided that if any such alterations or additions will have a material adverse effect on Tenant’s use of or access to the Premises, Landlord shall provide Tenant with at least seven (7) days’ prior written notice of the same (except in the event of an emergency, in which case prior written notice is not required, but Landlord shall use commercially reasonable efforts to notify Tenant as promptly as possible under the circumstances). 1.2 Intentionally Omitted. 1.3 Condition of the Premises. Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit B (the “Tenant Work Letter”), Tenant shall accept the Premises and the Building, including the base, shell, and core of (i) the Premises and (ii) the floor of the Building on which the Premises is located (collectively, the “Base, Shell, and Core”) in their “AS-IS” condition as of the Lease Commencement Date and Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as specifically set forth in this Lease and the Tenant Work Letter. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in good and sanitary order, condition and repair. 1.4 Outdoor Patio Area. 1.4.1 Subject to the satisfaction of all applicable provisions of this Lease and the conditions in this Section 1.4, Landlord hereby grants to Tenant, and Tenant hereby accepts from Landlord, a non-exclusive, non transferable (except as provided herein)license to use certain patio areas (collectively, the “Patio Area”) located adjacent to the Premises, as shown on the plan attached hereto as Exhibit A-2. Tenant’s use of the Patio Area is further and expressly subject to Landlord obtaining all necessary approvals and permits from the relevant i049651.i 1/5f 373398-00076/i i .13.i7/arb/jll 4 Recursion Pharmaceuticals, Inc.

DocuSign Envelope ID: Dl F7393F-D384-4DF7-AAO6-1 B9C9421 1 CDA governmental authorities for the use of the Patio Area as described herein, which permits and approvals Landlord shall apply for no later than the Lease Commencement Date. The Patio Area shall be used by Tenant in a manner consistent with a first-class office project containing outdoor decks, on the terms and conditions set forth herein. Tenant may install furniture, plants, a movable outdoor gas grill, and other items, within the Patio Area, subject to Landlords prior consent, which shall not be unreasonably withheld, conditioned, or delayed (however, it shall be reasonable for Landlord to withhold its consent for any such items if, in Landlord’s sole but reasonable judgment, such items are not consistent with the quality and character of the outdoor areas of the Project). Tenant shall not make any permanent improvements or alterations to the Patio Area, nor shall Tenant be permitted to install or place on the Patio Area any furniture, fixtures, plants or other items of any kind whatsoever without the consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed (however, it shall be reasonable for Landlord to withhold its consent for any such items if, in Landlord’s sole but reasonable judgment, such items are not consistent with the quality and character of the outdoor areas of the Project). Tenant shall not be permitted to display any graphics or insignias or the like on the Patio Area. Landlord shall have the right, in its sole discretion, to make improvements and alterations to the Patio Area so long as such improvements and alterations do not materially adversely affect Tenant’s use and enjoyment thereof. Upon providing Tenant with seven (7) days’ advance written notice, Landlord shall have the right to temporarily close the Patio Area or limit access thereto from time to time in connection with Patio Area or Building repairs or maintenance and/or for other reasonable purposes (except in the event of an emergency, in which case prior written notice is not required, but Landlord shall usc commercially reasonable efforts to notify Tenant as promptly as possible under the circumstances). Tenant’s right to use the Patio Area shall be conditioned upon Tenant abiding by all reasonable and non-discriminatory rules and regulations which are prescribed by Landlord in writing from time to time for use of the Building’s decks of which Tenant has received prior written notice. 1.4.2 If the Patio Area requires additional cleaning as a result of the use thereof by Tenant or any Tenant Patio Area Users (hereinafter defined), then such additional cleaning shall be performed, at Tenant’s expense, by Landlord’s cleaning contractor and Tenant shall reimburse Landlord for Landlord’s actual, out-of-pocket costs incurred to perform such cleaning within thirty (30) days after receipt of an invoice therefor, together with reasonable documentation of such costs. Except to the extent caused by Landlord’s gross negligence or intentional acts, (i) Tenant acknowledges and agrees that Tenant assumes the risk for any loss, claim, damage or liability arising out of the use or misuse of the Patio Area by Tenant’s employees, officers, directors, shareholders, agents, representatives, contractors and/or invitees (the “Tenant Patio Area Users”), and (ii) Tenant releases and discharges Landlord from and against any such loss, claim, damage or liability. Tenant further agrees to indemnify, defend and hold Landlord and the “Landlord Parties,” as that term is defined below, harmless from and against any and all losses and claims relating to or arising out of the use or misuse of the Patio Area by Tenant or Tenant’s Patio Area Users except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Tenant acknowledges and agrees that the other occupants of the Project (together with their respective employees, officers, directors, shareholders, agents, representatives, contractors and/or invitees, collectively “Other Patio Area Users”) may or shall have non-exclusive rights of access to the Patio Area and that Landlord shall have no liability or responsibility to monitor the use, or manner of use, by any Other Patio Area Users; provided, however, that in the event the Patio Area is damaged by the Other Patio Area Users, Landlord shall use commercially reasonable efforts to enforce such provisions to cause the Other Patio Area Users to fulfill their obligations under their respective leases. 1.4.3 Without limiting the foregoing, it is understood that the Patio Area is and shall remain a public and common area and is not part of the Premises and the license to use the Patio Area granted herein is not a lease and does not confer any rights with respect to the Patio Area other than as expressly stated in this Section. Except as otherwise provided in this Lease, the term of the license hereby granted to Tenant shall commence on the Lease Commencement Date and unless sooner revoked by Landlord, the term of said license shall terminate upon the expiration or earlier termination of this Lease. Notwithstanding anything in this Lease to the contrary, the license granted hereby may be revoked by Landlord at any time, only for cause (but not otherwise), immediately upon Landlord giving Tenant written notice of such revocation and in any such event, Landlord shall have no liability to Tenant, and Tenant acknowledges and agrees that Tenant shall not be entitled to any diminution or abatement of rent or other compensation for diminution of rental value, nor shall this Lease or any of Tenant’s obligations hereunder be affected or reduced, as a result of such revocation by Landlord. For purposes of this Section, the term “for cause” shall mean a governmental or similar requirement preventing Tenant’s use of the Patio Area, an emergency, a safety reason, a default by Tenant under this Lease with respect to Tenant’s failure to use the Patio Area in accordance with the provisions of this Lease (which default is not cured to Landlord’s reasonable satisfaction within ten (10) days after Tenant’s receipt of written notice thereof, without reference to any other notice or cure period provided for in this Lease). ARTICLE 2 LEASE TERM 2.1 General. The terms and provisions of this Lease shall be effective as of the date of this Lease except for the provisions of this Lease relating to the payment of Rent. The term of this Lease (the “Lease Term”) shall be as determined in accordance with Section 3.1 of the Summary, shall commence on the date determined in accordance with Section 3.3 of the Summary (the “Lease Commencement Date”), and shall terminate on the date determined in accordance with Section 3.3 of the Summary (the “Lease Expiration Date”) unless this Lease is sooner terminated as hereinafter provided. The “Delivery Date’ shall be date described in Section 3.2 of the Summary. for purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term. This Lease shall not be void, voidable or subject to termination, nor shall Landlord be liable to Tenant for any loss or damage, resulting from Landlord’s inability to deliver the Premises to Tenant by any particular date; provided that if Landlord fails to deliver possession of the Premises by January 1, 2018, as such 1049651.11/SF 373398-00076/1i-13-17/arb/jlI 5 Recursion Pharmaceuticals, Inc.

DocuSign Envelope ID: D 1 F7393F-D384-4DF7-M06-1 B9C9421 1 CDA date may be extended by Force Majeure, as defined below (such date, as so extended, the “Trigger Date”), Tenant may, at Tenant’s option, (1) terminate this Lease upon providing written notice to Landlord no later than ten (10) days after the Trigger Date, and upon such termination, Landlord shall promptly return all funds previously paid to Landlord by Tenant hereunder and, upon such reimbursement, this Lease shall terminate and neither party shall have further obligation to the other hereunder, or (ii) delay commencement of the Tenant Improvements (as defined below) until Landlord is able to deliver possession of the Premises, in which event the Lease Commencement Date and Lease Expiration Date shall each be extended day-for-day equal to the number days of Landlord’s delay in delivering possession. At any time during the Lease Term, Landlord may deliver to Tenant, or Tenant may request from Landlord, a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which each party shall execute and return to Landlord within five (5) days of receipt thereof. 2.2 Beneficial Occupancy. Notwithstanding any provision to the contrary contained in this Lease, Tenant shall have the right to occupy all or any portion of the Premises for the conduct of its business prior to the Lease Commencement Date, provided that (i) Tenant shall give Landlord at least three (3) days prior written notice of any such occupancy for the conduct of its business, (ii) governmental approval (including permit “sign-offs”) permitting the occupancy of the Premises by Tenant shall have been issued by the appropriate governmental authorities for each such portion to be occupied, (iii) Tenant shall have delivered to Landlord satisfactory evidence of the insurance coverage required to be carried by Tenant in accordance with Article 10 below with respect to the applicable portion of the Premises, and (iv) all of the terms and conditions of this Lease shall apply, other than Tenant’s obligation to pay Base Rent and Tenant’s Share of Building Direct Expenses (as defined below), as though the Lease Commencement Date had occurred (although the Lease Commencement Date shall not actually occur until the occurrence of the same pursuant to the terms of Section 2.1). 2.3 Renewal Option. 2.3.1 Option Right. Landlord hereby grants to the original Tenant executing this Lease (“Original Tenant”) and any Non-Transferee Assignee (as defined in Section 14.7 below) one (1) option to extend the Lease Term for a period of five (5) years (the “Option Term”), which option shall be exercisable only by written notice delivered by Tenant to Landlord as provided below, provided that the following conditions (the “Option Conditions”) are satisfied: (i) as of the date of delivery of the Option Exercise Notice, this Lease remains in full force and effect, Tenant is not in Default under this Lease, and Original Tenant (and/or any Permitted Non- Transferee, as defined in Section 14.7 below) occupies the entire Premises; (ii) as of the end of the initial Lease Term, this Lease remains in full force and effect, Tenant is not in Default under this Lease; and (iii) Original Tenant (and/or any Permitted Non-Transferee) occupies the entire Premises at the time the option to extend is exercised and as of the commencement of the Option Term. Landlord may, at Landlord’s option, exercised in Landlord’s sole and absolute discretion, waive any of the Option Conditions in which case the option, if otherwise properly exercised by Tenant, shall remain in full force and effect. Upon the proper exercise of such option to extend, and provided that Tenant satisfies all of the Option Conditions (except those, if any, which are waived by Landlord), the Lease Term, as it applies to the Premises, shall be extended for a period of five (5) years. The rights contained in this Section 2.3 shall be personal to the Original Tenant and any Non-Transferee Assignee, and may be exercised only by the Original Tenant or any Non-Transferee Assignee (and not by any other assignee, sublessee or other “Transferee,” as that term is defined in Section 14.1, below, of Tenant’s interest in this Lease), unless otherwise agreed to by Landlord. 2.3.2 Option Rent. The annual Rent payable by Tenant during the Option Term (the “Option Rent”) shall be the “Fair Rental Value,” as that term is defined in Section 2.3.3 below, for the Premises for the Option Term. 2.3.3 Fair Rental Value. As used in this Lease, “Fair Rental Value” shall be equal to the rent (including additional rent and considering any “base year” or “expense stop” applicable thereto) on an annual per rentable square foot basis, including all escalations, at which, as of the commencement of the Option Term, tenants are leasing non-sublease, non-encumbered, non-equity space which is comparable in size, location and quality to, and used for similar uses as, the Premises, for a comparable lease term, in an arm’s length transaction consummated during the twelve (12) month period prior to the date on which Landlord delivers the “Option Rent Notice,” as that term is defined in Section 2.3.4, below, which comparable space is located in the Project, or if there are not a sufficient number of comparable transactions in the Project, then in comparable first-class institutionally-owned buildings which are comparable to the Building in terms of tenant mix, age (based upon the date of completion of construction or major renovation), quality of construction, level of services and amenities, size and appearance, and are located in Salt Lake City, Utah (“Comparable Buildings”), taking into consideration the value of the existing improvements in the subject space, such value to be based upon the age, condition, design, quality of finishes and layout of the improvements and the extent to which the same could be utilized by a general office user (but taking into consideration, as applicable, the fact that the precise tenant improvements existing in the Premises are specifically suitable to Tenant) and the following concessions (collectively, the “Concessions”): (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space; and (b) other reasonable monetary concessions being granted such tenants in connection with such comparable space; provided, however, that in calculating the Fair Rental Value, no consideration shall be given to (i) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with Tenant’s exercise of its right to lease the subject space during the term thereof, or the fact that landlords are or are not paying real estate brokerage commissions in connection with such comparable space, (ii) any period of rental abatement, if any, granted to tenants in comparable transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces, and (iii) tenant improvements or allowances provided or to be provided for such comparable space. The Fair Rental Value shall additionally include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or guaranty, for 1049651.1 i/Sf 373398-00076/i i.13-17/arb/jIl 6 Recursion Pharmaceuticals, Inc.

DocuSign Envelope ID: Dl F7393F-D384-4DF7-M06-1 B9C9421 1 CDA Tenant’s Rent obligations during the Option Term. Such Concessions. at Landlord’s election, either (A) shall be reflected in the effective rental rate payable by Tenant (which effective rental rate shall take into consideration the total dollar value of such Concessions as amortized on a straight-line basis over the applicable term of the comparable transaction), in which case such Concessions evidenced in the effective rental rate shall not be granted to Tenant, or (B) shall be granted to Tenant in kind. 2.3.4 Exercise of Option. The option contained in this Section 2.3 shall be exercised by Tenant, if at all, only in the following manner: (i) Tenant shalt deliver written notice (the “Option Exercise Notice”) to Landlord not more than fifteen (15) months nor less than twelve (12) months prior to the expiration of the initial Lease Term, stating that Tenant is irrevocably exercising its option for the entire Premises then being leased by Tenant; (ii) Landlord, within thirty (30) days after receipt of the Option Exercise Notice, shall deliver notice (the “Option Rent Notice”) to Tenant setting forth the proposed Option Rent, which Option Rent Notice shall state the basis upon which Landlord calculated the proposed Option Rent; and (iii) Tenant, within ten (10) days after Tenant’s receipt of the Option Rent Notice, shall send written notice to Landlord either (A) confirming Tenant’s agreement with the proposed Option Rent contained in the Option Rent Notice, or (B) objecting to the Option Rent contained in the Option Rent Notice. If Tenant timely objects to the Option Rent Notice or fails to timely respond to the Option Rent Notice, then the parties shall follow the procedure, and the Option Rent shall be determined, as set forth in Section 2.3.5 below. 2.3.5 Determination of Option Rent. In the event Tenant timely and appropriately objects to the Option Rent, Landlord and Tenant shall attempt to agree upon the Option Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within ten (10) business days following Tenant’s objection to the Option Rent (the “Outside Agreement Date”), then each party shall make a separate determination of the Option Rent within five (5) business days, and such determinations shall be submitted to arbitration in accordance with Sections 2.3.5.1 through 2.3.5.7 below. 2.3.5.1 Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker licensed in the State of Utah in good standing who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of projects comparable to the Project located within the greater Salt Lake City market. The determination of the arbitrators shall be limited solely to the issue area of whether Landlord’s or Tenant’s submitted Option Rent is the closest to the actual Option Rent as determined by the arbitrators, taking into account the requirements of Section 2.3.3 of this Lease. Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date. 2.3.5.2 The two arbitrators so appointed shall within ten (10) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators, provided that the third arbitrator shall not be then representing Landlord or Tenant. 2.3.5.3 The three arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Option Rent and shall notify Landlord and Tenant thereof. 2.3.5.4 The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant. 2.3.5.5 If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant. 2.3.5.6 If the two (2) arbitrators fail to agree upon and appoint a third arbitrator, or if both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to binding, final, non-appealable arbitration before a JAMS arbitrator mutually agreed upon by Landlord and Tenant. If Landlord and Tenant cannot agree on the arbitrator, the parties will so inform JAMS, who will then be authorized to select a JAMS judge to arbitrate the matter. 2.3.5.7 The cost of arbitration shall be paid by Landlord and Tenant equally. 2.4 Termination Option. Provided Tenant fully and completely satisfies each of the conditions set forth in this Section 2.4, the Original Tenant shall have the option (“Termination Option”) to terminate this Lease effective as of the expiration of the sixtieth (60”) Ml calendar month of the Lease Term (the “Termination Date”). In order to exercise the Termination Option, Tenant must fully and completely satisfy each and every one of the following conditions: (a) Tenant must give Landlord written notice (“Termination Notice”) of its exercise of the Termination Option, which Termination Notice must be delivered to Landlord at least nine (9) months prior to the Termination Date; (b) at the time of the Termination Notice Tenant shall not be in Default under this Lease after expiration of applicable cure periods; and (c) concurrently with Tenant’s delivery of the Termination Notice to Landlord, Tenant shall pay to Landlord a termination fee (“Termination fee”) equal to the unamortized balance, as of the Termination Date, of (i) the Tenant Improvement Allowance (and the Additional Allowance, if applicable), and (ii) the brokerage commissions paid by Landlord in connection with this Lease. Amortization pursuant to the foregoing, shall be calculated on a one hundred twenty (120) month amortization schedule commencing as of the Lease Commencement Date based upon equal monthly payments of principal and interest, with interest imputed on the outstanding principal balance at the rate of eight percent (8%) per annum. The rights contained in this Section 2.4 shall be personal to the Original Tenant, and may be exercised only by the Original Tenant (and not by 1049651.11/SF 37339$.00076/11.13..17/arb/j11 7 Recursion Pharmaceuticals, inc.

DocuSign Envelope ID: D 1 F7393F-D384-4DF7-AAO6-1 B9C942 1 1 CDA any assignee, sublessee or other Transferee of Tenants interest in this Lease). If Tenant exercises Tenants Termination Option, then, on or before the Termination Date, Tenant shall vacate and surrender the Premises to Landlord in the condition required by this Lease (as if the Termination Date were the original expiration date under the Lease). ARTICLE 3 BASE RENT 3.1 General. Tenant shall pay, without prior notice or demand, to Landlord or Landlord’s agent at the address set forth in Section 4.2 of the Summary, or, at Landlord’s option, at such other place as Landlord may from time to time designate by delivering written notice to Tenant at Tenant’s notice address as set forth herein, by a check or wire transfer for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever, except as otherwise expressly set forth in this Lease. The Base Rent for the first full month of the Lease Term which occurs after the expiration of any free rent period shall be paid at the time of Tenant’s execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis. 3.2 Right to Purchase Reduced Rent Amount. Notwithstanding anything to the contrary contained in Section 4.2 of the Summary, Landlord reserves the right, in its sole and absolute discretion, to elect to pay Tenant the entire Reduced Rent Amount or any such remaining Reduced Rent Amount, as applicable, in cash prior to the scheduled application of the same. If Landlord elects to pay Tenant the Reduced Rent Amount, or any portion thereof, then with respect to those portions of the Reduced Rent Amount that Landlord has so paid, from and after the date thereof, Tenant shall pay Base Rent pursuant the third column in the rental chart set forth in Section 4.1 of the Summary. ARTICLE 4 ADDITIONAL RENT 4.1 General Terms. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay “Tenant’s Share” of the annual “Direct Expenses,” as those terms are defined in Sections 4.2.6 and 4.2.2 of this Lease, respectively, allocated to the tenants of the Building pursuant to Section 4.3.1 below, which are in excess of the amount of Direct Expenses applicable to the “Base Year,” as that term is defined in Section 4.2.1, below, allocated to the tenants of the Building pursuant to Section 4.3.1 below; provided, however, that in no event shall any decrease in Direct Expenses allocated to the tenants of the Building pursuant to Section 4.3.1 below for any Expense Year below Direct Expenses allocated to the tenants of the Building pursuant to Section 4.3.1 below for the Base Year entitle Tenant to any decrease in Base Rent or any credit against sums due under this Lease, except as set forth in Section 4.4.1. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord or Landlord’s property manager pursuant to the terms of this Lease, are hereinafter collectively referred to as the “Additional Rent”, and the Base Rent and the Additional Rent are herein collectively referred to as ‘Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term. As of the date hereof, the parties acknowledge and agree that Tenant is the sole tenant of the Building. 4.2 Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth: 4.2.1 “Base Year” shall mean the period set forth in Section 5 of the Summary. 4.2.2 “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses.” 4.2.3 ‘Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires. 4.2.4 “Operating Expenses” shall mean all actual expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof, including, without limitation, any and all of the following (excluding any Operating Expense Exclusions, as defined below): (i) the cost of supplying all utilities to the Common Areas (but not to the Premises), the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord or the property manager of Landlord 049651.11/SF 373398-00076/I 1-i3-17/arb/jll 8 Recursion Pharmaceuticals, Inc.

DocuSign Envelope ID: D 1 F7393F-D384-4DF7-AAO6-1 B9C9421 1 CDA in connection with the Project in such amounts as Landlord may reasonably determine or as may be required by the Declarations, any mortgagees or the lessor of any underlying or ground lease affecting the Project and/or the Building; (iv) the cost of landscaping, relamping, all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) reasonable costs incurred in connection with the parking areas servicing the Project; (vi) reasonable fees and other costs, including management fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance or security of the Project, and employer’s Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; provided, that if any employees of Landlord provide services for more than one project of Landlord, then a prorated portion of such employees wages, benefits and taxes shall be included in Operating Expenses based on the portion of their working time devoted to the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space and the cost of furnishings in such management office space; (viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; provided, that if any employees of Landlord provide services for more than one project of Landlord, then a prorated portion of such employees’ wages, benefits and taxes shall be included in Operating Expenses based on the portion of their working time devoted to the Project; (ix) costs under any instrument pertaining to the sharing ofcosts by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Building; (xi) the reasonable cost of janitorial for the Common Area (but not for the Premises), alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement ofcurbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof, (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, or (B) that are required under any governmental law or regulation; provided, however, that any capital expenditure shall be amortized with interest over the lesser of its useftil life or, if applicable, the period of time in which the savings from such capital expenditure is equal to or greater than the cost of the capital expenditure, as Landlord shall reasonably determine in accordance with generally accepted property management practices and accounting principles; (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 4.2.5, below; and (xv) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building (collectively, “CC&R Payments’), including, without limitation, all assessments levied against Landlord or the Project pursuant to the Declarations (whether or not the same would otherwise be includable in Operating Expenses pursuant to this Section 4.3). If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Project is not at least ninety-five percent (95%) occupied during all or a portion of the Base Year or any Expense Year, Landlord may elect to make an appropriate and reasonable adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Project been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. Only as provided below in items (1) and (2), below, in the event Landlord incurs costs or expenses associated with or relating to separate items or categories or subcategories of Operating Expenses which were not part of Operating Expenses during the entire Base Year, Operating Expenses for the Base Year shall be deemed increased by the amounts Landlord would have incurred during the Base Year with respect to such costs and expenses had such separate items or categories or subcategories of Operating Expenses been included in Operating Expenses during the entire Base Year. The foregoing shall only apply as follows: (1) in the event any portion of the Project is covered by a warranty at any time during the Base Year, Operating Expenses for the Base Year shall be deemed increased by such amount as Landlord would have incurred during the Base Year with respect to the items or matters covered by the subject warranty, had such warranty not been in effect at the time during the Base Year; and (2) any insurance premium resulting from any new forms of insurance including earthquake insurance shall be deemed to be included in Operating Expenses for the Base Year. Operating Expenses for the Base Year shall not include market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, acts of war or terrorism, boycotts and strikes, and utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages, or amortized costs relating to capital improvements; provided, however, that at such time as any such particular assessments, charges, costs or fees are no longer included in Operating Expenses, such particular assessments, charges, costs or fees shall be excluded from the Base Year calculation of Operating Expenses. Operating Expenses shall not, however, include any of the following (collectively, the “Operating Expense Exclusions”): (A) except as otherwise specifically provided in this Section 4.2, to the extent Landlord is reimbursed by insurance proceeds, the costs of repairs or other work occasioned by fire, windstorm or other casualty (other than those amounts within the deductible limits of insurance policies actually earned by Landlord, which amounts shall be includable as Operating Expenses so long as such deductibles are within the generally prevailing range of deductibles to policies earned by landlords of comparable first-class office buildings located in the vicinity of the Building); (B) costs of leasing commissions, attorneys’ fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Building; (C) except as otherwise specifically provided in this Section 4.2, costs incurred by Landlord in connection with the initial development of the Project and any costs for repairs, capital additions, alterations or replacements made or incurred to rectify or correct defects in design, materials or workmanship in connection with any portion of the Building; (D) costs (including permit, license and inspection costs) incurred in renovating or otherwise improving, decorating or redecorating rentable space for other tenants or vacant rentable space; (E) cost of utilities or services sold to Tenant or others for which Landlord is entitled to reimbursement (other 1049651.11/SF 373398-00076/i i-i3-i7/arb/jlI 9 Recursion Pharmaceuticals, Inc.

DocuSign Envelope ID: D 1 F7393F-D384-4DF7-AAO6-1 B9C9421 1 CDA than through any operating cost reimbursement provision identical or substantially similar to the provisions set forth in this Lease); (F) except as otherwise specifically provided in this Section 4.2, costs incurred by Landlord for alterations to the Building which are considered capita] improvements and replacements under sound real estate management and accounting principles, consistently applied; (G) costs of depreciation and amortization, except on materials, small tools and supplies purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, where such depreciation and amortization would otherwise have been included in the charge for such third party services, all as determined in accordance with sound real estate management principles, consistently applied; (H) costs of services or other benefits which are not available to Tenant but which are provided to other tenants ofthc Project; (I) costs to procure tenants and marketing, negotiating and enforcing Project leases, including, without limitation, brokerage commissions, attorneys’ fees, advertising and promotional expenses, and rent concessions, the costs incurred in removing and storing the property of former tenants ofthe Project, and any other costs incurred due to the violation by Landlord or any other tenant ofthe terms and conditions ofany lease ofspace in the Building; (J) except as otherwise specifically provided in this Section 4.2, costs of debt service on debt or amortization on any mortgages, and rent and other charges, costs and expenses payable under any mortgage, if any, including, without limitation, costs for points, prepayment penalties, financing and refinancing costs, appraisal costs, title insurance and survey costs, and attorneys fees; (K) the amount of the management fee paid by Landlord in connection with the management of the Building and the Project to the extent such management fee is not exclusive to the Project and is in excess ofthree percent (3%) of the gross revenues of the Project (which shall be grossed up by Landlord up to one hundred percent (I 00%) occupancy on an annual basis); (L) costs of any compensation and employee benefits paid to clerks, attendants or other persons in a commercial concession operated by Landlord, except the parking facilities for the Project; (M) costs of rentals and other related expenses incurred in leasing HVAC, elevators or other equipment ordinarily considered to be of a capital nature except equipment which is used in providing janitorial or similar services and which is not affixed to the Building; (N) costs of advertising and promotion; and (0) costs of electrical power or other utilities for which Tenant directly contracts with and pays a local public service company or other utility provider; (P) expenses (including, without limitation, penalties and interest) resulting from the violation of Laws (as defined below) or any contract by Landlord, Landlord’s employees, agents or contractors or other tenants of the Project; (Q) Landlord’s general corporate overhead; and (R) leasehold taxes on other tenants’ personal property; (S) the cost of any abatement, removal, or other remedial activities with respect to Hazardous Materials (as defined below); provided, however, Operating Expenses may include the costs attributable to those actions taken by Landlord in connection with the routine and ordinary operation and maintenance of the Building, including costs incurred in removing limited amounts of Hazardous Materials from the Building when such removal or spiil is directly related to such routine and ordinary maintenance and operation; (T) charitable, civic and political contributions and professional dues; (U) expenses for the use of the Project to accommodate events including, without limitation, shows, promotions, kiosks, displays, filming, photography, private events and parties and ceremonies; (V) costs of repairs to the Premises, the Building or the Project necessitated by Landlord’s default hereunder or its willful misconduct, or gross negligence of Landlord or its employees or agents; (W) acquisition costs for sculpture, paintings or other objects of art or any extraordinary costs for the insuring, repair or maintenance thereof; and (X) bad debt and rent loss reserves. 4.2.5 Taxes. 4.2.5.1 “Tax Expenses” shall mean, subject to the provisions of Section 4.2.4 and 4.2.5.2, all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof. 4.2.5.2 Any costs and expenses (including, without limitation, reasonable attorneys fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid. Refunds of Tax Expenses shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year. If Tax Expenses for any period during the Lease Term or any extension thereof arc increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord within thirty (30)) days of written demand therefor, together with reasonable documentation of such expenses, Tenant’s Share of any such increased Tax Expenses included by Landlord as Tax Expenses pursuant to the terms of this Lease. Notwithstanding anything to the contrary contained in this Section 4.2.5 (except as set forth in Section 4.2.5.1, above), there shall be excluded from Tax Expenses (i) all excess profits and income taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, transfer and revenue taxes and other taxes applicable to Landlord’s general or net income or imposed on or measured by gross income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, (iii) any items paid by Tenant under Section 4.5 of this Lease, and (iv) any tax increment amounts applicable to the Project and paid by Landlord for which Landlord is reimbursed pursuant to any participation or similar agreement with a city agency. 4.2.5.3 If the Tax Expenses for the Base Year include special assessments from a prior period and such special assessments terminate during the Lease Term, then from and after the date of such 1049651.11/SF 373398.00076/i 1-13-17/arb/jll Recursion Pharmaceuticals, Inc.

DocuSign Envelope ID: D 1 F7393F-D384-4DF7-AAO6-1 B9C9421 1 CDA termination of the special assessment, the Tax Expenses for the Base Year shall be deemed to be reduced by the amount of such special assessment so that Tenant pays its full Tenant’s Share of increases in the Tax Expenses during the Lease Term. 4.2.6 “Tenant’s Share” shall be calculated as the percentage determined by dividing the number of rentable square feet of the Premises by the total rentable square feet in the Building (or the total rentable square feet leased in the Building if such total is greater than ninety-five percent (95%) of the total rentable square feet in the building). 4.3 Allocation of Direct Expenses to Building; Cost Pools. 4.3. 1 Allocation of Direct Expenses to Building. The parties acknowledge that the Building is a part ofa multi-building project, and that the costs and expenses incurred in connection with the Project (i.e., the Direct Expenses) shall be shared between the tenants of the Building and the tenants of the Other Buildings. Accordingly, as set forth in Sections 4.1 and 4.2 above, Direct Expenses are determined annually for the Project as a whole, and a portion of the Direct Expenses, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the tenants ofthe Building (as opposed to the tenants ofthe Other Buildings), and such portion so allocated shall be the amount of Direct Expenses payable with respect to the Building upon which Tenant’s Share shall be calculated. Such portion of the Direct Expenses allocated to the tenants of the Building shall include all Direct Expenses which are attributable solely to the Building, and an equitable portion of the Direct Expenses attributable to the Project as a whole. 4.3.2 Cost Pools. Subject and in addition to the provisions of Section 4.3.1 above, Landlord shall have the right, from time to time, in its discretion, to: (i) equitably allocate and prorate some or all of the Operating Expenses and/or Tax Expenses among different tenants and/or different buildings of the Project and/or on a building-by-building basis (collectively, the “Cost Pools”), which Cost Pools may include, without limitation, the office space tenants and retail space tenants, if any, of the buildings in the Project and/or the office buildings and retail buildings of the Project; and (ii) to include or exclude existing or future buildings in the Project for purposes of determining some or all of the Operating Expenses, Tax Expenses and/or the provision of various services and amenities thereto, including allocation of Operating Expenses and/or Tax Expenses in any such Cost Pools. 4.4 Calculation and Payment of Additional Rent. If for any Expense Year ending or commencing within the Lease Term, Tenant’s Share of Direct Expenses allocated to the tenants of the Building pursuant to Section 4.3.1 above for such Expense Year exceeds Tenant’s Share of Direct Expenses allocated to the tenants of the Building pursuant to Section 4.3.1 above for the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, an amount equal to the excess (the “Excess”). If for any Expense Year ending or commencing within the Lease Term, Tenant’s Share of Direct Expenses allocated to the tenants of the Building pursuant to Section 4.3.1 above for such Expense Year is less than Tenant’s Share of Direct Expenses allocated to the tenants of the Building pursuant to Section 4.3.1 above for the Base Year, then Tenant shall not be entitled to any refund. 4.4.1 Statement of Actual Direct Expenses and Payment by Tenant. Within one hundred twenty (120) days following the end of each Expense Year, Landlord shall give to Tenant a statement (the “Statement”) which shall state in reasonable detail the Direct Expenses allocated to the tenants of the Building pursuant to Section 4.3.1 above incurred or accrued for such preceding Expense Year, and which shall indicate the amount of the Excess, if any. Notwithstanding the foregoing, Landlord and Tenant hereby acknowledge and agree that the failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4; provided, however, Landlord shall not be entitled to collect from Tenant any Operating Expenses that are billed to Tenant for the first time more than two (2) years after the Expense Year in which such Operating Expenses arise (provided further that the foregoing waiver shall not apply with respect to, and Tenant shall remain responsible for, any Operating Expenses levied by any governmental authority or any public utility companies at any time following the expiration of the applicable Expense Year which are attributable to such Expense Year so long as Landlord delivers to Tenant any such bill for such amounts within the later of (i) two (2) calendar years after the end of a Expense Year or (ii) three (3) months following Landlord’s receipt of the bill therefor). Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, if an Excess is present, Tenant shall pay, at Tenant’s election, with its next installment of Base Rent due or within thirty (30) days of Tenant’s receipt of the Statement, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Excess,” as that term is defined in Section 4.4.2, below. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Direct Expenses allocated to the tenants of the Building pursuant to Section 4.3.1 above for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall pay to Landlord such amount within thirty (30) days following receipt by Tenant of the Statement setting forth the Excess. In the event that a Statement shall indicate that Tenant has paid more as Estimated Excess than Tenant’s Share of Direct Expenses allocated to the tenants of the Building pursuant to Section 4.3.1 above in connection with any Expense Year or as determined in accordance with the provisions of Section 4.6 below (an “Overage”), Tenant shall receive a credit against the Rent next due under this Lease in the amount of such Overage (or, in the event that this Lease shall have terminated, Tenant shall receive a refund from Landlord in the amount of such Overage within thirty (30) days after Landlord delivers such Statement). The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term. 4.4.2 Statement of Estimated Direct Expenses. In addition, Landlord shall give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth, in reasonable detail, Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Expenses allocated to the tenants of the Building pursuant to Section 4.3.1 above for the then-current Expense Year shall be and the estimated excess (the 104965 ill/SF 373398-00076/i 1-13-17/arb/jli 11 Recursion Pharmaceuticals, Inc.

DocuSign Envelope ID: D1F7393F-D384-4DF7-M06-1B9C9421 1 CDA “Estimated Excess’) as calculated by comparing the Direct Expenses allocated to the tenants of the Building pursuant to Section 4.3.1 above for such Expense Year, which shall be based upon the Estimate, to the amount of Direct Expenses allocated to the tenants of the Building pursuant to Section 4.3.1 above for the Base Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Excess theretofore delivered to the extent necessary, but not more frequently than once per calendar year. Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts already paid pursuant to the last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished in accordance with the provisions ofthis Section, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant. 4.5 Taxes and Other Charges for Which Tenant Is Directly Responsible. 4.5.1 Tenant shall be liable for and shall pay before delinquency, taxes levied against Tenants equipment, furniture, trade fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless ofthe validity thereofbut only under proper protest if requested by Tenant, Tenant shall within thirty (30) days of receipt of written demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be, so long as Landlord provides reasonable documentation of such increased assessment and payment by Landlord of the same. 4.5.2 If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord’s “building standard” in other space in the Building are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above. 4.5.3 Notwithstanding any contrary provision herein and so long as Tenant receives from Landlord reasonable documentation of such taxes, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. 4.6 Landlord’s Books and Records. Within forty-five (45) days after receipt of a Statement by Tenant, if Tenant disputes the amount of Direct Expenses allocated to the tenants of the Building pursuant to Section 4.3.1 above and set forth in the Statement, an independent certified public accountant (which accountant is a member of a nationally or regionally recognized accounting firm and which accountant shall not be compensated on a contingency fee or similar basis related to the result of such audit) or other authorized representative (which representative shall not be compensated on a contingency fee or similar basis related to such audit), designated by Tenant, may, within ten (10) business days after Landlord’s receipt of notice from Tenant and, in any event, only during normal business hours, inspect Landlord’s records at Landlord’s offices; provided that Tenant is not then in default under this Lease and Tenant has paid all amounts required to be paid under the applicable Statement; and further provided that such inspection must be completed within ten (10) business days after Landlord’s full and complete records are made available to Tenant. Tenant agrees that any records of Landlord reviewed under this Section 4.6 shall constitute confidential information of Landlord, which Tenant shall not disclose, nor permit to be disclosed by Tenant or Tenant’s accountant. If, within thirty (30) days after such inspection, Tenant notifies Landlord in writing that Tenant still disputes such Direct Expenses allocated to the tenants of the Building pursuant to Section 4.3.1 above and included in the Statement, then a certification as to the proper amount shall be made, at Tenant’s expense, by an independent certified public accountant selected by Landlord, which certification shall be final and conclusive; provided, however, if the actual amount of Direct Expenses allocated to the tenants of the Building pursuant to Section 4.3.1 above and due for that Expense Year, as determined by such certification, is determined to have been overstated by more than five percent (5%), then Landlord shall pay the costs associated with such certification and the costs of Tenant’s inspection of Landlord’s records. Tenant’s failure (1) to take exception to any Statement within forty-five (45) days after Tenant’s receipt of such Statement or (ii) to timely complete its inspection of Landlord’s records or (iii) to timely notify Landlord of any remaining dispute after such inspection shall be deemed to be Tenant’s approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement, which Statement shall be considered final and binding. Notwithstanding anything in this Section 4.6 to the contrary, Tenant may not inspect Landlord’s records pursuant to this Section 4.6 more than once per Expense Year. 4.7 Utilities. During each calendar year or part thereof during the Lease Term, Tenant shall pay to Landlord, as Additional Rent, the actual cost incurred by Landlord with respect to all electricity, water, gas, fuel, steam, light, power and other utilities consumed within the Premises, as more particularly described in this Section 4.7 (all such costs payable by Tenant pursuant to this Section 4.7 shall be referred to as “Tenant’s Monthly Utility Charge”, and all such amounts shall constitute rent hereunder). All electricity directly serving the Premises 104965 1. 111sf 373390.00076/I I-13-l7/arb/jll l2 Recursion Pharmaceuticals, Inc.

DocuSign Envelope ID: D1F7393F-D384-4DF7-M06-189C9421 1 CDA (‘Direct Electrical Costs”) shall be separately metered or submetered and Tenant shall pay the cost (without mark up by Landlord) of all such Direct Electrical Costs either to Landlord as a reimbursement, or, at Landlord’s election, as a payment directly to the entity providing such electricity. With respect to all utility costs for the Premises other than Direct Electrical Costs (collectively, “Other Utility Costs’), Landlord shall have the right, from time to time, to equitably allocate some or all of such Other Utility Costs among cost pools for different portions or occupants of the Building, in Landlord’s reasonable discretion. Such cost pools may include, but shall not be limited to, office space tenants and retail space tenants of the Building. The utility costs within each such cost pool shall be allocated and charged to the tenants within such cost pool in an equitable manner. With respect to Other Utility Costs that vary based on occupancy, such ifthe Building is not at least one hundred percent (100%) occupied during all or a portion of any month, Landlord shall elect to make an appropriate adjustment to the components of Other Utility Costs for such month to determine the amount ofOther Utility Costs that would have been incurred had the Building been one hundred percent (100%) occupied; and the amount so determined shall be deemed to have been the amount of Other Utility Costs for such month. Payments on account of Tenant’s Monthly Utility Charge are due and payable monthly together with the payment of Base Rent. Tenant’s Monthly Utility Charges shall not be based upon the Base Year. Notwithstanding the foregoing, with respect to HVAC (as defined below), Landlord owns and operates a central plant which generates both hot and cold water to be used for artificial heating and cooling of building improvements in the Project, including, but not limited to, the Premises, and to heat culinary water used by the occupants and guests of the Project, including, but not limited to, the Premises. Landlord shall deliver hot and cold water to their respective points of connection to the Premises, with hot water being delivered at a temperature of not less than 1 80°F and chilled water being delivered at a temperature of no warmer than 45°f, or sufficiently hotlcool so as maintain 72Sf air temperature in cooling mode and 70°f air temperature in heating mode in the Premises. Tenant, at Tenant’s sole cost and expense, shall maintain all HVAC facilities from the point of connection to the Premises and Landlord shall maintain all HVAC facilities serving the Project generally, up to their point of connection to the Premises. Tenant shall pay Landlord, as additional rent, $1.26 per cooling per one hundred thousand BTU and $2.62 per heating per one hundred thousand BTU, which rates are subject to change from time to time based on increases in the utility costs charged to Landlord by the applicable utility companies. ARTICLE 5 USE OF PREMISES 5.1 Permitted Use. Tenant shall use the Premises solely for general office purposes and wet and dry laboratory uses (collectively, “Laboratory Use”), together with all ancillary uses related thereto (including, without limitation, a café/cafeteria with food preparation for Tenant’s internal use (subject to Section 5.4 below)), consistent with the character of the Building as a first-class office/laboratory building and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion. With respect to Tenant’s proposed lab use at the Premises, Tenant, at Tenant’s sole cost and expense, shall obtain and maintain any and all approvals and permits required under applicable Laws. Subject to the terms of this Lease and Rules and Regulations set forth in Exhibit D and such security measures that Landlord may reasonably deem necessary or desirable for the safety and security of the Project, the Building or the Premises, Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week, subject to full or partial closures which may be required from time to time in the event of an actual or threatened emergency or otherwise (in which case Landlord shall use its good faith efforts to reopen access to the Premises as soon as possible following such emergency, or for construction, maintenance, repairs, or other events or circumstances which make it reasonably necessary to temporarily restrict or limit access so long as Landlord provides Tenant with seven (7) days’ advance written notice of such work and such work does not materially interfere with Tenant’s access to, and use of, the Premises. 5.2 Prohibited Uses. The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for: (1) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof, (iii) intentionally omitted; (iv) schools or other training facilities which are not ancillary to corporate, executive or professional office use; (v) retail or restaurant uses (except as otherwise set forth in this Lease); (vi) communications firms such as radio and/or television stations, or (vii) an executive suites subleasing business or operation. Tenant shall not allow occupancy density of use of the Premises which is greater than one person per one hundred fifty (150) rentable square feet of the Premises. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit D, attached hereto, as the same may be amended by Landlord from time to time so long as such amendments are commercially reasonable and Landlord provides written notice of such amendments to Tenant, or in violation of the laws, statutes, regulations, or other rules or requirements of the United States of America, the State of Utah, or the ordinances, rules, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project, including, without limitation, any such laws, ordinances, regulations or requirements relating to Hazardous Materials (as defined below) or to the Americans with Disabilities Act of 1990 (collectively, the “Laws”). Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Building or the Other Buildings, or injure them or use or allow the Premises to be used for any unlawful or reasonably objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with all recorded covenants, conditions, and restrictions now or hereafter affecting the Project. 5.3 Hazardous Materials; Tenant. Except for ordinary and general office supplies typically used in the ordinary course of business within office buildings, such as copier toner, liquid paper, glue, ink and common household cleaning materials (some or all of which may constitute “Hazardous Materials” as defined in this Lease), and except in connection with the operation of Tenant’s Laboratory Use, Tenant agrees not to cause or knowingly 1049651.11/SF 37339$-00076111-13-17/arb/jlI -13— Recursion Pharmaceuticals, Inc.

DocuSign Envelope ID : D 1 F7393F-D384-4DF7-M06-1 B9C9421 1 CDA permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Premises, the Building, the Common Areas or any other portion of the Project by Tenant, its agents, employees, subtenants, assignees, licensees, contractors or invitees (collectively, “Tenant Parties”), without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. With respect to any material which Tenant or its agents brings onto the Premises in connection with Tenant’s Laboratory Use that are Hazardous Materials, Tenant shall at all time handle and store such materials in compliance with all applicable Laws. Within twenty (20) days after Landlord’s written request (but in no event more than once during any eighteen (18) month period), Tenant shall complete, to the best of Tenant’s knowledge, the Landlord’s then-current Hazardous Materials questionnaire, and shall provide Material Safety Data Sheets for any Hazardous Materials used on or brought to the Premises by Tenant. Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises, the Building and the Project, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises, the Building and/or the Project or any portion thereof by Tenant or any of Tenant Parties. To the fullest extent permitted by law, Tenant agrees to promptly indemnify, protect, defend and hold harmless Landlord and Landlord’s partners, officers, directors, employees, agents, successors and assigns (collectively, “Landlord Indemnified Parties”) from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees and court costs) which arise or result from the presence of Hazardous Materials on, in, under or about the Premises, the Building or any other portion of the Project and which are caused or permitted by Tenant or any ofTenant Parties. Tenant agrees to promptly notify Landlord of any release of Hazardous Materials at the Premises, the Building or any other portion of the Project which Tenant becomes aware of during the Lease Term, whether caused by Tenant or any other persons or entities. In the event of any release of Hazardous Materials caused or permitted by Tenant or any of Tenant Parties, Tenant shall immediately take all steps required under applicable Laws to remediate such release and prevent any similar future release to the satisfaction of Landlord and Landlord’s mortgagee(s), acting reasonably. As used in this Lease, the term “Hazardous Materials” shall mean and include any hazardous or toxic materials, substances or wastes as now or hereafter designated under any law, statute, ordinance, nile, regulation, order or ruling of any agency of the State in which the Building is located, the United States Government or any local governmental authority, including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls (“PCBs”), and freon and other chiorofluorocarbons. The provisions of this Section 5.3 will survive the expiration or earlier termination of this Lease. 5,4 Kitchen Use. Subject to Landlords prior written approval of the plans and specifications therefor, Tenant shall have the right to use a portion of the Premises for the operation of, and include in the Tenant Improvements (or subsequent Alterations) the construction of, a kitchen/cooking/dining facility (including a gas line of adequate capacity with gas lines stubbed to the Premises with a local shut-off valve and a gas meter connection) for Tenant’s employees and guests only (in no event shall such kitchen/cooking/dining facility be open to or serve the general public), on and subject to the foLlowing terms and conditions: (i) Tenant shall be responsible, at its sole cost and expense (subject to the application of the Tenant Improvement Allowance), for obtaining all applicable permits, licenses and governmental approvals necessary for the use of the Premises for such kitchen/cooking/dining facility uses (including, without limitation, any necessary approvals from the applicable health and/or fire departments, permits required in connection with any venting or other air-removal/circulation system, and any required fire-suppression systems), copies of which shall be delivered to Landlord prior to Tenant’s installation of any Tenant Improvements or other Alterations in the Premises in connection with such kitchen/cooking/dining facility uses; (ii) in the event such use requires any alterations or improvements to the Building structure and/or the Base Building (as defined below) (specifically including, without limitation, in connection with the installation of any venting or other air-removal/circulation system), Tenant shall be solely responsible for all costs incurred in connection therewith (subject to the application of the Tenant Improvement Allowance); (iii) Tenant shall take all reasonable actions and shall conduct its operations in the kitchen/cooking/dining areas of the Premises so as to reasonably ensure that no liquid seeps from the Premises to the space of any other tenant or to any other portion of the Building, including, without limitation, through the floor of the Premises; (iv) Tenant shall not permit any emission or emanation of any unreasonable noise, odors or vibrations from the kitchen/cooking/dining areas of the Premises affecting adjacent areas of the Project in violation of any applicable Laws; (v) the kitchen/cooking/dining areas of the Premises and the equipment contained therein must at all times be adequately ventilated and filtered, and any odors must be exhausted and dispersed, in a manner in compliance with all applicable Laws; (vi) if reasonably requested by Landlord, Tenant shall install grease traps of sufficient size and design to catch grease, fat and oils disposed into the sinks located in the Premises before entry into the Building’s sewer system, and Tenant shall keep such grease traps clean and operational at all times; (vii) Tenant shall cause to be provided pest eradication and control services if and as necessary to control any pest infestation related to Tenant’s kitchen/cooking/dining facility, as reasonably required by Landlord, with respect to the Premises; (viii) all trash generated from Tenant’s kitchen/cooking/dining use shall be stored in covered containers to reduce the emission or emanation of odors from the Premises, shall be sealed in double plastic bags (or otherwise sealed in a manner prescribed by or acceptable to Landlord), and shall be deposited by Tenant daily and removed pursuant to Tenant’s janitorial contract at commercially reasonable times in the areas of the Building designated for trash removal; and (ix) in connection with Tenant’s kitchen/cooking/dining use of the Premises, Tenant shall maintain the Premises at all times in a clean and sanitary manner in compliance with all applicable health and sanitation Requirements and with any reasonable health and safety guidelines promulgated by Landlord. ARTICLE 6 SERVICES AND UTILITIES 6.1 Standard Tenant Services. Landlord (or Landlord’s property manager) shall provide the following services on all days (unless otherwise stated below) during the Lease Term. 1049651.1 1/SF 373398-00076/1 t-13-17/arb/jIl 14 Recursion Pharmaceuiicals, Inc.

DacuSign Envelope ID: Dl F7393F-D384-4DF7-M06-1 B9C9421 I CDA 6. 1 . 1 Subject to force Majeure (as defined below), limitations imposed by all governmental rules, regulations and guidelines applicable thereto and Tenant’s payment to Landlord for the same pursuant to Section 4.7 above, Landlord shall provide heating and air conditioning by means of hot and cold water delivered to the Premises from the central plant at the temperatures specified in Section 4.7 (“HVAC”) twenty-four (24) hours a day, seven (7) days a week. 6.1.2 Landlord shall provide adequate electrical wiring and facilities for normal general office use and electricity at levels consistent with normal general office use, as reasonably determined by Landlord. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises. 6. 1 .3 Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes and for any business office type kitchens in the Premises and the Common Areas. Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems. 6.2 Overstandard Tenant Use. If Tenant requires heating or cooling beyond that which Landlord is required to supply pursuant to Section 4.7 and/or 6. 1 above (and so long as the same is consistent with the requirements of the central plant, as reasonably determined by Landlord), then Tenant, at Tenant’s sole cost and expense, shall be responsible for any supplemental air conditioning units or other facilities serving the Premises necessary to satisfy such additional Tenant requirements. Tenant’s use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation, and subject to the terms of Section 29.32, below, Tenant shall not install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises, without the prior written consent of Landlord. 6.3 Interruption of Use. Tenant agrees that Landlord (or Landlord’s property manager) shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause (except to the extent due to Landlord’s gross negligence or willful misconduct); and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease, furthermore, Landlord (or Landlord’s property manager) shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6. Landlord (or Landlord’s property manager) may comply with voluntary controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions without creating any liability of Landlord (or Landlord’s property manager) to Tenant under this Lease, provided that the Premises are not thereby rendered untenantable. Notwithstanding the foregoing, if (i) Landlord fails to perform the obligations required of Landlord under this Lease, (ii) such failure causes all or a portion of the Premises to be untenantable and unusable by Tenant, and (iii) such failure relates to the nonfunctioning of the HVAC system in the Premises, or the failure to provide any of the services described in Section 6.1 above, or the nonfunctioning of the elevator service to the Premises, Tenant shall give Landlord Notice (the “Initial Notice”), specifying such failure to be performed by Landlord (the “Abatement Event”). If Landlord has not cured such Abatement Event within five (5) business days after the receipt of the Initial Notice (the “Eligibility Period”), then Tenant may abate Rent payable under this Lease for that portion of the Premises rendered untenantabte and not used by Tenant, for the period beginning as of the date immediately after the expiration of the Eligibility Period and continuing until the earlier of the date Landlord cures such Abatement Event or the date Tenant recommences the use of such portion of the Premises. Such right to abate Rent shall be Tenant’s sole and exclusive remedy at law or in equity to abate Rent for an Abatement Event. If the Abatement Event continues for sixty (60) consecutive days after Tenant’s delivery of the Initial Notice, then Tenant shall have the right to terminate this Lease upon written notice to Landlord given at any time prior to the earlier of the date Landlord cures such Abatement Event or the date Tenant recommences the use of such portion of the Premises. The abatement provisions set forth above shall be inapplicable to any interruption in, or failure or inability to provide any of the services or utilities described above that is caused by (x) damage by fire or other casualty or a taking (it being acknowledged that such situations shall be governed by Article II and 13, respectively), or (y) the negligence or willful misconduct of Tenant or any other Tenant Parties (as defined below). ARTICLE 7 REPAIRS 7.1 Tenant’s Repair Obligations. Tenant shall, at Tenant’s own expense, pursuant to the terms of this Lease, including, without limitation, Article 8 hereof, keep the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term. In addition, Tenant shall, at Tenant’s own expense (except to the extent caused by Landlord’s gross negligence or intentional act), but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, pursuant to the terms of this Lease, including, without limitation, Article 8 hereof, promptly 104965 1.11/SF 373398-00076/lI-I 3-17/arb/jlI 15 Recursion Pharmaceuticals, inc.

DocuSign Envelope ID: D1F7393F-D384-4DF7-M06-1B9C9421 1CDA and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant or to the extent due to Landlords gross negligence or intentional act; provided however, that, at Landlords option upon written notice to Tenant, or if Tenant fails to make such repairs, Landlord (or Landlord’s property manager) may, but need not, make such repairs and replacements, and Tenant shall pay Landlord (or Landlords property manager) within thirty (30) days after Tenant’s receipt ofwntten request for payment, together with reasonable documentation of such costs, Landlord’s actual, out-of-pocket costs thereof. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. Landlord shall at all times when entering the Premises comply with Tenant’s reasonable safety rules and regulations and laboratory protocols of which Landlord has knowledge of, and, at Tenant’s option, shall be accompanied or escorted by Tenant’s representative at all times when entering the Premises, so long as such representative is made available when Landlord or its agents need to enter the Premises. Tenant shall be responsible for supplying its own janitorial services for the Premises using contractors and subcontractors who are licensed in the State of Utah and bonded and who must be approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed. Tenant agrees not to employ any person, entity or contractor for any janitorial services in the Premises whose presence may give rise to a labor or other disturbance in the Building. Landlord shall have the right to require that Tenant cause any of its janitorial service providers to obtain and maintain insurance as reasonably determined by Landlord and as to which Landlord and such other parties designated by Landlord shall be additional insureds. Except as expressly set forth in this Lease, Tenant hereby waives and releases its right to make repairs at Landlord’s expense under any applicable law, statute, or ordinance now or hereafter in effect. 7.2 Landlord’s Repair Obligations. Notwithstanding anything to the contrary in this Lease, Landlord shall make all necessary structural and exterior repairs to the Premises, the Building and the Project and shall be responsible for all repairs and maintenance of the Base Building and the Common Areas, and any costs associated with such repairs shall be deemed an Operating Expense; provided, however, that if any such repairs or maintenance are required by reason of the special requirements, acts, or negligence of Tenant or of the agents, employees, patients, or invitees of Tenant, including, without limitation, any equipment required or installed by Tenant and, then, only serving the Premises (as the same may be adjusted hereunder), then Landlord shall make the necessary repairs at the sole expense of Tenant. In this connection, Landlord shall maintain or cause to be maintained, as an Operating Expense, the Base Building in good condition and repair, and in accordance with all applicable Laws and all insurance companies of Landlord insuring all or any part of the Common Areas and/or the Project. To the extent that any Hazardous Materials, including, without limitation, mold or carbon monoxide, are or become present in, or migrate onto or under, the Building, the Premises, or the Project, and the presence or migration of such Hazardous Materials is not caused by Tenant’s use of or occupancy of the Premises, then Landlord shall promptly cause such Hazardous Materials to be removed and/or remediated in accordance with all applicable Laws and in a manner that minimizes disruption to Tenant’s access to and use of the Premises to the extent reasonably practicable. Notwithstanding anything to the contrary in this Lease, Tenant shall have no liability of any kind for any pre-existing Hazardous Materials located in, on, or under the Building, the Premises, or the Project as of the date of this Lease or for any Hazardous Materials that migrate onto or under, or otherwise become present at, the Building, Premises, or the Project as a result of activities of anyone other than Tenant or the Tenant Parties, except to the extent that Tenant or any Tenant Parties exacerbates any such pre-existing conditions. ARTICLES ADDITIONS AND ALTERATIONS 8.1 Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Premises (other than any Back-Up Generator, as defined in Section 29.35). The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8. Notwithstanding anything to the contrary contained herein, Tenant may make non-structural alterations to the Premises (“Permitted Alterations”), without Landlord’s consent, provided that the aggregate cost of any such changes does not exceed $25,000.00 per instance (up to $75,000.00 in any twelve (12) month period), and further provided that such changes do not (1) require any structural modifications to the Premises or Building, (ii) affect the exterior of the Building (nor visible from the exterior of the Building), (iii) trigger any Law which would require either party to make any alteration or improvement to the Premises, the Building or the Project, or (iv) result in the voiding of Landlord’s insurance. Tenant shall give Landlord at least ten (10) days prior notice of such Permitted Alterations, which notice shall be accompanied by a reasonably detailed description of the Permitted Alteration and reasonably adequate evidence that such changes meet the criteria contained in this Section 8.1 to qualify’ as a Permitted Alteration. Except as otherwise provided, the term “Alterations” shall include Permitted Alterations. 8.2 Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its sole discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, subcontractors, materials, mechanics and materialmen selected by Tenant from a list provided and approved by Landlord, the requirement that upon Landlord’s request given at the time of Landlord’s approval of the Alteration, Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination i04965t.ii/SF 373398.00076/i 1-13-i 7/arb/jII 16 Recursion Pharmaceuticals, Inc.

DocuSign Envelope ID: D 1 F7393F-D384-4DF7-AAO6-1 B9C9421 1 CDA of the Lease Term, and the requirement that all Alterations conform in terms of quality and style to the buildings standards established by Landlord. If such Alterations will involve the use of or disturb hazardous materials or substances existing in the Premises, Tenant shall comply with Landlords reasonable rules and regulations concerning such hazardous materials or substances. Landlord’s approval of the plans, specifications and working drawings for Tenant’s Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all Laws. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable Laws and pursuant to a valid building permit, issued by Salt Lake City, all in conformance with Landlord’s construction rules and regulations and the plans and specifications previously approved by Landlord. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the “Base Building,” as that term is defined below, then Landlord (or Landlord’s property manager) shall, at Tenant’s expense, make such changes to the Base Building. The “Base Building” shall mean the (i) Building’s roof and roof membrane, elevator shafts, footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, structural columns and beams, and curtain walls, and (ii) Building’s core HVAC, life-safety, plumbing, electrical, mechanical and elevator systems. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Project and in that respect, Landlord shall have the right, in connection with the construction of any Alterations and/or any tenant improvements constructed in the Premises pursuant to the terms of the Tenant Work Letter, to require that all subcontractors, laborers, materialmen, and suppliers retained directly by Tenant and/or Landlord (unless Landlord elects otherwise) be union labor in compliance with the then existing master labor agreements. In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to deliver to the Project management office a reproducible copy of the “as built” drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations. 8.3 Payment for Improvements. If payment is made directly to contractors, Tenant shall comply with Landlord’s reasonable requirements for final lien releases and waivers in connection with Tenant’s payment for work to contractors for contracts in excess of $5,000.00. Whether or not Tenant orders any work directly from Landlord (or Landlord’s property manager), Tenant shall pay to Landlord (or Landlord’s property manager) a percentage of the cost of such work sufficient to compensate Landlord (or Landlord’s property manager) for all overhead, general conditions, fees and other costs and expenses arising from Landlords (or Landlord’s property managers) involvement with such work, in an amount of one percent (1%) of the cost of such work, excluding any Permitted Alterations; provided that if Landlord manages the construction of the Alterations on behalf of Tenant, then the construction management fee payable by Tenant to Landlord shall be three percent (3%) of the cost of such work, excluding any Permitted Alterations. 8.4 Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Landlord may, in its reasonable discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee. 8.5 Landlord’s Property. All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and, other than Tenant’s equipment, which shall remain Tenant’s sole property, shall be and become the property of Landlord. Landlord may, however, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant’s expense, to (i) remove any Alterations or improvements in the Premises, and/or (ii) remove any “Above Standard Tenant Improvements,” as that term is defined in Section 2.4 of the Tenant Work Letter, located within the Premises and replace the same with then existing “Building Standard Tenant Improvements,” as that term is defined in Section 2.3 of the Tenant Work Letter, and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations or improvements in the Premises, and return the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord, then at Landlord’s option, either (A) Tenant shall be deemed to be holding over in the Premises and Rent shall continue to accrue in accordance with the terms of Article 16, below, until such work shall be completed, or (B) Landlord may do so and may charge the cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease. ARTICLE 9 COVENANT AGAINST LIENS Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, 104965i.1 1/sf 373398-00076/li-i3-i7/arb/jll l7 Recursion Pharmoceuticuls, Inc.

DocuSign Envelope ID: D 1 F7393F-D384-4DF7-PAO6-1 B9C9421 1 CDA indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any Alterations on the Premises (Or such additional time as may be necessary under applicable Laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. If a lien is recorded against the Building, Premises or Project relating to any work performed by or under Tenant, Tenant shall remove any such lien or encumbrance by bond or otherwise within fifteen (15) days after receipt of written notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to the Project, Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Project, Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord’s option shall attach only against Tenant’s interest in the Premises and shall in all respects be subordinate to Landlord’s title to the Project, Building and Premises. ARTICLE 10 INSURANCE 10.1 Indemnification and Waiver. Tenant hereby assumes all risk ofdamage to property or injury to persons in, upon or about the Premises from any cause whatsoever (other than Landlord’s gross negligence or willful misconduct) and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, and employees (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant, except to the extent due to Landlord’s gross negligence or willful misconduct. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all losses, costs, damages, expenses and liabilities (including without limitation court costs and reasonable attorneys’ fees) incurred in connection with or arising from any cause in, on or about the Premises, any violation of any of any applicable Laws, any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or the Tenant Parties, in, on or about the Project or any breach of the terms of this Lease by Tenant, either prior to, during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of the Landlord Parties. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy of the Premises, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as appraisers’, accountants’ and attorneys’ fees, further, Tenant’s agreement to indemnify Landlord pursuant to this Section 10.1 is not intended to and shall not relieve any insurance carrier of its obligations under policies required to be earned by Tenant pursuant to the provisions of this Lease, to the extent such policies cover the matters subject to Tenant’s indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination. Subject to Section 10.5 below, Landlord shall indemnify, defend, protect, and hold harmless Tenant and the Tenant Parties from any and all losses, costs, damages, expenses and liabilities (including, without limitation, court costs and reasonable attorneys’ fees) incurred in connection with or arising from any accident, injury or damage to any person or the property of any person (i) in or about the Common Areas (specifically excluding the Premises) to the extent attributable to the negligence or willful misconduct of Landlord or the Landlord Parties and (ii) in or about the Premises to the extent attributable to the gross negligence or willful misconduct of Landlord or the Landlord Parties, provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of the Tenant Parties. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy of the Premises, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as appraisers’, accountants’ and attorneys’ fees, further, Landlord’s agreement to indemnify Tenant pursuant to this Section 10.1 is not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Landlord pursuant to the provisions of this Lease, to the extent such policies cover the matters subject to Landlord’s indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination. 10.2 Tenant’s Compliance with Landlord’s Fire and Casualty Insurance. Tenant shall, at Tenant’s expense, comply with all customary insurance company requirements pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body. 10.3 Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts. 10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant’s operations, and contractual liabilities (covering the performance by Tenant of its indemnity agreements) including a Broad form 1049651.11/sf 373398-00076/i t-13-17/arb/jlI 18 Recursion Pharmaceuticals, Inc.

DocuSign Envelope ID: D1F7393F-D384-4DF7-AA06-1B9C94211CDA

endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than:

Bodily Injury and Property Damage Liability	$2,000,000 each occurrence $3,000,000 annual aggregate
Personal Injury Liability	$2,000,000 each occurrence $3,000,000 annual aggregate 0% Insured's participation

10.3.2 Special Form (Causes of Loss) Property Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the "Tenant Improvements," as that term is defined in Section 2.1 of the Tenant Work Letter, and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the "**Original Improvements**"), and (iii) all Alterations. Such insurance shall be for the full replacement cost (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year.

10.3.3 Worker's Compensation and Employer's Liability or other similar insurance pursuant to all applicable state and local statutes and regulations.

10.3.4 Business interruption, loss-of-income and extra expense insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against and payable to Landlord, insuring the loss of the full rent for up to twelve (12) months.

10.4 **Form of Policies.** The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, Landlord's lender, and any other party the Landlord so specifies, as an additional insured, including Landlord's managing agent, if any; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-:VIII in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of Utah; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) be in form and content reasonably acceptable to Landlord; and (vi) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord; and (vii) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee of Landlord. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

10.5 **Subrogation.** Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such loss is the result of a risk insurable under the policies of property damage insurance which such party was required to maintain under this Lease (whether or not such party actually maintained the same), or which such party actually maintains at the time of such property loss. Notwithstanding anything to the contrary in this Lease, the parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.

10.6 **Additional Insurance Obligations.** Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord.

10.7 **Landlord's Insurance Obligations**. Landlord shall maintain comprehensive public liability insurance coverage against claims for personal injury, death, or property damage resulting from any act or omission of Landlord occurring in or upon the Building, Premises, the Common Areas and the Project with a combined single limit for bodily injury and property damage of not less than $1,000,000 per occurrence and $2,000,000 in the aggregate, and at least a $5,000,000 umbrella. Landlord shall procure and maintain, throughout the Term of this Lease, a policy or policies of "all risk" and/or other comparable hazard and casualty property insurance, insuring the Building and the Project against loss by fire or, as determined by Landlord, other casualties in an amount equal to the replacement cost basis for the full insurable valuable of the Project. Landlord shall also carry rental loss insurance insuring the loss of all Rent required to be paid by Tenant hereunder for up to twelve (12) months. In addition, property insurance coverage will be maintained by Landlord upon the Building and the Project, inclusive of the Premises. In no event shall any such insurance requirement be deemed to constitute an obligation by

1049651.11/SF
373398-00076/11-13-17/arb/jll

-19-

Recursion Pharmaceuticals, Inc.

DocuSign Envelope ID: Dl F7393F-D384-4DF7-M06-1 B9C9421 1 CDA Land’ord to provide insurance coverage beyond the scope of that required hereunder or, if a coverage amount is not specified herein, coverage amounts in excess of those customarily maintained by owners of similarly configured office buildings situated in Salt Lake County, Utah. Without limiting the foregoing, Landlord also shall, at all times during the Lease Term, procure and maintain any insurance required by Law for the protection of employees of Landlord working in or around the Project (including, without limitation, worker’s compensation insurance) with no less than the minimum limits required by Law. ARTICLE 11 DAMAGE AND DESTRUCTION 1 1 . I Repair of Damage to Premises by Land]ord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. Ifthc Premises or any Common Areas serving or providing access to the Premises is damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article I 1 , restore the Base Building and such Common Areas. Such restoration shall be to substantially the same condition ofthe Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other applicable Laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, provided that Tenant’s access to and use of the Premises and any common restrooms serving the Premises shall not be materially impaired. If the Premises are damaged and Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided in Section 11.2 below, Landlord shall provide to Tenant as soon as reasonably practicable, but in no event later than forty-five (45) days after the occurrence of such damage, the reasonable estimate of Landlord’s architect or contractor of the estimated time required to complete the requisite repairs (the “Landlord Repair Notice”). If such repairs cannot, according to the Landlord Repair Notice, be completed within two hundred seventy (270) days from the date of such damage or ninety (90) days after the date on which such damage occurs if such damage occurs within the last twelve (12) months of the Lease Term, Tenant may elect to terminate this Lease by written notice to Landlord given within thirty (30) days after Tenant receive the Landlord Repair Notice, with such termination effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant. If neither Landlord nor Tenant elect to terminate this Lease pursuant to a termination right provided in this Article 11, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.3 of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord within thirty (30) days of Landlord’s written request therefor, together with reasonable documentation of such expenses. Except to the extent due to Landlord’s gross negligence or intentional act or omission, Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided, however, that if such fire or other casualty shall have damaged the Premises or portions of the Common Areas necessary to Tenant’s occupancy, Landlord shall allow Tenant a proportionate abatement of Base Rent and Tenant’s Share of increases in Direct Expenses during the time and to the extent the Premises arc unfit for occupancy for the Permitted Use, and not occupied by Tenant as a result thereof, provided, further, however, that if the damage or destruction is due to the negligence or willful misconduct of Tenant or any of its agents, employees, contractors, invitees or guests, Tenant shall be responsible for any reasonable, applicable insurance deductible (which shall be payable to Landlord upon demand) and there shall be no rent abatement. 11.2 Landlord’s Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rcbtiild and/or restore the Premises, Building an&or Project, and instead terminate this Lease, by notifiing Tenant in writing of such termination within forty-five (45) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building is damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (1) in the reasonable judgment of Landlord’s architect or general contractor, such repairs cannot reasonably be completed within two hundred fifty (250) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the cost to repair such damage exceeds the amount of insurance proceeds available to Landlord under the insurance policies Landlord is required to carry under Section 10.7 of this Lease or otherwise by at least five percent (5%) of the replacement cost of the Building (excluding any applicable deductible amount) for reasons beyond Landlord’s control (excluding Landlord’s failure to carry such insurance policies); or (iv) the damage occurs during the last twelve (12) months of the Lease Term. 11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of Utah with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project. 1049651.11/SF 373390-00076/1 I.13-17/arb/jll 20 Recursion Pharmaceuticals, Inc.

DocuSign Envelope ID: D 1 F7393F-D384-4DF7-M06-1 B9C9421 1 CDA ARTICLE 12 NONWAIVER No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment. ARTICLE 13 CONDEMNATION If the whole of the Premises is taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if Landlord grants a deed or other instrument in lieu of such taking by eminent domain or condemnation for such taking, this Lease shall automatically terminate as of the date possession is required to be surrendered to the authority. If part, but not all, of the Premise, Building, or Ptoject is taken, either Party may terminate as set forth in this Article 13. If more than twenty-five percent (25%) of the rentable square feet of the Premises, or any material part of the Building (excluding the Premises) shall be so taken, or if any adjacent property or street shall be so taken, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of more than twenty-five percent (25%) of the Building, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If more (i) than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or (ii) a material part of the Project outside of the Premises is taken and as a result thereof, Tenant will not have reasonable access to the Premises or to sufficient off-street parking for Tenant’s use of the Premises, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Base Rent and Tenant’s Share of Direct Expenses shall be proportionately abated. This Article 13 shall be Tenant’s sole and exclusive remedy in the event of any taking and Tenant hereby waives any rights and the benefits of any statute granting Tenant specific rights in the event of a taking which are inconsistent with the provisions of this Article 13. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking. ARTICLE 14 ASSIGNMENT AND SUBLETTING 14.1 Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and an executed copy of all documentation effectuating the proposed Transfer, including all operative documents to evidence such Transfer and all agreements incidental or related to such Transfer, provided that Landlord shall have the right to require Tenant to utilize Landlord’s standard Transfer documents in connection with the documentation of such Transfer, 1049651.1 1/SF 373398-00076/i i-i3-i7/arb/jll 21 Recursion Pharmaceuticuls. Inc.

DocuSign Envelope ID: D 1 F7393F-D384-4DF7-AAO6-1 B9C9421 1 CDA and provided further that the terms of the proposed Transfer shall provide that such proposed Transferee shall not be permitted to further assign or sublease its interest in the Subject Space and/or Lease, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space and (v) an executed estoppel certificate from Tenant stating the information set forth in items (a) through (d) in Article 1 7 below. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Land)ords option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s (or Landlord’s property manager’s) review and processing fees (which currently equal $1,500.00 for each proposed Transfer), as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord (or Landlord’s property manager), within thirty (30) days after written request by Landlord; provided that Tenant’s reimbursement for Landlord’s fees pursuant to this sentence shall not exceed $5,000.00 in connection with any one Transfer. 14.2 Landlord’s Consent. Notwithstanding anything to the contrary herein, Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply: 14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project; 14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease; 14.2.3 The Transferee is either a governmental agency or instrumentality thereof; 14.2.4 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested; 14.2.5 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease; 14.2.6 The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right); 14.2.7 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, or (ii) is negotiating with Landlord (which for purposes of this item (ii) and (iii), below, shall be evidenced by the transmittal of one or more letters of intent, draft proposals or lease documents by such Transferee to Landlord or Landlord to such Transferee) to lease space in the Project at such time, or (iii) has actively negotiated with Landlord to lease space within the Project during the six (6)-month period immediately preceding the Transfer Notice (with “actively negotiated” meaning, at least, written correspondence and negotiation for the lease of space within the Project, but excluding, without more, the mere delivery of leasing or property information relating to the Project); provided, however, that Landlord shall not unreasonably withhold, condition or delay its consent to an assignment of this Lease or a sublease of the Premises to a proposed assignee or subtenant under the foregoing portion of this subsection (iii) if Landlord is not willing and able to accommodate the space needs of such assignee or subtenant within the Project, and Tenant is able to do so by such assignment or sublease; 14.2.8 The Transferee does not intend to occupy the entire Subject Space and conduct its business therefrom for a substantial portion of the term of the Transfer; or 14.2.9 The portion of the Premises to be sublet or assigned is irregular in shape with inadequate means of ingress and/or egress. Notwithstanding anything to the contrary contained herein, in no event shall Tenant enter into any Transfer for the possession, use, occupancy or utilization (collectively, “use”) of the part of the Premises which (i) provides for a rental or other payment for such use based in whole or in part on the income or profits derived by any person from the Premises (other than an amount based on a fixed percentage or percentages of gross receipts or sales), and Tenant agrees that all Transfers of any part of the Premises shall provide that the person having an interest in the use of the Premises shall not enter into any lease or sublease which provides for a rental or other payment for such use based in whole or in part on the income or profits derived by any person from the Premises (other than an amount based on a fixed percentage or percentages of gross receipts of sales), or (ii) would cause any portion of the amounts payable to Landlord hereunder to not constitute “rents from real property” within the meaning of Section 512(b)(3) of the Internal Revenue Code of 1986, and any such purported Transfer shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises. If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may enter into such Transfer of the 1049651.11/sf 373398-00076/I1-13.17/arb/jlI 22 Recursion Pharmaceuticals, Inc.

DocuSign Envelope ID: D 1 F7393F-D384-4DF7-AAO6-J B9C9421 I CDA Subject Space, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant’s original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalfand, to the extent permitted under all applicable Laws, on behalfofthe proposed Transferee. 14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee in any particular calendar month, which amount shall be paid to Landlord immediately following Tenant’s receipt of the same. “Transfer Premium” shall mean all rent, additional rent or other consideration (including, without limitation, key money, bonus money or other cash consideration but excluding any payment for assets, inventory, equipment or furniture transferred by Tenant to Transferee in connection with such Transfer) payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, and (ii) any market rate, third party brokerage commissions incurred in connection with the Transfer (collectively, the “Subleasing Costs”); provided, however, that if, at the time of any such sublease or assignment, Landlord determines that the foregoing “Transfer Premium” formula may result in the receipt by Landlord of amounts that the Landlord may not be permitted to receive pursuant to any requirements, obligation or understanding applicable to Landlord, the parties agree to enter into an amendment to this Lease which revises the “Transfer Premium” formula in a manner that (x) is mutually agreed to by the parties and (y) does not result in any material increase in the expected costs or benefits to either party under this Section 14.3. 14.4 Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice, to recapture the Subject Space for the remainder of the Lease Term. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer (or at Landlord’s option, shall cause the Transfer to be made to Landlord or its agent, in which case the parties shall execute the Transfer documentation promptly thereafter); provided, however, Tenant may, within ten (10) business days after receipt of Landlord’s notice of intent to recapture the Subject Space, withdraw its request for consent to the Transfer if the Subject Space is less than all or substantially all of the Premises. In that event, Landlord’s election to terminate this Lease as to the Subject Space shall be null and void and of no force and effect. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Base Rent and Tenant’s Share of increases in Direct Expenses reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of this Article t4. 14.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. In no event shall any Transferee assign, sublease or otherwise encumber its interest in this Lease or further sublet any portion of the Subject Space, or otherwise suffer or permit any portion of the Subject Space to be used or occupied by others, except in accordance with this Section 14. Landlord or its authorized representatives shall have the right at all reasonable times during normal business hours, but not more than once for each Transfer, to audit the books, records and papers of Tenant relating to any Transfer. Landlord agrees to and shall keep and maintain the books, records, and papers of Tenant strictly confidential and shall not disclose such confidential information to any person or entity other than Landlord’s financial or legal consultants or Landlord’s mortgagee. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than five percent (5%), Tenant shall pay Landlord’s reasonable costs of such audit. 14.6 Additional Transfers, for purposes of this Lease, the term “Transfer” shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the 1049651.11/sf 373398-00076/1 l-13.17/arb/jll 23 Recursion Pharmaceuticals. Inc.

DocuSign Envelope ID: D 1 F7393F-D384-4DF7-M06-1 89C9421 1 CDA counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason ofgift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period. 14.7 Non-Transfers. Notwithstanding anything to the contrary contained in this Article 14 and so long as any such Permitted Non-Transfer (as defined herein) is not a subterfuge by Tenant to avoid its obligations under this Lease, any of the following transfers shall not be deemed a Transfer under this Article 14 (each of which are hereinafter referred to as a “Permitted Non-Transfer and any such assignee or sublessee pursuant to a Permitted Non-Transfer hereinafter referred to as a “Permitted Non-Transferee’): (i) an assignment of Tenant’s interest in this Lease, or a subletting of all or a portion of the Premises, to an affiliate of Tenant (i.e., an entity which is controlled by, controls, or is under common control with, Tenant) or any parent of Tenant, (ii) an assignment of Tenants interest in this Lease to an entity which acquires all or substantially all of the assets of Tenant, (iii) an assignment of Tenant’s interest in this Lease to an entity which is the resulting entity of a stock acquisition, merger or consolidation of Tenant during the Lease Term; (iv) any sale of stock for capital raising purposes in which Tenant is the surviving corporation, or the sale of stock or other equity interests in Tenant on a public stock exchange (e.g., NYSE or NASDAQ), whether in connection with an initial public offering or thereafter; (v) or any merger effected exclusively to change the domicile of Tenant; or (vi) any assignment of Tenants’ interest in the Lease in connection with any financing or refinancing of Tenant’s business, whether such financing or refinancing takes the form of debt or equity investments through publicly or privately traded equity or any other form, including, without limitation, any transaction whereby an equity investor directly or indirectly provides financing or refinancing for Tenant andlor purchases ownership interests of Tenant, its parent or any affiliate of Tenant. Each Permitted Non-Transferee shall have a valuation immediately following such transaction that (A) is the greater of (1) the valuation of Tenant immediately prior to such Permitted Non-Transfer or (2) the valuation of Original Tenant on the date of this Lease, and (B) is otherwise reasonably sufficient to satisfy the financial obligations under this Lease or sublease, as the case may be. for each Permitted Non-Transfer, Tenant shall notify Landlord of the same and promptly supply Landlord with any commercially reasonable documents or information reasonably requested by Landlord regarding such Permitted Non-Transfer or such Permitted Non-Transferee. An assignee of Original Tenant’s entire interest in this Lease which assignee is a Permitted Non-Transferee may also be referred to herein as a “Non-Transferee Assignee.” As used in this Section 14.7, “control” shall mean the ownership, directly or indirectly, of at least fifty- one percent (5 1%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (5 1%) of the voting interest in, any person or entity. 14.8 Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any such Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease, Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in- fact, to direct any Transferee to make all payments under or in connection with such Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment of Tenant’s interest in this Lease, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer. ARTICLE 15 SURRENDER Of PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES 15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys arc thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies. 15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions, cabling installed 1049651.11/sf 373398-00076/1t-13-17/arb/jlI 24 Recursion Pharmaceuticals, Inc.

DocuSign Envelope ID: D 1 F7393F-D384-4DF7-AAO6-1 B9C9421 1 CDA by or at the request of Tenant that is not contained in protective conduit or metal raceway and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal. ARTICLE 16 HOLDING OVER If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to the product of 150% of the Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. for purposes of this Article 16, a holding over shall include Tenant’s remaining in the Premises after the expiration or earlier termination of the Lease Term, as required pursuant to the terms of this Lease or the Tenant Work Letter, to remove any Alterations or Above Building Standard Tenant Improvements located within the Premises and replace the same with Building Standard Tenant Improvements. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all losses, costs (including reasonable attorneys’ fees) and liabilities resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom. ARTICLE 17 ESTOPPEL CERTIFICATES Within fifteen (15) days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate in the form of Exhibit H attached hereto. Any such certificate may be relied upon by any current or prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. At any time during the Lease Term (but in no event more than once during any calendar year except in connection with a sale or refinancing of the Building), Landlord may require Tenant, and to the extent applicable, any guarantor(s), to provide Landlord with a current audited financial statement and audited financial statements of the two (2) years prior to the current financial statement year. Such statements shall be delivered by Tenant and such guarantor(s) to Landlord within thirty (30) days after Landlord’s written request therefor and be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant or such guarantor(s), shall be audited by an independent certified public accountant with copies of the auditor’s statement, reflecting Tenant’s or such guarantor(s)’, as applicable, then-current financial condition in such form and detail as Landlord may reasonably request. Any such financial statements obtained by Landlord shall be kept strictly confidential Tenant and Landlord shall not disclose such confidential information to any person or entity other than Landlord’s financial and legal consultants and Landlord’s mortgagee’s without Tenant’s prior written consent, which may be withheld in Tenant’s sole discretion. At any time and from time to time, in the context of a sale of Tenant’s business or a financing thereof only, and upon not less than fifteen (15) days’ prior notice from Tenant, Landlord shall execute and deliver to Tenant a statement certifying (i) the titles and dates of the documents then comprising this Lease, (ii) the current amounts of and the dates to which the Base Rent and Additional Rent have been paid, (iii) to the best of Landlord’s knowledge that Tenant is not in default under this Lease (or if Tenant is in default, specifying the nature of such default), and (iv) such other information reasonably requested by Tenant for such purposes. The failure of either party and any such guarantor(s) to timely execute, acknowledge and deliver such estoppel certificate shall constitute an acknowledgment by such party and such guarantor(s) that statements included in the estoppel certificate are true and correct, without exception. ARTICLE 1$ SUBORDINATION This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to aftom, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor agrees in writing to accept this Lease and agrees not disturb Tenant’s occupancy, so long as Tenant timely pays the Rent and observes and performs the terms, covenants and conditions of this Lease to be observed 104965 t .11/SF 373398-00076/1 1-13-17/arb/jil —25— Recursion Pharmaceuticals, Inc.

Docusign Envelope ID: Dl F7393F-0384-4DF7-M06-1 B9C9421 1 CDA and performed by Tenant. Landlord’s interest herein may be assigned as security at any time to any henholder. Tenant shall, within fifteen (15) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases so long as Tenants rights under this Lease are not adversely affected thereby. So long as the requirements of this Section arc satisfied, Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale. ARTICLE 19 DEFAULTS; REMEDIES 19.1 Events of Default. The occurrence of any of the following shall constitute a default of this Lease (“Default’) by Tenant: 19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, within five (5) days when due and such failure continues for five (5) days after written notice thereof from Landlord, except that Landlord shall only be required to give one (1) such notice in any calendar year, and after any such notice is given any failure by Tenant in such calendar year to pay any Rent due hereunder within five (5) days when due shall itself constitute a Default, without the requirement of notice from Landlord of such failure; or 19.1.2 Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for twenty (20) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within such 20-day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default, but in no event exceeding a period of time in excess of thirty (30) days after written notice thereof from Landlord to Tenant; or 19.1.3 The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease where such failure continues for more than five (5) business days after notice from Landlord; or 19.1.4 Tenant’s failure to comply with the terms of the Declarations within ten (10) days following Tenant’s receipt of written notice of such failure; or 19.1.5 To the extent permitted by law, a general assignment by Tenant or any guarantor of this Lease for the benefit of creditors, or the taking of any corporate action in furtherance of bankruptcy or dissolution whether or not there exists any proceeding under an insolvency or bankruptcy law, or the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within thirty (30) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant’s assets located upon the Premises or of Tenant’s interest in this Lease, unless such seizure is discharged within thirty (30) days; or 19.1.6 Tenant’s failure to occupy the Premises for business operations for more than thirty (30) consecutive days at any time during the Lease Term (or any applicable Option Term); or 19.1.7 Tenant’s failure to occupy the Premises within ten (10) business days after the Lease Commencement Date. The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law. 19.2 Remedies Upon Default. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever. 19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following: (i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus 104965 1.11/sf 373398.00076/i i-13-17/arb/jlI 26 Recursion Pharmoceuticals, Inc.

DocuSign Envelope ID: Dl F7393F-D384-4DF7-AAO6-1 B9C9421 1 CDA (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant demonstrates could have been reasonably avoided; plus (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant demonstrates could have been reasonably avoided; plus ( iv) Any other reasonable amount necessary to compensate Landlord for all the detriment proximately caused by Tenants failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, reasonable brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant (whether performed by Landlord or Landlord’s property manager), whether for the same or a different use, and any special concessions made to obtain a new tenant; provided, however, that for purposes of Tenant’s liability under the foregoing portion of this sentence, such costs of reletting and commissions (only) shall be amortized over the initial term of such new lease, with interest thereon at the Interest Rate (as defined below), and Tenant shall be liable only for that portion so amortized falling within the remaining portion of the Term; and (v) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Paragraphs 19.2.1(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Paragraph 19.2.1 (iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). 19.2.2 Terminate Tenant’s right to possess the Premises by any lawful means with or without terminating this Lease, in which event Tenant will immediately surrender possession of the Premises to Landlord within ten (10) days of receipt of written notice from Landlord. In such event, this Lease continues in full force and effect (except for Tenant’s right to possess the Premises) and Tenant continues to be obligated for and must pay all Rent as and when due under this Lease. Unless Landlord specifically states that it is terminating this Lease, Landlord’s termination of Tenant’s nght to possess the Premises is not to be construed as an election by Landlord to terminate this Lease or Tenant’s obligations and liabilities under this Lease. If Landlord terminates Tenant’s right to possess the Premises, Landlord is not obligated to, but upon providing written notice to Tenant, may re-enter the Premises and remove all persons and property from the Premises if Tenant fails to do so within such 10-day period. Landlord may store any property Landlord removes from the Premises in a public warehouse or elsewhere at the cost and for the account of Tenant, and if Tenant fails to pay the storage charges therefor within ten (10) days of Tenant’s receipt of written request therefor, Landlord may deem such property abandoned and cause such property to be sold or otherwise disposed of without further obligation or any accounting to Tenant. Upon such re-entry, Landlord shall, to the extent required by applicable Laws, use commercially reasonable efforts to relet the Premises to a third party or parties for Tenant’s account. Tenant shall be liable to Landlord for all Costs of Re-Letting (as defined below) and shall pay Landlord the same within thirty (30) days after Landlord’s written notice to Tenant. Landlord may relet the Premises for a period shorter or longer than the remaining Lease Term. If Landlord relets all or any part of the Premises, Tenant remains obligated to pay all Rent when due under this Lease; provided that Landlord will, on a monthly basis, credit any Net Re-Letting Proceeds (as defined below) received for the current month against Tenant’s Rent obligation for the next succeeding month. If the Net Re-Letting Proceeds received for any month exceeds Tenant’s Rent obligation for the succeeding month, Landlord may retain the surplus. As used herein, “Net Re-Letting Proceeds” shall mean the total amount of rent and other consideration paid by any Replacement Tenants (as defined below), less all Costs of Re-Letting, during a given period of time. “Costs of Re- Letting” shall include without limitation, all commercially reasonable costs and expenses incurred by Landlord for any repairs, maintenance, changes, alterations and improvements to the Premises, brokerage commissions, advertising costs, attorneys’ fees, any reasonable and customary free rent periods or credits, tenant improvement allowances, take-over lease obligations and other reasonable and customary economic incentives required to enter leases with Replacement Tenants. “Replacement Tenants” shall mean any individual, trust, partnership, company, joint venture, association, corporation, or any other entity to whom Landlord relets the Premises or any portion thereof pursuant to this Section 19.2.2. 19.3 Form of Payment After Default. Following the occurrence of an event of default by Tenant, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether to cure the default in question or otherwise, be paid in the form of cash, money order, cashier’s or certified check drawn on an institution acceptable to Landlord, or by other commercially reasonable means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form. 19.4 Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease. 1049651.11/SF 373398-00076/1 1-13-I 7/arb/jll 27 Recursion Pharmaceuticals. Inc.

DocuSign Envelope ID: D 1 F7393F-D384-4DF7-M06-1 B9C9421 1 CDA I 9.5 Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article I 9, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlords sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder. 19.6 Landlord’s Default/Tenant’s Remedies. Upon the occurrence of any failure by Landlord to observe or perform any term, covenant or condition of this Lease to be observed or performed by Landlord, if such failure shall continue for thirty (3 0) days after receipt of written notice thereof to Landlord, Landlord shall be in default under this Lease; provided, however, that if the nature of the default is such that the same cannot be reasonably cured within said thirty (30) day period, Landlord shall not be in default hereunder if Landlord shall within such period commence such cure and shall thereafter diligently prosecute the same to completion; provided that, if longer than ninety (90) days, Landlord shall notify Tenant of the reasons for such extended time period and ofthc projected completion date. 19.7 Remedies Generally. Except as otherwise specified in this Lease, Landlord’s remedies and Tenant’s remedies set forth in this Lease shall not be exclusive, but shall be cumulative and shall be in addition to, and not in lieu of, any other remedies now or hereafter allowed by law or in equity, including, without limitation, injunctive relief, specific performance and consequential damages. Notwithstanding anything to the contrary herein, in the event of a default by Tenant, Landlord shall use its commercially reasonable efforts to mitigate its damages in accordance with applicable Laws; provided that those efforts shall not require Landlord to relet the Premises in preference to any other space in the Project, relet the Premises to any party that Landlord could reasonably reject as a transferee pursuant to Article 14, or incur any out-of-pocket construction costs or brokerage commissions in connection with such efforts (other than such costs that amortize over the term of a new lease for the Premises). ARTICLE 20 COVENANT OF QUIET ENJOYMENT Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof, without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied. ARTICLE 21 LETTER OF CREDIT 21.1 Delivery of Letter of Credit. Tenant shall deliver to Landlord, within ninety (90) days of the Effective Date, an unconditional, clean, irrevocable letter of credit (the “L-C”) in the amount set forth in Section 7 of the Summary (the “L-C Amount”), which L-C shall be issued by either Silicon Valley Bank, a subsidiary of SVB Financial Group; Pacific Western Bank or an affiliate or division thereof or a money-center, solvent and nationally recognized bank (a bank which accepts deposits, maintains accounts, has a local office in Salt Lake City, Utah that will negotiate a letter of credit, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord (such approved, issuing bank being referred to herein as the “Bank”), which Bank must have a short term Fitch Rating which is not less than “Fl “, and a long term Fitch Rating which is not less than “A” (or in the event such Fitch Ratings are no longer available, a comparable rating from Standard and Poor’s Professional Rating Service or Moody’s Professional Rating Service) (collectively, the “Bank’s Credit Rating Threshold”), and which L-C shall be in the form of Exhibit attached hereto. Tenant shall pay all expenses, points andlor fees incurred by Tenant in obtaining the L-C. The I-C shall (i) be “callable” at sight, irrevocable and unconditional, (ii) be maintained in effect, whether through renewal or extension, for the period commencing on the date of this Lease and continuing until the date (the “L-C Expiration Date”) that is no less than one hundred twenty (120) days after the expiration of the Lease Term, as the same may be extended, and Tenant shall deliver a new L-C or certificate of renewal or extension to Landlord at least sixty (60) days prior to the expiration of the L-C then held by Landlord, without any action whatsoever on the part of Landlord, (iii) be fully assignable by Landlord, its successors and assigns, (iv) permit partial draws and multiple presentations and drawings, and (v) be otherwise subject to the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L-C if any of the following shall have occurred or be applicable: (A) such amount is due to Landlord under the terms and conditions of this Lease (following the expiration of all applicable payment and default cure periods) or (B) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), or (C) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (D) the Bank has notified Landlord that the L-C will not be renewed or extended through the L-C Expiration Date, or (E) Tenant is placed into receivership or conservatorship, or becomes subject to similar proceedings under Federal or State law, or (F) Tenant executes an assignment for the benefit of creditors, or (G) if (1) any of the Bank’s Fitch Ratings (or other comparable ratings to the extent the Fitch Ratings are no longer available) have been reduced below the Bank’s Credit Rating Threshold, or (2) there is otherwise a material adverse change in the financial condition of the Bank, and Tenant has failed to provide Landlord with a replacement letter of credit within thirty (30) days following receipt of Landlord’s written request therefor, conforming in all respects to the requirements of this Article 21 (including, but not limited to, the requirements placed on the issuing Bank more particularly set forth in this 1049651.11/Sf 373398-00076/I 1-13-17/orb/ill 28 Recursion Pharmaceuticals, Inc.

DocuSign Envelope ID: D 1 F7393F-D384-4DF7-M06-1 B9C9421 1 CDA Section 21.1 above), in the amount ofthc applicable L-C Amount, within ten (10) days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) (each of the foregoing being an “L-C Draw Event”). The I-C shall be honored by the Bank regardless of whether Tenant disputes Landlord’s right to draw upon the L-C. In addition, in the event the Bank is placed into receivership or conservatorship by the federal Deposit Insurance Corporation or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said L-C shall be deemed to fail to meet the requirements ofthis Article 21, and, within ten (10) days following Landlord’s notice to Tenant of such receivership or conservatorship (the “L-C FDIC Replacement Notice”), Tenant shall replace such L-C with a substitute letter of credit from a different issuer (which issuer shall meet or exceed the Bank’s Credit Rating Threshold and shall otherwise be acceptable to Landlord in its reasonable discretion) and that complies in all respects with the requirements of this Article 2 1 . If Tenant fails to replace such L-C with such conforming, substitute letter of credit pursuant to the terms and conditions of this Section 2 1 . 1 , then, notwithstanding anything in this Lease to the contrary, Landlord shall have the right to declare Tenant in default of this Lease for which there shall be no notice or grace or cure periods being applicable thereto (other than the aforesaid ten (10) day period). Tenant shall be responsible for the payment of any and all costs incurred with the review of any replacement L-C (including without limitation Landlord’s reasonable attorneys’ fees), which replacement is required pursuant to this Section or is othen’ise requested by Tenant. Notwithstanding anything to the contrary contained in this Lease, Landlord shall not be required to disburse any portion of the Tenant Improvement Allowance to Tenant until Tenant has provided Landlord with the L-C described in this Article 21. 21.2 Application of I-C. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the L-C upon the occurrence of any L-C Draw Event. In the event of any L-C Draw Event, Landlord may, but without obligation to do so, and without notice to Tenant, draw upon the L-C, in part or in whole, to cure any such L-C Draw Event and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant’s breach or default of the Lease or other L-C Draw Event and/or to compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, subject to the provisions of Article 19 hereof. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable Laws, it being intended that Landlord shall not first be required to proceed against the L-C, and such L-C shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. No condition or term of this Lease shall be deemed to render the L-C conditional to justif’ the issuer of the L-C in failing to honor a drawing upon such L-C in a timely manner. Tenant agrees and acknowledges that (i) the L-C constitutes a separate and independent contract between Landlord and the Bank, (ii) Tenant is not a third party beneficiary of such contract, (iii) Tenant has no property interest whatsoever in the L-C or the proceeds thereof, and (iv) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, Tenant is placed into receivership or conservatorship, and/or there is an event of a receivership, conservatorship or a bankruptcy filing by, or on behalf of, Tenant, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the L-C and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise. In the event of an assignment by Tenant of its interest in this Lease (and irrespective of whether Landlord’s consent is required for such assignment), the acceptance of any replacement or substitute L-C by Landlord from the assignee shall be subject to Landlord’s prior written approval, in Landlord’s reasonable discretion, and the actual and reasonable attorney’s fees incurred by Landlord in connection with such determination shall be payable by Tenant to Landlord within ten (10) days of billing. 21.3 L-C Amount; Maintenance of L-C by Tenant. If, as a result of any drawing by Landlord of all or any portion of the L-C, the amount of the L-C shall be less than the L-C Amount, Tenant shall, within five (5) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this Article 21. Tenant further covenants and warrants that it will neither assign nor encumber the L-C or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the L-C expires earlier than the L-C Expiration Date, Landlord will accept a renewal thereof (such renewal letter of credit to be in effect and delivered to Landlord, as applicable, not later than ninety (90) days prior to the expiration of the L-C), which shall be irrevocable and automatically renewable as above provided through the L-C Expiration Date upon the same terms as the expiring L-C or such other terms as may be acceptable to Landlord in its sole discretion. If the L-C is not timely renewed, or if Tenant fails to maintain the L-C in the amount and in accordance with the terms set forth in this Article 21, Landlord shall have the right to present the L-C to the Bank in accordance with the terms of this Article 21, and the proceeds of the L-C may be applied by Landlord against any rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease. In the event Landlord elects to exercise its rights under the preceding sentence, (x) any unused proceeds shall constitute the property of Landlord (and not Tenant’s property or, in the event of a receivership, conservatorship, or a bankruptcy filing by Tenant, property of such receivership, conservatorship or Tenant’s bankruptcy estate) and need not be segregated from Landlord’s other assets, and (y) Landlord agrees to pay to Tenant within thirty (30) days after the L-C Expiration Date the amount of any proceeds of the L-C received by Landlord and not applied against any rent payable by Tenant under this Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under this Lease; provided, however, that if prior to the L-C Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused L-C proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed. 1049651.11/SF 373398-00076/i 1-13-I7/arb/jH —29— Recursion Pharmaceuticals, Inc.

DocuSign Envelope ID: D 1 F7393F-D384-4DF7-AAO6-1 B9C9421 1 CDA 2 1 .4 Transfer and Encumbrance. The L-C shall also provide that Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the L-C to another party, person or entity, regardless of whether or not such transfer is from or as a part of the assignment by Landlord of its rights and interests in and to this Lease. In the event of a transfer of Landlord’s interest in under this Lease, Landlord shall transfer the L-C, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereofshall apply to every transfer or assignment of the whole of said L-C to a new landlord. In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer and, Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith. 21.5 L-C Not a Security Deposit. Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the L-C or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any law applicable to security deposits in the commercial context (the “Security Deposit Laws’), (2) acknowledge and agree that the L-C (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (c) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws. Tenant hereby irrevocably waives and relinquishes any statue, and all other provisions of law, now or hereafter in effect, which (x) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (y) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Article 21 and/or those sums reasonably necessary to (a) compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease, including any damages Landlord suffers following termination of this Lease, and/or (b) compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease. 21.6 Non-Interference By Tenant. Subject to the provisions of Sections 21.1 and 21.8, Tenant agrees not to interfere in any way with any payment to Landlord of the proceeds of the L-C, either prior to or following a “draw” by Landlord of all or any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw down all or any portion of the L-C. No condition or term of this Lease shall be deemed to render the L-C conditional and thereby afford the Bank a justification for failing to honor a drawing upon such L-C in a timely manner. 21.7 Waiver of Certain Relief. Tenant unconditionally and irrevocably waives (and as an independent covenant hereunder, covenants not to assert) any right to claim or obtain any of the following relief in connection with the L-C: 21.7.1 A temporary restraining order, temporary injunction, permanent injunction, or other order that would prevent, restrain or restrict the presentment of sight drafts drawn under any L-C or the Bank’s honoring or payment of sight draft(s); or 21.7.2 Any attachment, garnishment, or levy in any manner upon either the proceeds of any L-C or the obligations of the Bank (either before or after the presentment to the Bank of sight drafts drawn under such L-C) based on any theory whatever. 21.8 Remedy for Improper Drafts. Tenant’s sole remedy in connection with the improper presentment or payment of sight drafts drawn under any L-C shall be the right to obtain from Landlord a refund of the amount of any sight draft(s) that were improperly presented or the proceeds of which were misapplied, together with interest at the Interest Rate and reasonable actual costs incurred by Tenant, including, without limitation, attorneys’ fees, within ten (10) days of Tenant’s demand therefor, provided that at the time of such refund, Tenant increases the amount of such L-C to the amount (if any) then required under the applicable provisions of this Lease. Tenant acknowledges that the presentment of sight drafts drawn under any L-C, or the Bank’s payment of sight drafts drawn under such I-C, could not under any circumstances cause Tenant injury that could not be remedied by an award of money damages, and that the recovery of money damages would be an adequate remedy therefor. In the event Tenant shall be entitled to a refund as aforesaid and Landlord shall fail to make such payment within ten (10) business days after demand, Tenant shall have the right to deduct the amount thereof together with interest thereon at the Interest Rate from the next installment(s) of Base Rent. 21.9 Notices to Bank. Tenant shall not request or instruct the Bank of any I-C to refrain from paying sight draft(s) drawn under such L-C. 21.10 Reduction in L-C Amount. Notwithstanding the foregoing, the L-C Amount required hereunder shall reduce to the following amounts on the following dates (each such date, a “Reduction Date”): (1) on the expiration of the thirty-sixth (36th) full calendar month of the Lease Term, the I-C Amount shall reduce to $3,040,705.00; (ii) on the expiration of the forty-eighth (4$th) full calendar month of the Lease Term, the L-C Amount shall reduce to $2,280,529.00; (iii) on the expiration of the sixtieth (60th) full calendar month of the Lease Term, the L-C Amount shall reduce to $1,520,353.00; and (iv) on the expiration of the seventy-second (72’) full calendar month of the Lease Term, the L-C Amount shall reduce to $1,229,271.00; provided, however, that if on or prior to any Reduction Date, a Default by Tenant shall have occurred and remain uncured, the I-C Amount shall not reduce on such date and shall not thereafter reduce until the next Reduction Date if such Default has been cured; provided further that in no event shall the L-C Amount reduce below $1,229,271.00. If Tenant is entitled to any such reduction, then Landlord shall cooperate in a commercially reasonable manner with Tenant upon Tenant’s 1049651.11/SF 373398-00076/I l-13-17/arb/j11 —30— Recursion Phormaceuticals, Inc.

DocuSign Envelope ID: Dl F7393F-D384-4DF7-AAO6-1 B9C9421 1 CDA request to replace or amend the then existing L-C to reflect the reduced L-C Amount. In no event shall any such reduction of the I-C Amount be construed as an admission by Landlord that Tenant has performed all of its covenants and obligations hereunder. ARTICLE 22 INTENTIONALLY OMITTED ARTICLE 23 SIGNS 23.1 full Floors. Subject to Landlords pnor written approval, not to be unreasonably withheld, conditioned or delayed, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, if the Premises comprise an entire floor of the Building, at its sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobby ofthe Premises. 23.2 Multi-Tenant Floors. If other tenants occupy space on the floor on which the Premises is located, Tenant’s identifying signage shall be provided by Landlord, at Tenant’s cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord’s Building standard signage program. 23.3 Building Directory. Tenant shall be entitled, at no charge, to one line on the Building directory to display Tenant’s name and location in the Building. The location, quality, design, style, and size of such signage shall be consistent with the Landlord’s Building standard signage program. Any changes to Tenant’s directory signage after the initial placement of the same shall be at Tenant’s sole cost and expense. 23.4 Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by LandLord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion. 23.5 Exterior Building Signage. 23.5.1 Subject to the terms of this Section 23.5, as a part of the Tenant Improvements in accordance with terms of the Tenant Work Letter or as Alterations in accordance with Article $ above, Tenant shall have the right to install signage on the exterior of the Building, identifying the name and/or logo of the Original Tenant (i.e., “Recursion Pharmaceuticals”) in the approximate locations shown and as depicted on Exhibit F attached hereto (the ‘Exterior Building Signage”). The graphics, materials, color, design, lettering, size, quality and specifications of the Exterior Building Signage shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. The Exterior Building Signage shall also comply with and be subject to all applicable Laws, including, but not limited to, all requirements of the City of Salt Lake City (“City”) (or other applicable governmental authorities), all applicable Declarations (as defined below), and Landlord’s signage criteria; provided, however, that in no event shall the approval by the City (or other applicable governmental authorities) of the Exterior Building Signage be deemed a condition precedent to the effectiveness of this Lease, and if such approval is not obtained, Landlord’s and Tenant’s other obligations under this Lease shall not be affected thereby. Landlord shall, at no out-of-pocket cost to Landlord, reasonably cooperate with Tenant in obtaining applicable permits from the City in connection with the installation of the Exterior Building Signage. fol]owing the initial construction and installation of the Exterior Building Signage, Tenant shall be entitled to modify the name and/or logo for such signage, at Tenant’s sole cost and expense, to the new name and/or logo adopted by Original Tenant, provided that the new name and/or logo shall not be an Objectionable Name or Logo (defined below). “Objectionable Name or Logo” shall mean any name or logo which relates to an entity which is of a character or reputation, or is associated with a political orientation or faction, which is inconsistent with the quality of the Building as a first-class office building. Tenant shall, at its sole cost and expense, maintain the Exterior Building Signage in good condition and repair. The signage rights granted to Tenant under this Section 23.5 are personal to the Original Tenant and may only be exercised by the Original Tenant (and not any assignee, or any sublessee or other Transferee of the Original Tenant’s interest in this Lease). Notwithstanding anything to the contrary contained in this Section 23.5, in no event shall Tenant have any right to the Exterior Building Signage if the Original Tenant is not leasing and occupying at least 49,586 rentable square feet in the Building (the “Occupancy Threshold”). 23.5.2 Upon the expiration or earlier termination of this Lease or Tenant’s right to possession of the Premises, or the earlier termination of Tenant’s right to the Exterior Building Signage by reason of Tenant’s failure to meet the requirements applicable thereto pursuant to this Section 23.5, or by Landlord’s written notice to Tenant by reason of Tenant’s failure to meet the Occupancy Threshold, Tenant shall remove the Exterior Building Signage, at Tenant’s sole cost and expense and repair and restore to good condition the areas of the Building on which the Exterior Building Signage was located or that was otherwise affected by such signage or the removal thereof, or at Landlord’s election with prior written notice thereof to Tenant, Landlord may perform any such removal and/or repair and restoration and Tenant shall pay Landlord the reasonable cost thereof within thirty (30) days after Landlord’s demand from time to time. ii4965 t.1 1/SF 373398.00076/i 1.13-17/arb/jll 3 1 Recursion Pharmaceuticals, inc.

DocuSign Envelope ID: Dl F7393F-D384-4DF7-M06-1 B9C9421 1 CDA ARTICLE 24 COMPLIANCE WITH LAW Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any applicable Laws. At its sole cost and expense, Tenant shall promptly comply with all such Laws, including, without limitation, the making of any alterations and improvements to the Premises. Notwithstanding the foregoing to the contrary, Landlord shall be responsible, as part of Operating Expenses to the extent permitted under Article 4 above, for making all alterations to the following portions of the Building and Project required by applicable Laws: (1) structural portions of the Premises and Building, but not including Tenant Improvements or any Alterations installed by or at the request of Tenant; and (ii) those portions of the Building and Project located outside the Premises; provided, however, Tenant shall reimburse Landlord (or Landlord’s property manager), within thirty (30) days after invoice, for the reasonable, out-of-pocket costs of any such improvements and alterations and other compliance costs to the extent necessitated by or resulting from (A) any Alterations or Tenant Improvements installed by or on behalf of Tenant, (B) the negligence or willful misconduct of Tenant or any Tenant Parties that is not covered by insurance obtained by Landlord and as to which the waiver of subrogation applies, and/or (C) Tenant’s specific manner of use of the Premises (as distinguished from general office use). ARTICLE 25 LATE CHARGES If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within ten (10) days after said amount is due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within thirty days after that the date they are due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus four (4) percentage points, and (ii) the highest rate permitted by applicable law (the “Interest Rate”). ARTICLE 26 RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT 26.1 Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and, except in case of an emergency, such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder. 26.2 Tenant’s Cure. In the event of any default under this Lease by Landlord as described in Section 19.6 above (for failure to maintain or repair the Building) and such failure materially adversely affects use of or operation of business from the Premises, Tenant shall have the right upon ten (10) days’ prior written notice to Landlord (with a reasonably detailed description of the cure to be undertaken by Tenant by reason of any such default) to cure the default at Landlord’s expense. If, however, Landlord delivers to Tenant, within five (5) days after receipt of Tenant’s notice described in the preceding notice, a written objection to the necessity or scope of Tenant’s intended actions, setting forth with reasonable particularity Landlord’s reasons for its claim that such actions do not need to be taken by Landlord pursuant to this Lease, then Tenant shall not then be entitled to proceed hereunder until such matter is resolved by agreement, mediation, or a court of competent jurisdiction. Notwithstanding the foregoing, any repairs and/or maintenance performed by Tenant pursuant to this Section 26.2 shall be subject to the following: (i) Tenant shall not unreasonably disturb any other tenant of the Project, (ii) affect the safety or structural integrity of the Building, (iii) make any alterations, modifications, or improvements or cause any damage to any part of the Project outside the Premises, or (iv) if Tenant is not the sole tenant of the Building, affect any portion of the Base Building. If Tenant takes any such action, Tenant may use any contractors, subcontractors, materials, mechanics and materialmen Tenant previously used to complete the Tenant Improvements (so long as the same does not void any warranty with respect to the roof of the Building) or such other contractors, subcontractors, materials, mechanics and materialmcn selected by Tenant from a list previously provided and approved by Landlord. If such contractors are unwilling or unable to perform, or timely perform such work, Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in comparable buildings in Salt Lake City, Utah. In such event, to the extent that Tenant pays any sum or incurs any expense in curing the default, Tenant shall provide Landlord with a written statement along with copies of all documentation supporting such costs and the actions taken by Tenant. Within thirty (30) days after receipt of the statement from Tenant, Landlord shall reimburse Tenant for the amount of such payment or expense. If Landlord fails to pay such amount due to Tenant by the due date, interest at the Interest Rate shall accrue on the past due amount from the due date until the date the amount is paid. Nothing herein contained shall relieve Landlord from its obligations hereunder, nor shall this subsection be construed to obligate Tenant to perform Landlord’s repair obligations. 104965 1.11/SF 373398-00076/ii-13-i7/arb/jil 32 Recursion Pharmuceuticals, Inc.

DocuSign Envelope ID: Dl F7393F-D384-4DF7-AAO6-1 B9C9421 1 CDA 26.3 Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord (or Landlord’s property manager), upon delivery by Landlord to Tenant of statements therefor: (1) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26. 1 ; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term. ARTICLE 27 ENTRY BY LANDLORD Landlord (or Landlord’s property manager) reserves the right at all commercially reasonable times and upon providing one (1) business days’ advance notice to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or tenants, or to current or prospective mortgagees, ground or underlying lessors or insurers; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building’s systems and equipment. Notwithstanding anything to the contrary contained in this Article 27, Landlord (or Landlord’s property manager) may enter the Premises at any time to (A) perform services required of Landlord, including janitorial service; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Landlord shall at all times when entering the Premises comply with Tenant’s reasonable safety rules and regulations and laboratory protocols of which Landlord has knowledge of, and, at Tenant’s option, shall be accompanied or escorted by Tenant’s representative at all times when entering the Premises, so long as such representative is made available when Landlord or its agents need to enter the Premises. Subject to the provisions of this Section, Landlord (or Landlords property manager) may make any such entries without the abatement of Rent and may take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. for each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s laboratories, vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein. ARTICLE 28 TENANT PARKING 28.1 Tenant Parking Passes. Tenant shall rent from Landlord, commencing on the Lease Commencement Date, up to the number of parking passes set forth in Section 8 of the Summary, on a monthly basis throughout the Lease Term, which parking passes shall pertain to the those certain portions of the Project parking facility designated by Landlord and shall entitle Tenant and/or its personnel to park one (I) vehicle in one (1) parking space per pass rented. Any such passes for reserved parking spaces shall be at locations in the Project which are described in Exhibit I attached hereto (the “Reserved Parking Area”). Any such passes for unreserved parking spaces shall be on a first-come, first-serve basis. Tenant’s continued right to use the parking passes is conditioned upon Tenant abiding by all reasonable rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located, including any sticker or other identification system established by Landlord (so long as Tenant is provided with at least thirty (30) days’ advance written notice of any such rules and regulations so prescribed and such rules and regulations do not materially interfere with Tenant’s use of or access to the Premises or its rights under this Lease), Tenant’s reasonable cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations. In addition, Tenant shall comply with all applicable Laws. Accordingly, Tenant hereby agrees that Tenant shall not charge its employees for the parking passes utilized by such employees at the Project (notwithstanding any charge which may be imposed upon Tenant for such parking passes pursuant to the terms of this Lease). Landlord shall not reduce or relocate the Reserved Parking Area without Tenant’s advance written consent, which may be granted or withheld in Tenant’s sole discretion. At any time during the Term, Tenant may request additional parking passes for additional reserved parking spaces above the maximum number set forth in Section 8 of the Summary, which Landlord shall provide within thirty (30) days of receipt of Tenant’s request, subject to availability of such additional parking. Tenant shall pay Landlord on a monthly basis the prevailing rate charged from time to time for each month of the Lease Term for each such additional parking pass provided to Tenant pursuant to the provisions hereof. Prior to the expiration of the twenty-fourth (24th) full calendar month of the Lease Term, Tenant shall provide Landlord with at least thirty (30) days prior written notice if Tenant needs additional parking passes (up to the maximum number set forth in Section 8 of the Summary). Notwithstanding anything contained herein to the contrary, commencing on the first day of the twenty-fifth (25”) full calendar month of the Lease Term and continuing thereafter during the Lease Term, Tenant shall be required to take all two hundred eighty-eight (288) 1049651.11/SF 373390.00076/1 i-13-17/arb/jtl 33 Recursion Pharmaceuticals, Inc.

DocuSign Envelope ID: D 1 F7393F-D384-4DF7-AAO6-1 B9C942 1 1 CDA parking passes. Once Tenant has elected to take (or been required to take) any parking passes pursuant to this Article 28, Tenant shall not be permitted to release such parking passes back to Landlord during the Lease Term. 28.2 Other Terms. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily close-offor restrict access to the Project parking facility (for a period oftime not to exceed sixty (60) days) for purposes of permitting or facilitating any such construction, alteration or improvements; provided that if any such alterations or additions will have a material adverse effect on Tenant’s use of or access to the Premises, Landlord shall provide Tenant with at least seven (7) days prior written notice of the same (except in the event of an emergency, in which case prior written notice is not required, but Landlord shall use commercially reasonable efforts to notify Tenant as promptly as possible under the circumstances) and in no event shall any such changes reduce or relocate the Reserved Parking Area or otherwise reduce the number of unreserved parking spaces available to Tenant within the parking garage located below the Building. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to provide any parking, including any failure to provide reserved parking spaces, when such failure is occasioned, in whole or in part, by construction, alteration, improvements, repairs or replacements (subject to the provisions ofthis Section 28.2), by any strike, lockout or other labor trouble, by inability to resolve any dispute with any other party to the Declarations after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause (except to the extent due to Landlord’s gross negligence or willful misconduct); and, subject to the provisions of this Section, such failures shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any parking as set forth in this Article 28 (except to the extent due to Landlord’s gross negligence or willful misconduct). The parking passes rented by Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant’s own personnel, visitors and guests and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval. Tenant may validate visitor parking by such method or methods as may be established from time to time, at the validation rate from time to time generally applicable to visitor parking. 28.3 Parking Procedures. Except with respect to those parking passes which apply to the Reserved Parking Area, the parking passes initially will not be separately identified but will apply to the parking garage located beneath the Building; however Landlord reserves the right in its sole and absolute discretion to separately identify by signs or other markings the area to which Tenant’s parking passes relate within such parking garage. Landlord shall have no obligation to monitor the use of such parking facility, nor shall Landlord be responsible for any loss or damage to any vehicle or other property or for any injury to any person. Tenant’s parking passes shall be used only for parking of automobiles no larger than full size passenger automobiles, sport utility vehicles, vans or pick-up trucks in connection with Tenant’s business operations at the Premises at any time during the hours that Tenant and/or its personnel, visitors or guests are conducting business operations from the Premises, which may include overnight parking and parking on evenings and weekends consistent with Tenant’s business operations, subject to Tenant’s and/or its personnel’s compliance with Landlord’s rules related to such overnight parking. Tenant shall comply with all reasonable rules and regulations which may be prescribed from time to time with respect to parking and/or the parking facilities servicing the Project so long as Tenant receives written notice of such rules and regulations and such rules and regulations are not inconsistent with Tenant’s rights under this Lease. Tenant shall not at any time use more parking spaces in the Project parking facility than the number of parking passes so allocated to Tenant or park its vehicles or the vehicles of others in any portion of the Project parking facility not designated by Landlord as a non-exclusive parking area. If any unauthorized vehicle uses any parking passes allocated to the Reserved Parking Area, Landlord shall, upon notice from Tenant, use commercially reasonable efforts to cause the removal of the same in accordance with Landlord’s rules and regulations with respect to parking. If any person or entity has the exclusive right to use any particular parking space(s) and such parking spaces are so designated by signage or other markings indicating the same, Tenant shall not use such spaces. All trucks (other than pick-up trucks) and delivery vehicles shall be (i) parked at the designated areas of the surface parking lot (which designated areas are subject to change by Landlord at any time), (ii) loaded and unloaded in a manner which does not interfere with the businesses of other occupants of the Project, and (iii) permitted to remain on the Project only so long as is reasonably necessary to complete loading and unloading. In the event Landlord elects in its sole and absolute discretion or is required by any Law or by the Declarations to limit or control parking, whether by validation of parking tickets or any other method of assessment, Tenant agrees to participate in such validation or assessment program under such reasonable rules and regulations as are from time to time established by Landlord so long as Tenant is provided with at least thirty (30) days’ advance written notice of any such changes and such changes do not materially interfere with Tenant’s use of or access to the Premises or its rights under this Lease. 28.4 Parking Fees. Of the parking passes provided to Tenant pursuant to Section 8 of the Summary, the parking fees for one hundred forty-four (144) of such parking passes shall be abated during the initial Lease Term, but excluding any renewal term. With respect to the remaining one hundred forty-four (144) parking passes provided to Tenant pursuant to Section 8 of the Summary, the parking charges for such passes shall be as follows: (1) during the period commencing on the Lease Commencement Date and ending on the expiration of the twenty- fourth (24th) full calendar month of the Lease Term, Tenant shall pay to Landlord on a monthly basis the prevailing rate charged from time to time at the location of such parking passes; (ii) during the period commencing on the first day of the twenty-fifth (25th) full calendar month of the Lease Term and ending on the expiration of the eighty fourth (84th) full calendar month of the Lease Term, the parking fees for parking passes shall be abated; and (iii) commencing on the first day of the eighty-fifth ($5tIt) full calendar month of the Lease Term and continuing thereafter (including during any Option Term), Tenant shall pay to Landlord on a monthly basis the prevailing rate charged from time to time at the location of such parking passes; provided that (A) during the first two (2) years of 104965 1.11/SF 373398.00076/1 1-13-17/arb/jII 34 Recursion Phurmaceuticals, inc.

DocuSign Envelope ID: Dl F7393F-D384-4DF7-M06-1 B9C9421 1 CDA the Lease Term, in no event may parking rates increase by more than five percent (5%) over the parking rates charged during the preceding year, and (B) after the first two (2) years of the Lease Term, the prevailing parking rates charged to Tenant shall not be higher than the prevailing parking rates charged by Landlord to other tenants of the Project. As ofthe date hereof, the prevailing parking rate at the Project is $85.00 per parking pass per month. In addition, Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking passes by Tenant or the use of the parking facility by Tenant. The amount ofparking fees that is abated pursuant to this paragraph is referred to as the ‘Reduced Parking Amount’. Notwithstanding anything to the contrary contained above in Section 28.4, Landlord reserves the right, in its sole and absolute discretion, to elect to pay Tenant the entire Reduced Parking Amount or any such remaining Reduced Parking Amount, as applicable, in cash prior to the scheduled application of the same. If Landlord elects to pay Tenant the Reduced Parking Amount, or any portion thereof, then with respect to those portions of the Reduced Parking Amount that Landlord has so paid, from and after the date thereof, Tenant shall pay to Landlord on a monthly basis the prevailing rate charged from time to time at the location of such parking passes. ARTICLE 29 MISCELLANEOUS PROVISIONS 29.1 Terms Captions. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections. 29.2 Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease. 29.3 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease. 29.4 Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute such commercially reasonable documents are reasonably required therefor, subject to Tenant’s review and approval of the same, and to deliver the same to Landlord within thirty (30) days following a request therefor. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within thirty (30) days following the request therefor. 29.5 Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall be released from all liability under this Lease as long as such transferee assumes in writing the obligations of Landlord hereunder and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord from and after such date, including the retum of any Security Deposit, and Tenant shall attom to such transferee. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder. 29.6 Prohibition Against Recording. Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant. 29.7 Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. 29.8 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant. 29.9 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect. 29.10 Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. 104965 i.iI/5f 373398-00076/i I-i3-i7/arb/jll 35 Recursion Pharmaceuticals, Inc.

DocuSign Envelope ID: Dl F7393F-D384-4DF7-AAO6-1 B9C9421 I CDA 29.1 1 Partial Invalidity. Ifany term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law. 29.12 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount ofany item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more ofthe exhibits attached hereto. 29.13 Limitations on Liability. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to the interest of Landlord in the Building, provided that in no event shall such liability extend to any sales or insurance proceeds received by Landlord or the Landlord Parties in connection with the Project, Building or Premises. In the case ofLandlord and Tenant, no personal liability shall at any time be asserted or enforceable against the Landlord Parties or the Tenant Parties, respectively, on account of any of Landlord’s or Tenant’s respective obligations or actions under this Lease, unless otherwise agreed to in writing by such party. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, members, agents and employees, and their respective partners, heirs, successors and assigns and Tenant’s and the Tenant Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, members, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of either party (if such party is a partnership), member of either party (if such party is a limited liability company), or trustee or beneficiary (if such partner or any partner of such party is a trust), have any liability for the performance of such party’s obligations under this Lease, Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring. 29.14 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. 29.15 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project. 29.16 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, acts of terrorism, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except as to Tenant’s obligations under Articles 5 and 24 of this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure. 29.17 Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease. 29.1$ Notices. All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) transmitted by confirmed electronic mail (except for (i) any notice of default, (ii) any notice required under Section 2.3, (iii) any notice required under Section 2.4, (iv) any notice required under Section 4.6, (v) any notice required under Section 6.3, (vi) any notice required under Article 11, (vii) any notice required under Article 14, (viii) any notice required under Article 19, or (ix) any notice required under Section 26.2), (C) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 9 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth in Section 10 of the Summary, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the electronic mail is transmitted, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made or attempted to be made. If Tenant is notified of the identity and address of Landlord’s mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground 1049651.1 i/sF 373398-00076/1 t-13-17/arb/jlI —36— Recursion Pharmaceuticals, inc.

DocuSign Envelope ID: D1F7393F-D384-4DF7-AA06-1B9C94211CDA

or underlying lessor shall be given a reasonable opportunity to cure such default (not to exceed thirty (30) days beyond any applicable cure period) prior to Tenant's exercising any remedy available to Tenant.

29.19 **Joint and Several.** If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.20 **Authority; Tenant Representation.** If Tenant is a corporation, trust, partnership or limited liability company, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the State of Utah and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. In such event, Tenant shall, within ten (10) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority and, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant's state of formation and (ii) qualification to do business in the State of Utah. Tenant hereby represents to Landlord that neither Tenant nor any members, partners, subpartners, parent organization, affiliate or subsidiary, or their respective officers, directors, contractors, agents, servants, employees, invitees or licensees (collectively, "**Tenant Individuals**"), to Tenant's current actual knowledge, appears on any of the following lists (collectively, "**Government Lists**") maintained by the United States government:

29.20.1 The two (2) lists maintained by the United States Department of Commerce (Denied Persons and Entities; the Denied Persons list can be found at http://www.bis.doc.gov/dpl/thedeniallist.asp; the Entity List can be found at http://www.bis.doc.gov/entities/default.htm);

29.20.2 The list maintained by the United States Department of Treasury (Specially Designated Nationals and Blocked Persons, which can be found at http://www.ustreas.gov/ofac/t11sdn.pdf);

29.20.3 The two (2) lists maintained by the United States Department of State (Terrorist Organizations and Debarred Parties; the State Department List of Terrorists can be found at http://www.state.gov/s/ct/rls/other/des/123085.html; the List of Debarred Parties can be found at http://www.pmddtc.state.gov/compliance/debar.html); and

29.20.4 Any other list of terrorists, terrorist, organizations or narcotics traffickers maintained pursuant to any of the rules and regulations of the Office of Foreign Assets Control, United States Department of Treasury, or by any other government or agency thereof.

29.20.5 Should any Tenant Individuals appear on any Government Lists at any time during the Lease Term, Landlord shall be entitled to terminate this Lease by written notice to Tenant effective as of the date specified in such notice.

29.21 **Attorneys' Fees.** In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys', experts' and arbitrators' fees and costs, incurred by the substantially prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.22 **Governing Law; WAIVER OF TRIAL BY JURY.** This Lease shall be construed and enforced in accordance with the laws of the State of Utah. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN SALT LAKE COUNTY, UTAH, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY UTAH LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

29.23 **Submission of Lease.** Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24 **Brokers.** Landlord and Tenant each hereby represents and warrants to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 11 of the Summary (the "**Brokers**"), and that it knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing in connection with this Lease on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.

1049651.11/SF
373398-00076/11-13-17/arb/jll

-37-

Recursion Pharmaceuticals, Inc.

DocuSign Envelope ID: Dl F7393F-D384-4DF7-AAO6-1 B9C9421 1 CDA 29.25 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord. 29.26 Project or Building Name and Signage. Landlord shall have the right at any time to change the name of the Project and to install, affix and maintain any and all signs on the exterior and on the interior of the Project as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Project or use pictures or illustrations ofthe Project in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned, or delayed. 29.27 Counterparts. This Lease may be executed in counterparts with the same effect as ifboth parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease. 29.28 Confidentiality. Tenant and Landlord acknowledges that the content of this Lease and any related documents, and any documents delivered to the other party in connection with this Lease so identified by such party as confidential, are confidential information. Each party shall keep such confidential information strictly confidential and shall not disclose such confidential information of the other party to any person or entity other than such party’s financial, legal, and space planning consultants without the prior written consent of the other party. 29.29 Transportation Management. Tenant shall fully comply with all present or future government- mandated programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. 29.30 No Violation. Tenant and Landlord each hereby warrants and represents that neither its execution of nor performance under this Lease shall cause such party to be in violation of any agreement, instrument, contract, law, rule or regulation by which such party is bound, and each party shall protect, defend, indemnify and hold the other party harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from such party’s breach of this warranty and representation. 29.31 Communications and Computer Lines. Tenant may at any time install, maintain, replace, remove or usc any communications fiber optics and/or computer wires and cables (collectively, the “Lines”) at, under or through the Project in or serving the Premises, provided that (i) Tenant shall obtain Landlord’s prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord’s reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropnately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit(iv) any new or existing Lines servicing the Premises shall comply with all applicable Laws, (v) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises and repair any damage in connection with such removal, and (vi) Tenant shall pay all costs in connection therewith, including any fees charged by Landlord for Tenant’s use of the Building’s telecommunications capacity in excess of Tenant’s pro rats share thereof. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any applicable Laws or represent a dangerous or potentially dangerous condition. 29.32 Office and Communications Services. 29.32.1 The Provider. Landlord has advised Tenant that certain office and communications services may be offered to tenants of the Building by a concessionaire under contract to Landlord (“Provider”). Tenant may contract with Provider for the provision of any or all of such services on such terms and conditions as Tenant and Provider may agree. Nothing herein shall be construed as requiring Tenant to contract with Provider and Tenant may and reserves the right to contract directly with any such other provider of such services at Tenant’s sole discretion. If any such provider requires the installation of equipment on, in or near the Building in connection with the delivery of services to Tenant, Tenant shall obtain Landlord’s prior written approval, not to be unreasonably withheld, conditioned or delayed, prior to such installation. 29.32.2 Other Terms. Tenant acknowledges and agrees that: (i) Landlord has made no warranty or representation to Tenant with respect to the availability of any such services, or the quality, reliability or suitability thereof; (ii) the Provider is not acting as the agent or representative of Landlord in the provision of such services, and Landlord shall have no liability or responsibility for any failure or inadequacy of such services, or any equipment or facilities used in the furnishing thereof, or any act or omission of Provider, or its agents, employees, representatives, officers or contractors; (iii) Landlord shall have no responsibility or liability for the installation, alteration, repair, maintenance, furnishing, operation, adjustment or removal of any such services, equipment or facilities; and (iv) any contract or other agreement between Tenant and Provider shall be independent of this Lease, the obligations of Tenant hereunder, and the rights of Landlord hereunder, and, without limiting the foregoing, no default or failure of Provider with respect to any such services, equipment or facilities, or under any contract or agreement relating thereto, shall have any effect on this Lease or give to Tenant any offset or defense to the full and 1049651.1 i/SF 373398-00076/1t-i3-i7/arb/jli 38 Recursion Pharmaceuticals, Inc.

DocuSign Envelope ID: D 1 F7393F-D384-4DF7-M06-1 B9C9421 1 CDA timely performance of its obligations hereunder, or entitle Tenant to any abatement of rent or additional tent or any other payment required to be made by Tenant hereunder, or constitute any accrual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord. 29.33 Declarations. This Lease and the terms hereof shall be subject in all respects to the provisions of the Declarations (as defined in Exhibit G attached hereto). Tenant shall comply with all of the terms and conditions of the Declaration of Condominium (as defined below) and the Bylaws of the Block B Condominium Association. Tenant shall not allow or commit any nuisance, waste, unlawful or illegal act upon the Project. Landlord and Tenant acknowledge that (i) the Association (as defined in the Declaration of Condominium) is an intended third party beneficiary of this Lease, (ii) the Association shall have the right to enforce compliance with the Declaration of Condominium and the Bylaws ofthe Block B Condominium Association and to abate any nuisance, waste, unlawful or illegal activity upon the Premises, and (iii) the Association shall be entitled to exercise all ofLandlord’s rights and remedies under this Lease to effect the foregoing. As used herein, the “Declaration of Condominium” means that certain Declaration of Condominium, Gateway Block B Condominium Project, recorded 2/26/2001 as Entry No. 7828971 in Book 8427 at Page 4752 in the official records of Salt Lake County, as amended. 29.34 Building Renovations. It is specifically understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant hereby acknowledges that Landlord may during the Lease Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Project, the Building and/or the Premises including, without limitation, the parking structure, Common Areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (i) installing sprinklers in the Building Common Areas and tenant spaces, (ii) modif’ing the Common Areas and tenant spaces to comply with applicable Laws, including regulations relating to the physically disabled, seismic conditions, and building safety and security, and (iii) installing new floor covering, lighting, and wall coverings in the Building Common Areas, and in connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Project, including portions of the Common Areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent so long as Landlord provides Tenant with seven (7) days’ advance written notice of such work an such work does not materially interfere with Tenant’s business operations or use of, or access to, the Premises. Except to the extent due to Landlord’s gross negligence or willful misconduct, Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations or Landlord’s actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord’s actions. 29.35 Installation of Back-Up Generator. Tenant shall have the right, at Tenant’s sole cost and expense, at any time to install up to two (2) emergency or backup power systems serving the Premises (the “Back Up Generator”). The Back-Up Generator shall be located wholly within the Building andJor on the roof of the Building and/or in the parking garage, in a location reasonably acceptable to Landlord. If Tenant elects to install a Back-Up Generator, then Tenant, at its sole cost and expense, shall perform all work required in connection with such installation (all such work being referred to herein, collectively, as the “Back-Up Generator Alterations”). Tenant shall have the right (but not the obligation) to install a Back-Up Generator concurrently with Tenant’s construction of the Tenant Improvements, in which case, except as otherwise expressly provided in this Section 29.35, the Back-Up Generator Alterations shall be subject to all of the requirements of the Tenant Work Letter. If Tenant elects to install a Back-Up Generator separate and apart from Tenant’s construction of the Tenant Improvements, then, except as otherwise expressly provided in this Section 29.35, the Back-Up Generator Alterations shall be subject to all of the requirements of Article 8. Notwithstanding the foregoing, Landlord shall have the right in any event to review and approve Tenant’s plans and specifications for the Back-Up Generator and the Back-Up Generator Alterations (including, without limitation, the manner in which the Back-Up Generator, and any ventilation and exhaust system shall be installed and the measures that shall be taken to mitigate any vibrations or sound disturbances from the operation of the Back-Up Generator), which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall have the obligation to maintain the Back-Up Generator in good working order and condition and in accordance with all applicable Laws and all permits and approvals of any governmental authorities. Tenant, at its sole cost and expense, shall procure and maintain in full force and effect, a contract (the “Service Contract”) for the service, maintenance, repair and replacement of the Back-Up Generator with an electrical generator service and maintenance contracting firm reasonably acceptable to Landlord. Tenant shall follow all reasonable recommendations of said contractor for the use, maintenance, repair and replacement of the Back-Up Generator. A copy of the then current Service Contract shall be delivered to Landlord annually. Tenant, at its sole cost and expense, shall also procure insurance coverage adequate to cover the full replacement value of the Back-Up Generator. A copy of the then-current insurance certificate shall be delivered to Landlord prior to the installation of the Back-Up Generator and thereafter annually. Tenant shall pay for all electricity and other utilities provided to the Back-Up Generator by separate charge in accordance with Section 4.7 above. Except to the extent due to Landlord’s gross negligence or intentional act or omission, Tenant hereby agrees to indemnify and hold Landlord and all Landlord Parties harmless from all liability, losses, claims, penalties, and expenses, including, without limitation, reasonable attorneys’ fees, resulting from or arising out of Tenant’s connection to, or use or operation, of, the Back-Up Generator. Tenant hereby agrees that Tenant’s use of the Back-Up Generator is at Tenant’s sole risk, and Tenant hereby agrees that Landlord and the Landlord Parties shall not be liable for, and Tenant hereby waives, all claims for loss or damage to Tenant’s business or damage to person or property sustained by Tenant or any Tenant Parties resulting from Tenant’s use of the Back-Up Generator or connection to the same, 104965 i.iIJSf 373398-00076/1 i-i3.i7/arb/jlI 39 Recursion Phonnaceuticals, Inc.

DocuSign Envelope ID: Dl F7393F-D384-4DF7-AAO6-1 B9C9421 1 CDA the failure of the Back-Up Generator to operate properly, or the interruption or cessation of electrical service from the Back-Up Generator, except to the extent due to by Landlords gross negligence or intentional act or omission. 29.36 Landlord’s Representations. In connection with Tenant’s lease of the Premises from Landlord pursuant to the terms hereof, Landlord represents, warrants, and certifies to Tenant that (a) Landlord is the fee owner of Retail Unit 2 and Parking Unit I contained within the Gateway Block B Condominium Project as the same is identified in the Record of Survey Map recorded in Salt Lake County, Utah, on February 26, 2001, as Entry No. 7828970 and in the Declaration of Condominium, together with the undivided ownership interest in said Project’s Common Elements that arc appurtenant to said Unit as more particularly described in the Declaration; (b) no additional approvals of any third party are required under any of the Declarations in connection with the lease of the Premises to Tenant or in connection with Tenant’s completion of the Tenant Improvements (other than any and all building permits and approvals required under applicable Law); (c) Landlord is the “Declarant” under that certain Declaration and Establishment of Protective Covenants, Conditions and Restrictions and Grant of Easements, recorded 12/27/2000 as Entry No. 7787948 in Book 8410 at Page 8311, as amended (the “Master Declaration”), and that, while the proposed use of the Premises as described in Article 5 of this Lease is not expressly permitted by the terms of said Master Declaration, Landlord, both in its capacity as owner of the Building and as Declarant under the Master Declaration, hereby approves of Tenant’s proposed use of the Premises described in Article 5 of this Lease and acknowledges and agrees not to allege that Tenant is violating the terms of the Master Declaration solely as a result of Tenant’s proposed use of the Premises as described in Article 5 of this Lease; (d) the issuance of the parking passes and Tenant’s exclusive use of the Reserved Parking Area in accordance with the provisions of Article 28 will not conflict with any of the Declarations or the rights of any third party in and to the same; (e) to the best of Landlord’s knowledge, there exists no breach, default, event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default by any party to or under the Declarations; (f) the Declarations have not been amended, altered, supplemented or otherwise modified as of the effective date of this Lease, except to the extent expressly set forth on attached Exhibit G; and (g) there are no outstanding assessments or other amounts due by Landlord under any of the Declarations. [Signatures appear on the following pageJ 1049651.11/sf 373398.00076/I 1-13.17/orb/ill 40 Recursion Pharmaceuticals, Inc.

iN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written. LANDLORD: VESTAR GATEWAY, LLC, a Delaware limited liability company By: SLC Gateway Retail, LLC, a Delaware limited liability company, its Sole Member By: VGSLM, LLC, a Delaware limited liability company, its Managing Member By: Name: dt/l J. Raadg Title: Manager Signature Date: I/ 2-f TENANT: RECURSION PHRUT[CALS. INC., a Delaware corpafs n By:_____ Name: Its: By: Name: __________________________ _______________ Its: ____ ____ ___ Signature Date: t17t7 (This date shall be inserted as of the Date of this Lease in Article I). If Tenant isa CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The Lease must be executed by the president or vice president 4 the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease. 1049651 11Sf 373398-00076/11-I 3-1 7/arb’jlI Recursion Mwrmaceuicals. Inc

DocuSign Envelope ID: Dl F7393F-D384-4DF7-M06-l 89C9421 1 CDA EXHIBIT A CONCEPTUAL OUTLINE OF PREMISES N H IdL -3 L 104969 11 SF 3’3398-00061 I-t3-t7 arbjIl Floor 1 Floor 2 EXHIBIT A Recursion Phcnnaceuticils. Inc.

ci 0 U ) (0 m CD 0 CD ci ci -I l — 3 U ) CD ‘1 ci U ) ci -n — 3 w CD 0 CD C’ ) 0 ci t) j >< p O C C (T J C O

DocuSign Envelope ID: Dl F7393F-D384-4DF7-AAO6-l B9C9421 1 CDA EXHIBIT A-It049651.1 1/SF 373398-00076/1 l-13-17/arb/jll -2- Recursion Pharmaceuticals, Inc.

DocuSign Envelope ID: D1F7393F-D384-4DF7-AA06-1B9C94211CDA

EXHIBIT A-2

PATIO AREA


Premises
Tenant Non-Exclusive Patio Area
Project General Patio Area
N 400 W

1049651.11/SF
373398-00076/11-13-17/arb/jll
EXHIBIT A-2
-1-
Recursion Pharmaceuticals, Inc.

DocuSign Envelope ID: Dl F7393F-D384-4DF7-M06-1 B9C9421 1 CDA 1049651.11/SF 373390-00076/1 1-13-17/arb/jll EXHIBIT A-3 DEPICTION OF EXCLUSIVE LOADING AREAS EXHIBIT A-3 Exclus1ve Ground Floor Access Common Area Dock, however Loading areas outlined in red above are reserved for Tenant’s exclusive use pursuant to the terms of the Lease; provided, however, Tenant may not place any fixtures, equipment, improvements, or other obstacles within the hatched portion of the exclusive Common Area Dock that block any drive aisles or impede access to or the flow of traffic in and around the Common Area Dock. —1— Recursion Pharmaceueiools, Inc.

DocuSign Envelope ID: Dl F7393F-D384-4DF7-AAO6-1 B9C9421 1 CDA EXHIBIT B TENANT WORK LETTER This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Articles or Sections of “this Lease” shall mean the relevant portion of Articles I through 29 of the Office Lease to which this Tenant Work Letter is attached as Exhibit B and of which this Tenant Work Letter forms a part, and all references in this Tenant Work Letter to Sections of “this Tenant Work Letter” shall mean the relevant portion of Sections 1 through 6 of this Tenant Work Letter. SECTION I DELIVERY Of THE PREMISES Tenant acknowledges that Tenant has thoroughly examined the Premises. Upon the Delivery Date, Landlord shall deliver the Premises to Tenant and Tenant shall accept the Premises from Landlord in their presently existing, “as-is” condition as of the date of this Lease, except as otherwise expressly provided in the Lease. Subject to the provisions of Section 3.4 of this Tenant Work Letter, Tenant may, at Tenant’s cost, remove and dispose of (andlor resell or salvage) any and all fixtures, furnishings or equipment within the Premises as of the Delivery Date and Tenant may retain any and all proceeds received by Tenant from the resale or salvage of any such fixtures, furnishings or equipment. SECTION 2 TENANT IMPROVEMENTS 2.1 Tenant Improvement Allowance. Tenant shall be entitled to the one-time Tenant Improvement Allowance (as defined in Section 12 of the Summary) for the costs relating to the initial design and construction of Tenant’s improvements, which are permanently affixed to the Premises (the ‘Tenant Improvements”). In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance, except to the extent specifically required by the terms of the Lease and this Tenant Work Letter. All Tenant Improvements for which the Tenant Improvement Allowance has been utilized shall be deemed Landlord’s property under the terms of the Lease. In the event that Tenant shall fail to use the entire Tenant Improvement Allowance within one (1) year following the Delivery Date, such unused amounts shall be the sole property of Landlord and Tenant shall have no claim to any such unused amounts. Tenant acknowledges that the Tenant Improvement Allowance is to be applied to Tenant Improvements covering the entirety of the Premises such that, following the completion of the Tenant Improvements, the entire Premises has been built out by Tenant. 2.2 Disbursement of the Tenant Improvement Allowance. 2.2.1 Tenant Improvement Allowance ttems. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the “Tenant Improvement Allowance Items’): 2.2.1.1 Payment of the fees of the “Architect/Space Planner” and the “Engineers,” as those terms are defined in Section 3.1 of this Tenant Work Letter, which payment shall, notwithstanding anything to the contrary contained in this Tenant Work Letter, not exceed an aggregate amount equal to $3.00 per rentable square foot of the Premises, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the “Construction Documents,” as that term is defined in Section 3.1 of this Tenant Work Letter; 2.2.1.2 The payment of plan check, permit and license fees relating to construction of the Tenant Improvements; 2.2.1.3 The cost of construction of the Tenant Improvements, including, without limitation, demolition, testing and inspection costs, trash removal costs, parking fees, after-hours utilities usage and contractors’ fees and general conditions; 2.2.1.4 The cost of any changes anywhere in the base building or the floor of the Building on which the Premises is located, when such changes are required by the Construction Documents (including if such changes are due to the fact that such work is prepared on an unoccupied basis) or to comply with applicable govemmental regulations or building codes (collectively, the “Code”), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith; 2.2.1.5 The cost of any changes to the Construction Documents or Tenant Improvements required by Code; 2.2.1.6 Sales and use taxes; and 2.2.1.8 the “Landlord Coordination fee,” as that term is defined in Section 4,2.6 of this Tenant Work Letter. i04965i.t 1/SF EXHIBIT B 373398.00076/il.i3.i7/arb/jll l Recursion Pharmaceuticals, Inc.

DocuSign Envelope ID: D1F7393F-D384-4DF7-AAO6-1B9C9421 1 CDA 22.2 Disbursement of Tenant Improvement Allowance. During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authoriie the release of monies for the benefit of Tenant as follows. 2.2.2.1 Monthly Disbursements. On or before the twentieth (204h) day of each calendar month during the construction of the Tenant Improvements (the ‘Submittal Date) (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (1) a request for payment of the “Contractor,” as that term is defined in Section 4. 1 of this Tenant Work Letter, approved by Tenant showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises; (ii) invoices from all of “Tenant’s Agents,” as that term is defined in Section 4. 1 .2 of this Tenant Work Letter, for labor rendered and materials delivered to the Premises (if such invoice is for the Contractor, the Contractor will need to provide an application and certificate for payment [AlA form G702-i 992 or equivalent] signed by the ArchitectJSpace Planner, and a breakdown sheet [AlA form G703-1992 or equivalent]); (iii) an original letter from the Tenant approving such invoices and requesting payment from the Tenant Improvement Allowance; (iv) executed mechanic’s lien releases, which lien releases shall be conditional with respect to the then-requested payment amounts and unconditional with respect to payment amounts previously disbursed by Landlord or Tenant, from all of Tenant’s Agents; and (v) all other information reasonably requested by Landlord. Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request. On or before the date occurring thirty (30) days after the Submittal Date, and assuming Landlord receives all of the information described in items (1) through (v), above, and subject to Tenant first disbursing any portion of the Over-Allowance Amount (as defined below) in accordance with Section 4.2.1, Landlord shall deliver a check to Tenant made to Tenant’s Agent (or to Tenant if such invoices were previously paid by the Tenant) in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions shall be known as the “Final TI Allowance Reimbursement”), and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final TI Allowance Reimbursement), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the “Approved Construction Documents’, as that term is defined in Section 3.4 below, or due to any substandard work, or for any other reason as provided in this Lease. Landlord’s payment of such amounts shall not be deemed Landlords approval or acceptance of the work furnished or materials supplied as set forth in Tenants payment request. 2.2.2.2 Final TI Allowance Reimbursement. Subject to the provisions of this Tenant Work Letter, a check for the Final TI Allowance Reimbursement payable to Tenant shall be delivered by Landlord to Tenant following the completion of construction of the Premises, provided that (1) Tenant delivers to Landlord (a) properly executed, unconditional final mechanic’s lien releases from all of Tenant’s Agents, showing the amounts paid, in compliance with applicable Laws, (b) Contractor’s last application and certificate for payment (AlA form G702 1992 or equivalent) signed by the Architect/Space Planner, (c) a breakdown sheet (AlA form G703 1992 or equivalent), (d) original stamped building permit plans, (e) copy of the building permit, (0 original stamped building permit inspection card with all final sign-offs, (g) full size bond copies and a CD R disk containing electronic files of the “as built” drawings of the Tenant Improvements in both “dwg” and “pdr’ formats, from the Architect/Space Planner for architectural drawings, and from the Contractor for all other trades, (h) air balance reports, (1) excess energy use calculations, (j) one year warranty letters from Tenant’s Agents, (k) manufacturer’s warranties and operating instructions, (I) final punchlist completed and signed off by Tenant and the Architect/Space Planner, (m) letters of compliance from the Engineers stating that the Engineers have inspected the Tenant Improvements and that they complies with the Engineers’ drawings and specifications, (n) a copy of the recorded Notice of Completion, and (o) a final list of all contractors/vendors/consultants retained by Tenant in connection with the Tenant Improvements and any other improvements in the Premises pursuant to this Tenant Work Letter, including, but not limited to, the Contractor, other contractors, subcontractors and the remaining Tenant’s Agents, the Architect/Space Planner, the Engineers, systems furniture vendors/ installers, data/telephone cabling/equipment vendors/installers, etc., which final list shall set forth the full legal name, address, contact name (with telephone/fax/c mail addresses) and the total price paid by Tenant for goods and services to each of such contractors/vendors/consultants (collectively, the “Final Close Out Package”), and (ii) Landlord has inspected the Premises and reasonably determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant’s use of such other tenant’s leased premises in the Building. 2.2.2.3 Other Terms. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items. All Tenant Improvement Allowance Items for which the Tenant Improvement Allowance has been made available shall be deemed Landlord’s property under the terms of Section 8.5 of this Lease. Tenant shall have no claim to any Tenant Improvement Allowance not expended by Tenant on or before the one (1) year anniversary of the Delivery Date and any such sums shall be the sole property of Landlord. 2.2.2.4 L-C. Notwithstanding anything to the contrary contained in this Lease, Landlord shall not be required to disburse any portion of the Tenant Improvement Allowance to Tenant until Tenant has provided Landlord with the L-C described in Article 21 of the Lease. 2.3 Construction Rules, Requirements, Specifications, Design Criteria and Building Standards. Landlord has established construction rules, regulation, requirements and procedures, and specifications, design criteria and Building standards with which Tenant, the “Architect/Space Planner,” as that term is defined below, and all Tenant’s Agents must comply in designing and constructing the Tenant Improvements in the Premises (the “Construction Rules, Requirements, Specifications, Design Criteria and Building Standards”). 104965i.Ii/SF EXHIBIT B 373398-00076/i 1-t3-i7/arb/jii 2 Recursion Pharmaceuticais, mc.

DocuSign Envelope ID: Dl F7393F-D384-4DF7-AAO6-1 B9C9421 1 CDA 2.4 Additional Allowance. Notwithstanding the terms and conditions set forth in Section 2.1, within thirty (30) days after the mutual execution and dc]iveiy of this Lease, Tenant shall be entitled, pursuant to a written notice (the “Additional Allowance Notice”) delivered to Landlord, to a one time increase (the “Additional Allowance”) in the Tenant Improvement Allowance in an amount not to exceed $10.00 per rentable square foot of the Premises (i.e., $991,720.00), for the costs relating to the initial design and construction of the Tenant Improvements. In the event that Tenant exercises its right to use all or any portion of the Additional Allowance, then such portion of the Additional Allowance shall be repaid by Tenant to Landlord by increasing Tenant’s monthly Base Rent hereunder by the amount required to fully amortize such portion of the Additional Allowance over the initial Lease Term, in one hundred twenty (120) equal monthly installments, commencing upon the Lease Commencement Date and continuing on the first day of each calendar month thereafter through the Lease Expiration Date (the “Additional Monthly Base Rent”). Such amortization shall be calculated together with interest at the rate of eight percent (8%) per annum. In the event Tenant elects to utilize all or any portion of the Additional Allowance, then (i) the parties shall promptly execute an amendment (the “Amendment”) to the Lease setting forth the monthly Base Rent as increased by the Additional Monthly Base Rent, and (ii) Tenant shall pay to Landlord, concurrently with Tenant’s execution and delivery of the Amendment to Landlord, an amount equal to the first installment ofthe Additional Monthly Base Rent payment. SECTION 3 CONSTRUCTION DOCUMENTS 3.1 Selection of Architect/Space Planner/Construction Documents. Tenant shall retain a licensed, competent, reputable architect/space planner experienced in high-rise office space and Laboratory Use design selected by Tenant and reasonably approved by Landlord (the “Architect/Space Planner”) and licensed, competent, reputable engineering consultants selected by Tenant and reasonably approved by Landlord (the “Engineers”) to prepare the Construction Documents. The plans and drawings to be prepared by Architect/Space Planner and the Engineers hereunder shall be known collectively as the “Construction Documents.” All Construction Documents shall comply with Landlord’s drawing format and specifications. Landlord’s review of the Construction Documents as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Documents are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Documents, and Tenant’s waiver and indemnity set forth in Section 10.1 of this Lease shall specifically apply to the Construction Documents. Furthermore, Tenant and Architect/Space Planner shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect/Space Planner shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. 3.2 Final Space Plan. Tenant shall supply Landlord with two (2) copies signed by Tenant of its final space plan for the Premises before any architectural Construction Documents or engineering drawings have been commenced. The final space plan (the “Final Space Plan”) shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the final Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require. 3.3 Final Construction Documents. After the approval of the final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect/Space Planner and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect/Space Planner shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing Construction Documents in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Construction Documents”) and shall submit the same to Landlord for Landlord’s approval, not to be unreasonably withheld, conditioned, or delayed. Tenant shall supply Landlord with two (2) copies signed by Tenant of such Final Construction Documents. Landlord, acting reasonably and in good faith, shall advise Tenant within ten (10) business days after Landlord’s receipt of the final Construction Documents for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall immediately revise the Final Construction Documents in accordance with such review and any disapproval of Landlord in connection therewith. 3.4 Approved Construction Documents. The Final Construction Documents shall be approved by Landlord (the “Approved Construction Documents”) prior to the commencement of construction of the Premises by Tenant; provided, however, Tenant may commence demolition work prior to Landlord’s approval of the Final Construction Documents with Landlord’s prior written consent, not to be unreasonably withheld, conditioned, or delayed. After approval by Landlord of the Final Construction Documents Tenant shall cause the Architect/Space Planner to submit the Approved Construction Documents to the appropriate municipal authorities for all architectural and structural permits (the “Permits”), provided that (a) the Architect/Space Planner shall provide Landlord with a copy of the package that it intends to submit prior to such submission, and (b) if there are Base Building modifications required to obtain the Permits, then Tenant shall obtain Landlord’s prior written consent to any such Base Building modifications. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy (or other documentation or approval allowing Tenant to legally occupy the Premises) for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in performing ministerial acts t049651.li/SF EXHIBIT 3 373398-00076/i i-i3-i7/arb/jit 3 Recursion Pharmaceuticals, Inc.

DocuSign Envelope ID: D 1 F7393F-D384-4DF7-AAO6-1 B9C9421 1 CDA reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy (or other documentation or approval allowing Tenant to legally occupy the Premises). No changes, modifications or alterations in the Approved Construction Documents may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld. SECTION 4 CONSTRUCTION OF THE TENANT IMPROVEMENTS 4. 1 Tenant’s Selection of Contractors. 4.1.1 The Contractor. Tenant shall retain a licensed general contractor selected by Tenant and reasonably approved by Landlord (the “Contractor”), as contractor for the construction of the Tenant Improvements, which Contractor shall be a qualified, reputable, general contractor experienced in Comparable Buildings. 4.1.2 Tenant’s Agents. The Architect/Space Planner, Engineers, consultants, Contractor, other contractors, vendors, subcontractors, laborers, and material suppliers retained and/or used by Tenant shall be known collectively as the “Tenant’s Agents.” for the following trades, only those contractors, subcontractors, laborers, and material suppliers listed in the Construction Rules, Requirements, Specifications, Design Criteria and Building Standards may be selected by Tenant: Asbestos, Cable Television, Electrical, Elevators, Fire Sprinklers, Fire / Life Safety, HVAC, IIVAC Air Balance, Plumbing, Roofing (as listed for each building comprising the Project), and Waste. The Electrical, Fire Sprinklers, Fire / Life Safety, HVAC and Plumbing must be engineered by, and any structural engineering must be conducted by, an engineer or engineers approved by Landlord. 4.2 Construction of Tenant Improvements by Tenant’s Agents. 4.2.1 Construction Contract; Cost Budget. Prior to execution of a construction contract, Tenant shal] submit a copy of the proposed contract with the Contractor for the construction of the Tenant Improvements, including the genera] conditions with Contractor (the “Contract”) to Landlord for its approval, which approval shall not be unreasonably withheld, conditioned or delayed. Following execution of the Contract and prior to commencement of construction, Tenant shall provide Landlord with a fully executed copy of the Contract for Landlord’s records. Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids and proposals for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, for all of Tenant’s Agents, of the final estimated costs to be incurred or which have been incurred in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor (the “Construction Budget”), which costs shall include, but not be limited to, the costs of the Architect’s and Engineers’ fees and the Landlord Coordination Fee. The amount, if any, by which the total costs set forth in the Construction Budget exceed the amount of the Tenant Improvement Allowance is referred to herein as the “Over Allowance Amount”. In the event that an Over-Allowance Amount exists, then prior to the commencement of construction of the Tenant Improvements, Tenant shall supply Landlord with cash in an amount equal to the Over- Allowance Amount. The Over-Allowance Amount shall be disbursed by Landlord prior to the disbursement of any of the then remaining portion of the Tenant Improvement Allowance, and such disbursement shall be pursuant to the same procedure as the Tenant Improvement Allowance. In the event that, after the total costs set forth in the Construction Budget have been delivered by Tenant to Landlord, the costs relating to the design and construction of the Tenant Improvements shall change, any additional costs for such design and construction in excess of the total costs set forth in the Construction Budget shall be added to the Over-Allowance Amount and the total costs set forth in the Construction Budget, and such additional costs shall be paid by Tenant to Landlord immediately as an addition to the Over-Allowance Amount or at Landlord’s option, Tenant shall make payments for such additional costs out of its own funds, but Tenant shall continue to provide Landlord with the documents described in items (1), (ii), (iii) and (iv) of Section 2.2.2.1 of this Tenant Work Letter, above, for Landlord’s approval, prior to Tenant paying such costs. All Tenant Improvements paid for by the Over-Allowance Amount shall be deemed Landlord’s property under the terms of the Lease. 4.2.2 Tenant’s Agents. 4.2.2.1 Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work. Tenant’s and Tenant’s Agent’s construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Construction Documents; (ii) Tenant and Tenant’s Agents shall not, in any way, interfere with, obstruct, or delay, the work of Landlord’s base building contractor and subcontractors with respect to the Base Building or any other work in the Building; (iii) Tenant’s Agents shall submit schedules of all work relating to the Tenant’s Improvements to Landlord and Landlord shall, within five (5) business days of receipt thereof, inform Tenant’s Agents of any changes which are necessary thereto, and Tenant’s Agents shall adhere to such corrected schedule; and (iv) Tenant shall abide by all rules made by Landlord with respect to the use of parking, freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements and Tenant shall promptly execute all documents including, but not limited to, Landlord’s standard contractor’s rules and regulations, as Landlord may deem reasonably necessary to evidence or confirm Tenant’s agreement to so abide. 4.2.2.2 Indemnity. Tenant’s indemnity of Landlord as set forth in Section 10.1 of this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to 104965i.tl/SF EXHIBIT B 373398-00076/1 1-i3-i7/arb/jil 4 Recursion Pharmaceuticals, Inc.

DocuSign Envelope ID: D 1 F7393F-D384-4DF7-M06-1 B9C9421 I CDA any act or omission of Tenant or Tenants Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in Section 10.1 ofthis Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy (or other documentation or approval allowing Tenant to legally occupy the Premises) for the Premises. 4.2.2.3 Requirements of Tenant’s Agents. Each of Tenant’s Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant’s Agents shall be responsible for the replacement or repair, without additional charge, ofall work done or furnished in accordance with its contract that shall become defective within one (I) year after the later to occur of (1) completion of the work performed by such contractor or subcontractors and (ii) the Lease Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement. 4.2.2.4 Insurance Requirements. 4.2.2.4.1 General Coverages. All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry commercial general liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in Article 10 of this Lease, and the policies therefor shall insure Landlord and Tenant, as their interests may appear, as well as the Contractor and subcontractors. 4.2.2.4.2 Special Coverages. Tenant or Contractor shall carry “Builder’s All Risk” insurance in an amount approved by Landlord, which shall in no event be less than the amount actually carried by Tenant or Contractor, covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord. 4.2.2.4.3 General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (tO) years following completion of the work and acceptance by Landlord and Tenant and which shall name Landlord, and any other party that Landlord so specifies, as additional insured as to the full limits required hereunder for such entire ten (10) year period. All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Tenant Work Letter. Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the Tenant Improvements and naming Landlord as a co-obligee. 4.2.3 Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (1) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications. 4.2.4 Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same. Should Landlord reasonably disapprove any portion of the Tenant Improvements due to defects or deviations in the completion of such improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations noted in Landlord’s disapproval shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists, Landlord may, take such action as Landlord deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect or i04965i.i115F EXHIBIT B 373398-00076/1 i-i3-i7/arb/jil —5- Recursion Pharmaceuticals. Inc.

DocuSign Envelope ID: Dl F7393F-D384-4DF7-M06-1 B9C9421 1 CDA deviation, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and’or matter is corrected to Landlord’s satisfaction. 4.2.5 Meetings. Commencing upon the execution of this Lease, Tenant shall hold regular meetings with the Architect/Space Planner and the Contractor regarding the progress of the preparation of Construction Documents and the construction of the Tenant Improvements, which meetings shall be held at the office of the Project, at a time mutually agreed upon by Landlord and Tenant, and, upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor’s current request for payment. 4.2.6 Landlord Coordination Fee. Tenant shall pay a construction supervision and management fee (the “Landlord Coordination Fee”) to Landlord in an amount equal to one percent (1%) of the hard and soft costs of the Tenant Improvements. 4.3 Notice of Completion. Within five (5) days after the final completion of construction of the Tenant Improvements, including, without limitation, the completion of any punch list items, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the County in which the Premises is located pursuant to applicable Law, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. At the conclusion of construction and prior to Landlord’s payment of the Final TI Allowance Reimbursement, (i) Tenant shall cause the Contractor and the Architect/Space Planner (A) to update the Approved Construction Documents through annotated changes, as necessary, to reflect all changes made to the Approved Construction Documents during the course of construction, (B) to certify to the best of the Architect/Space Planner’s and Contractor’s knowledge that such updated Approved Construction Documents are true and correct, which certification shall survive the expiration or termination of this Lease, as hereby amended, and (ii) Tenant shall deliver to Landlord the final Close Out Package. Landlord shall, at Tenant’s expense, update Landlord’s “as-built” master plans, for the floor(s) on which the Premises are located, if any, including updated vellums and electronic CAD files, all of which may be modified by Landlord from time to time, and the current version of which shall be made available to Tenant upon Tenant’s request. SECTION 5 MISCELLANEOUS 5.1 Tenant’s Representative. Tenant has designated Shannon Torstrom as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter. 5.2 Landlord’s Representative. Landlord has designated Jack Van Kleumen as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter. 5.3 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references in this Tenant Work Letter to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord. 5.4 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an event of default as described in Section 19.1 of this Lease or a default by Tenant under this Tenant Work Letter has occurred at any time on or before the substantial completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to this Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement A]lowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of this Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such inaction by Landlord). 1049651.li/SF EXHIBIT B 373398-00076/i i.13.17/arb/jli 6 Recursion Pharmaceuticals, inc.

DocuSign Envelope ID: D1F7393F-D384-4DF7-AA06-1B9C94211CDA

EXHIBIT C

NOTICE OF LEASE TERM DATES

To: ____________________
____
____
____

Re: Office Lease dated ________, 20__ between VESTAR GATEWAY, LLC, a Delaware limited liability company ("**Landlord**"), and RECURSION PHARMACEUTICALS, INC., a Delaware corporation ("**Tenant**") concerning that certain two (2) story office building containing approximately 99,172 rentable square feet of space, commonly known as Station 41 at The Gateway, 41 South Rio Grande, Salt Lake City, Utah.

Ladies and gentlemen:

In accordance with the Office Lease (the "**Lease**"), we wish to advise you and/or confirm as follows:

1. The Delivery Date occurred on ________________.

2. The Lease Term shall commence on or has commenced on [June 1, 2018] for a term of ten (10) years ending on [May 31, 2027].

3. Rent commenced to accrue on [June 1, 2018], in the amount of $209,078.38 per month.

4. If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

5. Your rent checks should be made payable to ________________ at ________________.

"**Landlord**":

VESTAR GATEWAY, LLC,
a Delaware limited liability company

[ADD LANDLORD'S SIGNATURE BLOCK]

Agreed to and Accepted
as of ____________, 20___.

"**Tenant**":

RECURSION PHARMACEUTICALS, INC.,
a Delaware corporation

By: ______________________________
Its: ______________________________

1049651.11/SF
373398-00076/11-13-17/arb/jll

EXHIBIT C
-1-

Recursion Pharmaceuticals, Inc.

DocuSign Envelope D: 01 F7393F-D384-4DF7-M06-1 B9C9421 1 CDA EXHIBIT D RULES AND REGULATIONS Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions ofthis Lease, the latter shall control. I . Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes. 2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises. 3. Except as otherwise set forth in and permitted under the Lease, Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for the Comparable Buildings. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In ease of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property. 4. No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant. 5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours established by Landlord from time to time, in such specific elevator and by such personnel as shall be designated by Landlord. 6. The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord. 7. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same. 8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same. 9. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord’s prior written consent. Tenant shall not purchase spring water, ice, towel, linen, maintenance or other like services from any person or persons not approved by Landlord. 10. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord. 1049651.11/Sf EXHIBIT D 373398.00076/11-13.1 7/arb/jIl 1 Recursion Phannacruticais, Inc.

DocuSign Envelope ID: D 1 F7393F-D384-4DF7-AAO6-1 89C9421 1 CDA 1 1 . Except as otherwise set forth in and permitted under the Lease, Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline, explosive material, corrosive material, material capable of emitting toxic fumes, or other inflammable or combustible fluid chemical, substitute or material. Tenant shall provide material safety data sheets for any Hazardous Material used or kept on the Premises. 12. Except as otherwise set forth in and permitted under the Lease, Tenant shall not without the prior written consent ofLandlord use any method ofheating or air conditioning other than that supplied by Landlord. 13. Except as otherwise set forth in and permitted under the Lease, Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants ofthe Project by reason of noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not throw anything out of doors, windows or skylights or down passageways. 14. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals, birds, fish, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles. 15. Except as otherwise set forth in and permitted under the Lease, no cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations. 16. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summary. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or, except as otherwise set forth in and permitted under the Lease, for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises. 17. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations. 18. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises. 19. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall refrain from attempting to adjust any controls. Tenant shall participate in recycling programs undertaken by Landlord. 20. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in Salt Lake City, Utah without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate. Tenant shall make alternate arrangements, at Tenant’s cost, for the disposal of high volumes of trash in excess of the amount determined by Landlord to be an office tenant’s typical volume of trash (i.e., excessive moving boxes or shipping materials). If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith, at Tenant’s expense, cause the Premises to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord. 21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency. 22. Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons. 23. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard drapes. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. 1049651.11/Sf EXHIBIT D 373398-00076/i 1-13-17/arb/j1I 2 Recursion Pharmaceuticals, Inc.

DocuSign Envelope ID: Dl F7393F-D384-4DF7-AAO6-1 B9C9421 1 CDA Tenant shall be responsible for any damage to the window film on the exterior windows of the Premises and shall promptly repair any such damage at Tenant’s sole cost and expense. Tenant shall keep its window coverings closed during any period of the day when the sun is shining directly on the windows of the Premises. Prior to leaving the Premises for the day, Tenant shall draw or lower window coverings and extinguish all lights. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Common Areas. 24. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills. 25. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord. 26. Tenant must comply with all applicable “NO-SMOKING” or similar ordinances. If Tenant is required under the ordinance to adopt a written smoking policy, a copy of said policy shall be on file in the office of the Building. 27. Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law. 28. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise and annoyance. 29. Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards. 30. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord. 31. No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms. 32. Tenant shall not purchase spring water, towels, janitorial or maintenance or other similar services from any company or persons not approved by Landlord. Landlord shall approve a sufficient number of sources of such services to provide Tenant with a reasonable selection, but only in such instances and to such extent as Landlord in its judgment shall consider consistent with the security and proper operation of the Building. 33. Tenant shall install and maintain, at Tenant’s sole cost and expense, an adequate, visibly marked and properly operational fire extinguisher next to any duplicating or photocopying machines or similar heat producing equipment, which may or may not contain combustible material, in the Premises. 34. Tenant shall not permit any portion of the Project, including the Parking Facilities, to be used for the washing, detailing or other cleaning of automobiles. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein; provided that (1) Landlord provides Tenant with written notice of any such additional or modified Rules and Regulations and (ii) any such additional or modified Rules and Regulations remain subject to the provisions of this Lease and in the event of any conflict between the additional or modified Rules and Regulations and the other provisions of this Lease, the latter shall control. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises. 104965111/SF EXHIBIT D 373398-00076/I 1-13-17/art/jO 3 Recursion Pharmaceuticals, inc.

DocuSigri Envelope ID: Dl F7393F-D384-4DF7-M06-1 B9C9421 1 CDA EXHIBIT E FORM Of LETTER OF CREDIT (Letterhead of a money center bank acceptable to the Landlord) FAX NO. [(J -__] [Insert Bank Name And Address] SWIFT: [Insert No., if any] DATE OF ISSUE: _________ BENEFICIARY: APPLICANT: [Insert Beneficiary Name And Address] [Insert Applicant Name And Address] LETTER OF CREDIT NO. EXPIRATION DATE: AMOUNT AVAILABLE: ___________ AT OUR COUNTERS USD[Insert Dollar Amount] (U.S. DOLLARS [Insert Dollar Amount]) LADIES AND GENTLEMEN: WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. ________ IN YOUR FAVOR FOR THE ACCOUNT OF [Insert Tenant’s Name], A [Insert Entity Type], UP TO THE AGGREGATE AMOUNT OF USD[Insert Dollar Amount] ([Insert Dollar Amount] U.S. DOLLARS) EFFECTIVE IMMEDIATELY AND EXPIRING ON (Expiration Date) AVAILABLE BY PAYMENT UPON PRESENTATION OF YOUR DRAFT AT SIGHT DRAWN ON [Insert Bank Name] WHEN ACCOMPANIED BY THE FOLLOWING DOCUMENT(S): 1. THE ORIGINAL OF THIS IRREVOCABLE STANDBY LETTER OF CREDIT AND AMENDMENT(S), IF ANY. 2. BENEFICIARY’S SIGNED STATEMENT PURPORTEDLY SIGNED BY AN AUTHORIZED REPRESENTATIVE OF [Insert Landlord’s NameJ, A [Insert Entity Type] (“LANDLORD”) STATING THE FOLLOWING: “THE UNDERSIGNED HEREBY CERTIFIES THAT THE LANDLORD, EITHER (A) UNDER THE LEASE (DEFINED BELOW), OR (B) AS A RESULT OF THE TERMINATION OF SUCH LEASE, HAS THE RIGHT TO DRAW DOWN THE AMOUNT OF USD ____ IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, TIlE “LEASE”), OR SUCH AMOUNT CONSTITUTES DAMAGES OWING BY THE TENANT UNDER SUCH LEASE TO BENEFICIARY RESULTING FROM THE BREACH OF SUCH LEASE BY THE TENANT THEREUNDER, AND SUCH AMOUNT REMAINS UNPAID AT THE TIME OF THIS DRAWING.” OR “THE UNDERSIGNED HEREBY CERTIFIES THAT WE HAVE RECEIVED A WRITTEN NOTICE OF [Insert Bank Name]’S ELECTION NOT TO EXTEND ITS STANDBY LETTER OF CREDIT NO. ________ AND HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT WITHIN AT LEAST SIXTY (60) DAYS PRIOR TO THE PRESENT EXPIRATION DATE.” OR “THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. AS THE RESULT OF THE FILING OF A VOLUNTARY PETITION UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE BY THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE “LEASE”), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING.” OR “THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. AS THE RESULT OF AN INVOLUNTARY PETITION HAVING BEEN FILED UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE AGAINST THE TENANT 1049651.11/sf EXHIBIT E 373390-00076/I 1-13-17/arb/jII — I — Recursien Pharmaceuticals, Inc.

DocuSign Envelope ID: Dl F7393F-D384-4DF7-AAO6-1 B9C9421 1 CDA UNDER THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE “LEASE”), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING.” SPECIAL CONDITIONS: PARTIAL DRAWINGS AND MULTIPLE PRESENTATIONS MAY BE MADE UNDER THIS STANDBY LETTER OF CREDIT, PROVIDED, HOWEVER, THAT EACH SUCH DEMAND THAT IS PAID BY US SHALL REDUCE THE AMOUNT AVAILABLE UNDER THIS STANDBY LETTER OF CREDIT. ALL INFORMATION REQUIRED WHETHER INDICATED BY BLANKS, BRACKETS OR OTHERWISE, MUST BE COMPLETED AT THE TIME OF DRAWING. [Please Provide The Required forms For Review, And Attach As Schedules To The Letter Of Credit.] ALL SIGNATURES MUST BE MANUALLY EXECUTED IN ORIGINALS. ALL BANKING CHARGES ARE FOR THE APPLICANT’S ACCOUNT. IT IS A CONDITION OF THIS STANDBY LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR A PERIOD Of ONE YEAR FROM THE PRESENT OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE EXPIRATION DATE WE SEND YOU NOTICE BY NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE THAT WE ELECT NOT TO EXTEND THIS CREDIT FOR ANY SUCH ADDITIONAL PERIOD. SAID NOTICE WILL BE SENT TO THE ADDRESS INDICATED ABOVE, UNLESS A CHANGE OF ADDRESS IS OTHERWISE NOTIFIED BY YOU TO US IN WRITING BY RECEIPTED MAIL OR COURIER. ANY NOTICE TO US WILL BE DEEMED EFFECTIVE ONLY UPON ACTUAL RECEIPT BY US AT OUR DESIGNATED OFFICE. IN NO EVENT, AND WITHOUT FURTHER NOTICE FROM OURSELVES, SHALL THE EXPIRATION DATE BE EXTENDED BEYOND A FINAL EXPIRATION DATE OF (Expiration Date) THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE TO A SINGLE TRANSFEREE (“TRANSFEREE”) AND ONLY IN THE FULL AMOUNT AVAILABLE TO BE DRAWN UNDER THE LETTER OF CREDIT AT THE TIME OF SUCH TRANSFER, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE IS IN COMPLIANCE WITH ALL APPLICABLE U.S. LAWS AND REGULATIONS. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S) IF ANY, MUST BE SURRENDERED TO US TOGETHER WITH OUR TRANSFER FORM (AVAILABLE UPON REQUEST) AND PAYMENT OF OUR CUSTOMARY TRANSFER FEES BY APPLICANT. IN CASE OF ANY TRANSFER UNDER THIS LETTER OF CREDIT, THE DRAFT AND ANY REQUIRED STATEMENT MUST BE EXECUTED BY THE TRANSFEREE AND WHERE THE BENEFICIARY’S NAME APPEARS WITHIN THIS STANDBY LETTER OF CREDIT, THE TRANSFEREE’S NAME IS AUTOMATICALLY SUBSTITUTED THEREFOR. ALL DRAFTS REQUIRED UNDER THIS STANDBY LETTER OF CREDIT MUST BE MARKED: “DRAWN UNDER [Insert Bank Name] STANDBY LETTER OF CREDIT NO. ________ WE HEREBY AGREE WITH YOU THAT If DRAFTS ARE PRESENTED TO [Insert Bank Name] UNDER THIS LETTER Of CREDIT AT OR PRIOR TO [Insert Time - (e.g., 11:00 AM)], ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAFTS PRESENTED CONFORM TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE SUCCEEDING BUSINESS DAY. IF DRAFTS ARE PRESENTED TO [Insert Bank Name] UNDER THIS LETTER OF CREDIT AFTER [Insert Time - (e.g., 11:00 AM)], ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAFTS CONFORM WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE SECOND SUCCEEDING BUSINESS DAY. AS USED IN THIS LETTER OF CREDIT, “BUSINESS DAY” SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN THE STATE OF UTAH ARE AUTHORIZED OR REQUIRED BY LAW TO CLOSE. IF THE EXPIRATION DATE FOR THIS LETTER OF CREDIT SHALL EVER FALL ON A DAY WHICH IS NOT A BUSINESS DAY THEN SUCH EXPIRATION DATE SHALL AUTOMATICALLY BE EXTENDED TO THE DATE WHICH IS THE NEXT BUSINESS DAY. PRESENTATION Of A DRAWING UNDER THIS LETTER OF CREDIT MAY BE MADE ON OR PRIOR TO THE THEN CURRENT EXPIRATION DATE HEREOF BY HAND DELIVERY, COURIER SERVICE, OVERNIGHT MAIL, OR FACSIMILE. PRESENTATION BY FACSIMILE TRANSMISSION SHALL BE BY TRANSMISSION OF THE ABOVE REQUIRED SIGHT DRAFT DRAWN ON US TOGETHER WITH THIS LETtER OF CREDIT TO OUR FACSIMILE NUMBER, [Insert F ax Number - LJ -J, ATTENTION: [Insert Appropriate Recipient], WITH TELEPHONIC CONFIRMATION OF OUR RECEIPT OF SUCH FACSIMILE TRANSMISSION AT OUR TELEPHONE NUMBER [Insert Telephone Number - U ........-......J OR TO SUCH OTHER FACSIMILE OR TELEPHONE NUMBERS, AS TO WHICH YOU HAVE RECEIVED WRITTEN NOTICE FROM US AS BEING THE APPLICABLE SUCH NUMBER. WE AGREE TO NOTIFY YOU IN WRITING, BY NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE, OF ANY CHANGE IN SUCH DIRECTION. ANY FACSIMILE PRESENTATION PURSUANT TO THIS PARAGRAPH SHALL ALSO STATE THEREON THAT THE ORIGINAL Of SUCH SIGHT DRAFT AND LETTER OF CREDIT ARE BEING REMITTED, FOR DELIVERY ON THE NEXT BUSINESS DAY, TO [Insert Bank Name] 1049651.11/SF EXHIBIT E 373398.00076/I I.[3..17/arb/jll —2- Recursion Pharmaceuticals, Inc.

DocuSign Envelope ID: D1F7393F-D384-4DF7-M06-1B9C9421 1CDA AT THE APPLICABLE ADDRESS FOR PRESENTMENT PURSUANT TO THE PARAGRAPH FOLLOWING THIS ONE. WE HEREBY ENGAGE WITH YOU THAT ALL DOCUMENT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS STANDBY LETTER OF CREDIT WILL BE DULY HONORED IF DRAWN AND PRESENTED FOR PAYMENT AT OUR OFFICE LOCATED AT [Insert Bank NameJ, [Insert Bank Address], ATTN: [Insert Appropriate Recipient], ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT, (Expiration Date) [Insert Name of Issuing Bank] SHALL REPLACE THE ORIGINAL OF THIS LETTER OF CREDIT WITH A REPLACEMENT LETTER OF CREDIT IF SUCH ORIGINAL IS LOST, STOLEN, MUTILATED, OR DESTROYED PRIOR TO FULL DRAWING UPON PRIOR RECEIPT BY [Insert Name of Issuing Bank] OF ANY FEES CHARGED BY IT AND AN AFFIDAVIT OF LOST LETTER OF CREDIT AND INDEMNITY. EXECUTED BY BENEFICIARY, ACCEPTABLE TO [Insert Name of Issuing Bank] IN ITS SOLE DISCRETION. ANY BANK CHARGES FOR SUCH REPLACEMENT SHALL BE PAYABLE BY THE BENEFICIARY. EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS STANDBY LETTER OF CREDIT IS SUBJECT TO THE ‘INTERNATIONAL STANDBY PRACTICES” (ISP 98) INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO. 590). Very truly yours, (Name of Issuing Bank) By: _________________________ 1049651.1 1/SF EXHIBIT F 373398-00076/1 1-13-17/arb/jll 3 Recursion Pharmaceuticals. Inc.

DocuSign Envelope ID: Dl F7393F-D384-4DF7-M06-l B9C9421 1 CDA EXHIBIT F EXTERIOR BUILDING SIGNAGE EXHIBIT F104961.11/Sf 373398-00076/1 l-13-17/arb/jll —1— Recursion Pharmaceuticals, Inc.

DocuSign Envelope ID: Dl F7393F-D384-4DF7-M06-1 B9C9421 1 CDA EXHIBIT G DECLARATION The term Declarations’ as used in this Lease shall mean, together, the following: (i) Notice Of Adoption Of Redevelopment plan Entitled ‘Depot District Redevelopment Project Area Plan”, dated October 15, 1998, recorded October 22, 1998 as Entry No. 7127194 in Book 8133 at Page 1835 of the Official Records, as amended and affected by an Amended Notice Of Adoption Of Redevelopment Plan Entitled “Depot District Redevelopment Project Area Plan”, dated October 15, 1998, recorded May 6, 1999 as Entry No. 7345726 in Book 8275 at Page 1402 ofthe Official Records; (ii) Easement Agreement (With Boundary Agreement), dated January 3, 2000, recorded January 13, 2000 as Entry No. 7553961, in Book 8336, at Page 1170 of the Official Records, as amended and/or otherwise affected by that certain Omnibus Amendment To City Project Agreements, recorded April 22, 2013 as Entry No. 11622650, in Book 10129, at Page 5755 of the Official Records, as amended and/or otherwise affected by that certain Affidavit, dated February 21, 2001, executed by BRIAN GOCRNOUR, recorded February 26, 2001 as Entry No.7828965, in Book 8427, at Page 4667 of the Official Records; (iii) Amended And Restated Participation And Reimbursement Agreement, dated as of May 30, 2006, recorded June 8, 2006 as Entry No. 9747342, in Book 9305, at Page 5127 of the Official Records, as amended and/or otherwise affected by that certain First Amendment To Amended And Restated Participation And Reimbursement Agreement, recorded April 22, 2013 as Entry No. 11622649, in Book 10129, at Page 5750 of the Official Records; (iv) Rio Grande Street Grant Of Easement, dated January 3, 2000, recorded January 13, 2000 as Entry No. 7553963, in Book 8336, at Page 1217 of the Official Records, as corrected by an Affidavit recorded August 7, 2000 as Entry No. 7693049, in Book 8379 at Page 5484 of the Official Records, as amended, supplemented and otherwise affected by that certain First Amendment To Rio Grande Street Grant Of Easement, recorded May 6, 2005 as Entry No. 9370280, in Book 9128, at Page 481 of the Official Records, and by that certain Second Amendment to Rio Grande Street Grant Of Easement, recorded December 20, 2007 as Entry No. 10305320, in Book 9550, at Page 5547 of the Official Records, and by that certain Joint Omnibus Amendment To Project Agreements, recorded April 22, 2013 as Entry No. 11622651, in Book 10129, at Page 5760 of the Official Records; (v) Plaza Pedestrian And Public Use Easement And Programming Agreement, dated December 23, 1999, recorded January 13, 2000 as Entry No. 7553964, in Book 8336, at Page 1240 of the Official Records, as corrected by an Affidavit recorded August 7, 2000 as Entry No. 7693049, in Book 8379 at Page 5484 of the Official Records, and as amended, supplemented and otherwise affected by that certain first Amendment To Plaza Pedestrian And Public Use Easement And Programming Agreement, recorded May 6, 2005 as Entry No. 9370282, in Book 9128, at Page 506 of the Official Records, and by that certain Joint Omnibus Amendment To Project Agreements, recorded April 22,2013 as Entry No. 11622651, in Book 10129, at Page 5760 of the Official Records; (vi) North Temple Frontage Road Grant Of Easement, dated December 23, [999, recorded January 13, 2000 as Entry No. 7553965, in Book 8336, at Page 1263 of the Official Records, as corrected by an Affidavit recorded August 7, 2000 as Entry No. 7693049, in Book 8379 at Page 5484 of the Official Records, and as amended, supplemented and otherwise affected by that certain first Amendment To North Temple Frontage Road Grant Of Easement, recorded May 6, 2005 as Entry No. 9370279, in Book 9128, at Page 466 of the Official Records, and by that certain Joint Omnibus Amendment To Project Agreements, recorded April 22, 2013 as Entry No. 11622651, in Book 10129, at Page 5760 of the Official Records; (vii) Depot Pedestrian And Public Use Easement, dated December 23, 1999, recorded January 13, 2000 as Entry No. 7553966, in Book 8336, at Page 1284 of the Official Records, as amended, supplemented and otherwise affected by that certain First Amendment To Depot Pedestrian And Public Use Easement, recorded May 6, 2005 as Entry No. 9370281, in Book 9128, at Page 497 of the Official Records; (viii) Hotel Pedestrian Easement, dated December 23, 1999, recorded January 13, 2000 as Entry No. 7553967, in Book 8336, at Page 1302 of the Official Records, as amended, supplemented and otherwise affected by that certain first Amendment To Hotel Pedestrian Easement Now Known As Walkway Easement, recorded May 6, 2005 as Entry No. 9370283, in Book 9128, at Page 525 of the Official Records; (ix) Parks Blocks Agreement, dated as of July 5, 2000, recorded July 7, 2000 as Entry No. 7674967, in Book 8373, at Page 5614 of the Official Records, as amended and/or otherwise affected by that certain Omnibus Amendment To City Project Agreements, recorded April 22, 2013 as Entry No. 11622650, in Book 10129, at Page 5755 of the Official Records; (x) Declaration And Establishment Of Protective Covenants, Conditions And Restrictions And Grant Of Easements, dated as of December 15, 2000, recorded December 27, 2000 as Entry No. 7787948, in Book 8410, at Page 8311 of the Official Records, as amended and/or otherwise affected by that certain first Amendment To Declaration And Establishment Of Protective Covenants, Conditions And Restrictions And Grant Of Easements, recorded March 1, 2001 as Entry No. 7833680, in Book 8430, at Page 1766 of the Official Records, and by that certain Second Amendment To Declaration And Establishment Of Protective Covenants, Conditions And Restrictions And Grant Of Easements, recorded May 6, 2005 as Entry No. 9370284, in Book 9128, at Page 536 of the Official Records; (xi) Amended and Restated Declaration of Condominium Gateway Block Cl Condominium Project, recorded April 27, 2001 as Entry No. 7881708, in Book 8450, at Page 4761 of the Official Records, as said Amended And Restated 1049651.11/SF EXHIBIT G 373398-00076/1 1-13-17/arb/jIl 1 Recursion Pharmaceuticals, Inc.

DocuSign Envelope ID: Dl F7393F-D384-4DF7-M06-lB9C9421 1 CDA Declaration was amended and/or otherwise affected by that certain first Amendment to Amended and Restated Declaration of Condominium Gateway Block Cf Condominium Project, recorded February 15, 2011 as Entry No. 11134756, in Book 9905, at Page 6380 of the Official Records; (xii) Amended And Restated Declaration Of Condominium Gateway Block C2 Condominium Project, recorded April 27, 2001 as Entry No. 7881709, in Book 8450, at Page 4843 of the Official Records; (xiii) Declaration Of Condominium Gateway Block A Condominium Project, recorded february 26, 2001 as Entry No. 7828969, in Book 8427, at Page 4676 of the Official Records; (xiv) Declaration Of Condominium Gateway Block B Condominium Project, recorded February 26, 2001 as Entry No. 7828971, in Book 8427, at Page 4752 of the Official Records, as amended or otherwise affected by that certain First Amendment To Declaration Of Condominium Gateway Block B Condominium Project And Amendment Of Record Of Survey Map, recorded May 16, 2002 as Entry No. 8235748, in Book 859$ at Page 7012, of the Official Records, and by that certain Second Amendment To Declaration Of Condominium Gateway Block B Condominium Project And Amendment Of Record Of Survey Map, recorded July 20, 2004 as Entry No. 9125323, in Book 9016 at Page 2655; (xv) Declaration Of Covenants, Conditions And Restrictions Re Commercial Shared Maintenance, dated as of February 28, 2001, as evidenced by that certain Memorandum Of Declaration Of Covenants, Conditions And Restrictions Re Commercial Shared Maintenance (Gateway), recorded March 1, 2001 as Entry No. 7833681, in Book 8430, at Page 1770 of the Official Records, and by that certain First Amendment To Memorandum Of Declaration Of Covenants, Conditions And Restrictions Re Commercial Shared Maintenance, recorded May 6, 2005 as Entry No. 9370286, in Book 9128, at Page 563 of the Official Records, and by that certain Consent and Acknowledgment of Inland Westem Salt Lake City Gateway, L.L.C., recorded September 25, 2013 as Entry No. 11730200, in Book 10180, at Page 1552 of the Official Records; (xvi) Declaration Of Easements, dated as of September 1, 2001, recorded April 7, 2003 as Entry No. 8600407, in Book $772, at Page 5889 of the Official Records; (xvii) Covenant Agreement, dated as of February 2$, 2003, recorded April 7, 2003 as Entry No. 8600408, in Book 8772, at Page 5901 of the Official Records; (xviii) unrecorded Parking License Agreement dated April 8, 2002, unrecorded First Amendment to Parking License Agreement dated as of July 9, 2002, and unrecorded Central Plant Participation Agreement dated June 1, 2002, each as disclosed by that certain Parking License, Parking Access, Central Plant Participation And Subordination Agreement, dated as of June 16, 2003, recorded June 16, 2003 as Entry No. 8691592, in Book 8818, at Page 5955 of the Official Records; (xix) Parking License Agreement, dated October 6, 2003, recorded October 10, 2003 as Entry No. 8848851, in Book 8894, at Page 9334 of the Official Records, as amended, supplemented and otherwise affected by that certain First Amendmeni To Parking License Agreement (Gateway Office 3), dated May 5, 2005, recorded May 6, 2005 as Entry No. 9370289, in Book 9128, at Page 580 of the Official Records; (xx) Agreement For Construction And Subsequent Acquisition Of Retail Unit 4, Gateway Block A Condominium, F or The Purpose Of Operating A Planetarium And Presenting Large Screen Motion Picture features, dated February 13, 2002, recorded June 8, 2004 as Entry No. 9084123, in Book 8998, at Page 4901 of the Official Records; (xxi) Parking License Agreement, dated June 30, 2004, recorded July 20, 2004 as Entry No. 9125321, in Book 9016, at Page 2635 of the Official Records, as amended, supplemented and otherwise affected by that certain First Amendment To Parking License Agreement, dated May 5, 2005, recorded May 6, 2005 as Entry No. 9370288, in Book 9128, at Page 573 of the Official Records; (xxii) Air Space Easement Agreement, dated as of May 5, 2005, recorded May 6, 2005 as Entry No. 9370290, in Book 9128, at Page 586 of the Official Records; (xxiii) Encroachment Agreement, dated as of May 5, 2005, recorded May 6, 2005 as Entry No. 9370291, in Book 9128, at Page 595 of the Official Records; (xxiv) Declaration Of Covenants, Restrictions And Easements (The Gateway--Retail Parcels), recorded May 6, 2005 as Entry No. 9370292, in Book 9128, at Page 605 of the Officia] Records, as amended by that certain Amendment To Declaration Of Covenants, Restrictions And Easements, recorded May 31, 2005 as Entry No. 9390612, in Book 9137, at Page 7862 of the Official Records; (xxv) Declaration Of Easement (Emergency Ingress & Egress), dated as of January 6, 2006, recorded January 10, 2006 as Entry No. 9606025, in Book 9241, at Page 9418 of the Official Records; (xxvi) Parking License Agreement, dated December 15, 2006, recorded December 26, 2006 as Entry No. 9951937, in Book 9399, at Page 9815 of the Official Records; (xxvii) Easement, recorded December 4, 2007 as Entry No. 10291031, in Book 9544, at Page 1216 of the Official Records; (xxviii) Declaration Of Bridge Covenants And Easements (The Gateway--Retail Parcels), dated October 3, 2007, recorded January 22,2008 as Entry No. 10328082, in Book 9561, at Page 1129 of the Official Records; 104965i.li/5F EXHIBIT G 373398-00076/i i.13.17/arb/jii 2 Recursion Pharmaceuticals, Inc.

DocuSign Envelope ID: Dl F7393F-D384-4DF7-M06-1 B9C9421 1 CDA (xxix) Easement, recorded January 22, 2008 as Entry No. 10328083, in Book 9561, at Page 1144 of the Official Records; (xxx) Parking License Agreement, dated March 20, 2006, the existence of which is disclosed of record by that certain Memorandum Of Parking License Agreement recorded October 22, 2012 as Entry No. 11496303, in Book 10068, at Page 3312 of the Official Records; (xxxi) Central Plant Participation Agreement, dated October 6, 2003, recorded October 10, 2003 as Entry No. 8848852, in Book 8894, at Page 9344 of the Official Records; (xxxii) Central Plant Participation Agreement, dated June 30, 2004, recorded July 20, 2004 as Entry No. 9125322 in Book 9016, at Page 2645 of the Official Records; and (xxxiii) all amendments, modifications, extensions and renewals and replacements thereof; all of which shall be superior to this Lease, binding upon the Project and run with the land. 1049651.11/sf EXHIBIT G 373398-00076/1 1-13-17/arb/jlI 3. Recursion Phanuaceuticals, Inc.

DocuSign Envelope ID: D1F7393F-D384-4DF7-M06-189C9421 1CDA EXHIBIT H FORM OF TENANT’S ESTOPPEL CERTIFICATE The undersigned as Tenant under that certain Office Lease (the ‘Lease) made and entered into as of ___________ 201_ by and between _______________ as Landlord, and the undersigned as Tenant, for Premises on the ___________ floor(s) of the office building located at ___________________________, certifies as follows: 1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises. 2. The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on ___________, and the Lease Term expires on _________ , and, except as set forth in the Lease, the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project. 3. Base Rent became payable on 4. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A. 5. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows: 6. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through . The current monthly installment of Base Rent is $_______________________ 7. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and, to the undersigned’s actual knowledge, Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder. 8. No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease. 9. As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s actual knowledge, claims or any basis for a claim, that the undersigned has against Landlord. 10. If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in Utah and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so. 11. There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state. 12. Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises. 13. To the undersigned’s actual knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full. The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property. [Remainder ofPage Intentionally Blank] 1049651 11/SF EXHIBIT H 373398-00076/li - 13-17/arb/jii -1- Recursion Pharmaceuticals, Inc.

DocuSign Envelope ID: D1F7393F-D384-4DF7-AA06-1B9C94211CDA

This Estoppel Certificate has been executed by the undersigned on the ____ day of ___________, 201_.

"Tenant":

_______________________________,
a _____________________________

By: ___________________________
Its: ___________________________

By: ___________________________
Its: ___________________________

1049651.11/SF
373398-00076/11-13-17/arb/jll

EXHIBIT H
-1-

Recursion Pharmaceuticals, Inc.

DocuSign Envelope ID: D1F7393F-D384-4DF7-AA06-1B9C94211CDA

EXHIBIT I

RESERVED PARKING SPACES


GSBS
GENERAL NOTES
KEY PLAN SITE
GATEWAY
PARKING
TRAFFIC
MARKINGS
NORTH PARKING LEVEL 1 - BLUE
BLK 6 KEYPLAN
A2.07

1049651.11/SF
373398-00076/11-13-17/arb/jll

EXHIBIT I
-1-

Recursion Pharmaceuticals, Inc.

DocuSign Envelope ID: Dl F7393F-D384-4DF7-M06-1 B9C9421 1 CDA OFFICE LEASE VESTAR GATEWAY, LLC, a Delaware limited liability company, as Landlord, and RECURSION PHARMACEUTICALS, INC., a Delaware corporation, as Tenant. 1049651.1 1/SF 373398-00076/11.13-17/orb/ill Recursion Pharmaceuticals, Inc.

DocuSign Envelope ID: Dl F7393F-D384-4DF7-AAO6-1 89C9421 1 CDA TABLE OF CONTENTS ARTICLE I PREMISES, BUILDING, PROJECT, AND COMMON AREAS 4 ARTICLE 2 LEASE TERM 5 ARTICLE 3 BASE RENT 8 ARTICLE 4 ADDITIONAL RENT 8 ARTICLE 5 USE OF PREMISES 13 ARTICLE 6 SERVICES AND UTILITIES 14 ARTICLE 7 REPAIRS 15 ARTICLE 8 ADDITIONS AND ALTERATIONS 16 ARTICLE 9 COVENANT AGAINST LIENS 17 ARTICLE 10 INSURANCE 18 ARTICLE II DAMAGE AND DESTRUCTION 20 ART1CLE 12 NONWAIVER 21 ARTICLE 13 CONDEMNATION 21 ARTICLE 14 ASSIGNMENT AND SUBLETTING 21 ARTICLE 15 SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES 24 ARTICLE 16 HOLDING OVER 25 ART1CLE 17 ESTOPPEL CERTIFICATES 25 ARTICLE 18 SUBORDINATION 25 ARTICLE 19 DEFAULTS; REMEDIES 26 ARTICLE 20 COVENANT OF QUIET ENJOYMENT 28 ARTICLE 21 LETTER OF CREDIT 28 ARTICLE 22 INTENTIONALLY OMFVFED 31 ARTICLE 23 SIGNS 31 ARTICLE 24 COMPLIANCE WITH LAW 32 ARTICLE 25 LATE CHARGES 32 ARTICLE 26 RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT 32 ARTICLE 27 ENTRY BY LANDLORD 33 ARTICLE 28 TENANT PARKING 33 ARTICLE 29 MISCELLANEOUS PROVISIONS 35 EXHIBITS A OUTLINE OF PREMISES A-I DESCRIPTION OF PROJECT A-2 PATIO AREA A-3 DEPICTION OF EXCLUSIVE LOADING AREAS B TENANT WORK LETTER C NOTICE OF LEASE TERM DATES D RULES AND REGULATIONS E FORM OF LETTER OF CREDIT F EXTERIOR BUILDING SIGNAGE G DECLARATION H FORM OF TENANT ESTOPPEL CERTIFICATE I RESERVED PARKING SPACES 1049651.11/SF 373399.00076/11-13-1 7/arb/jII (i) Recursion Pharmaceuticals, Inc.

DocuSign Envelope ID: Dl F7393F-D3844DF7-M06-1 B9C9421 1 CDA INDEX Additional Rent.8 Alterations 16 Approved Construction Documents 3 Architect/Space Planner 3 Bank 28 BankPrimeLoan 32 BankruptcyCode 28 Bank’s Credit Rating Threshold 28 BaseBuilding 17 BaseRent 8 BaseYear 8 Base, Shell, and Core 4 Brokers 38 Builder’s All Risk 17 Building 4 City 31 Code 1 Common Areas 4 Concessions 6 Construction Budget 4 Construction Documents 3 Construction Rules, Requirements, Specifications, Design Criteria and Building Standards 2 Contract 4 Contractor 4 Declarations I Default 26 Delivery Date 5 Direct Expenses 8 Estimate 12 Estimate Statement 12 Estimated Excess 12 Excess 11 Expense Year 8 Extenor Building Signage 31 Fair Rental Value 6 Final Close Out Package 2 Final Construction Documents 3 Final Space Plan 3 Final TI Allowance Reimbursement 2 Force Majeure 36 HVAC 15 Interest Rate 32 Landlord I Landlord Coordination Fee 6 Landlord Parties 18 Landlord Repair Notice 20 Laws 32 L-C 28 L-C Amount 28 L-C Draw Event 29 L-C Expiration Date 28 L-C FDIC Replacement Notice 29 Lease 1 Lease Commencement Date 5 Lease Expiration Date 5 Lease Term 5 Lease Year 5 Lines 38 Mail 36 Non-Transferee Assignee 24 Notices 36 Objectionable Name or Logo 31 Occupancy Threshold 31 Operating Expenses 8 Option Conditions 6 Option Exercise Notice 7 Option Rent 6 Option Rent Notice 7 Option Term 6 Onginal Improvements 19 Original Tenant 6 Outside Agreement Date 7 Overage 11 Over-Allowance Amount 4 i54965i.ii/5F 373398-55576/i i-i3-i7/nrb/j5 (i) Recursion Phormoceosicols, Inc.

DocuSign Envelope ID: Dl F7393F-D384-4DF7-M06-1 B9C9421 1 CDA Permits 3 Permitted Non-Transfer 24 Permitted Non-Transferee 24 Premises 4 Project 4 Provider 38 Reduction Date 30 Renovations 39 rent 27 Rent 8 Security Deposit Laws 30 Statement 11 Subject Space 22 Subleasing Costs 23 Submittal Date 2 Summary Tax Expenses 10 Tenant 1 Tenant Improvement Allowance Items 1 Tenant Improvements 1 Tenant Work Letter 4 Tenants Agents 4 Tenant’s Share 11 Termination Date 7 Terminatinn Fee 7 Termination Notice 7 Termination Option 7 Transfer 24 Transfer Notice 21 Transfer Premium 23 Transferee 21 Transfers 21 use 22 it4965i.ii/5F 373398-50076/i i-i3-i7/arb/jli (ii) Recursion Pharmaceuticals, tnc.

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this "**Amendment**") is dated as of September 25, 2018, between VESTAR GATEWAY, LLC, a Delaware limited liability company ("**Landlord**"), and RECURSION PHARMACEUTICALS, INC., a Delaware corporation ("**Tenant**").

RECITALS

A. Landlord and Tenant are parties to a lease dated as of November 13, 2017 (the "**Lease**"), pursuant to which Tenant leases from Landlord certain premises (the "**Premises**") consisting of a two (2) story office building containing approximately 99,172 rentable square feet of space, commonly known as Station 41 at The Gateway, 41 South Rio Grande, Salt Lake City, Utah. Capitalized terms not otherwise defined in this Amendment shall have the meanings given them in the Lease.

B. Pursuant to Section 2.4 of Exhibit B to the Lease, Tenant had the right to increase the Tenant Improvement Allowance by up to $10.00 per rentable square foot of the Premises (i.e., $991,720.00) (the actual amount of such increase being referred to as the "**Additional Allowance**"). The parties agreed that once the actual amount of the Additional Allowance was determined, the monthly Base Rent payable by Tenant for the Premises would be increased by the amortized value of such amount. The actual amount of the Additional Allowance has now been determined and that amount is the entire $10.00 per rentable square foot of the Premises (i.e., $991,720.00). Accordingly, the monthly Base Rent payable by Tenant shall increase by $12,032.30 per month in order to amortize the Additional Allowance over the Lease Term.

C. Landlord and Tenant now desire to amend the Lease to (i) adjust the Base Rent payable by Tenant for the Premises pursuant to the Lease, and (ii) modify the location of Tenant's reserved parking spaces, all upon and subject to the terms and conditions set forth herein

NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

1. Base Rent. Effective as of the date of this Amendment, the rental chart set forth in Section 4.1 of the Summary of Basic Lease Information in the Lease is hereby deleted in its entirety and replaced with the following:

Period	Monthly Installment of Base Rent Based on Partial Premises for First Five Years	Monthly Installment of Base Rent Based on Entire Premises
06/01/18 – 05/31/19	$221,110.68	$247,565.80
06/01/19 – 05/31/20	$227,383.03	$254,631.81
06/01/20 – 05/31/21	$233,843.55	$261,909.79
06/01/21 – 05/31/22	$240,497.89	$269,406.12
06/01/22 – 05/31/23	$247,351.85	$277,127.33
06/01/23 – 05/31/24	$285,080.18	$285,080.18
06/01/24 – 05/31/25	$293,271.62	$293,271.62
06/01/25 – 05/31/26	$301,708.80	$301,708.80
06/01/26 – 05/31/27	$310,399.09	$310,399.09

1065499.03/SF
373398-00076/8-31-18/arb/arb

-1-

06/01/27 — 05/31/28 $319,350.09 $319,350.09 *During the period from June 1, 2018 through May 31, 2023 (the “Reduced Rent Period”), Tenant shall only be required to pay Base Rent on 88,033 rentable square feet of the Premises (rather than on the entire 99,172 rentable square feet), as shown in the second column of the rental chart above. The “Reduced Rent Amount” refers to the amount of Base Rent that Tenant is not paying for the entire Premises (i.e., the remaining 11,151 rentable square feet) during the Reduced Rent Period. Landlord shall have the right to purchase the Reduced Rent from Tenant pursuant to Section 3.2 of the Lease, in which case, from and after the date such payment is received, Base Rent shall be payable by Tenant as shown in the third column of the rental chart above. Within ten (10) days after the execution of this Amendment, Tenant shall pay Landlord such additional increased Base Rent described Recital B above which is applicable for June 2018, July 2018 and August 2018 (and September2018 if applicable). 2. Reserved Parking Spaces. Exhibit I to the Lease is hereby deleted in its entirety and replaced with Exhibit A attached hereto, it being acknowledged that the Reserved Parking Area is shown highlighted in yellow on Exhibit A attached hereto. 3. No Offer. Submission of this instrument for examination and signature by Tenant does not constitute an offer to amend the Lease or a reservation of or option to amend the Lease, and this instrument is not effective as a lease amendment or otherwise until executed and delivered by both Landlord and Tenant. 4. Lease in Full Force and Effect. Except as provided above, the Lease is unmodified hereby and remains in full force and effect. 5. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same First Amendment. [Signatures appear on the following page] 1065499.03/SF 2 373398.00076/8-31.1 8/arb/arb — —

[N WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first LANDLORD: VESTAR GATEWAY, LLC, a Delaware limited liability company By: SLC Gateway Retail, LLC, a Delaware limited liability company, its Sole Member By: VGSLM, LLC, a Delaware limited liability company, its Managing Member By: ____ Ec46&d Jtoadhig Manager above written. Name: ______ Title: Manager TENANT: a Delaware INC., By: Name: Its: By: — Name: Its: 1065499.03/SF 373398-00076/8-31-I S/arb/arb 3

EXHIBIT A RESERVED PARKING SPACES EXHIBIT A GSBS r atC Q-X I A2,O7 As SIll N IN AT LilYifl.H.Ct. WII•IA ;;;: ;kl;; .J 106549903/SF 373398-00076/8-31- 18/arb/arb -4-

1 56837\388601\261775737.v2 THIRD AMENDMENT TO OFFICE LEASE THIS THIRD AMENDMENT TO OFFICE LEASE (this “Amendment”) is made and entered into as of the 22nd day of January, 2021 (the “Amendment Effective Date”) by and between VESTAR GATEWAY, LLC, a Delaware limited liability company (“Landlord”) and RECURSION PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”). RECITALS: A. Landlord and Tenant have previously executed and delivered that certain Office Lease dated November 13, 2017, as amended by that certain First Amendment to Lease dated September 25, 2018, and as amended by that certain Second Amendment to Lease dated November 13, 2019 (collectively, the “Lease”) with respect to certain Premises more particularly described therein. B. Landlord and Tenant have agreed to modify the Lease, subject to and in accordance with the further terms, covenants and provisions of this Amendment. NOW, THEREFORE, in consideration of the execution and delivery of the Lease, the foregoing Recitals, the mutual agreements, covenants and promises contained in this Amendment and other good and valuable considerations, the receipt, sufficiency and validity of which are hereby acknowledged, Landlord and Tenant agree as follows: 1. Definitions. Capitalized terms used in this Amendment without definition shall have the meanings assigned to such terms in the Lease unless the context expressly requires otherwise. 2. Expansion Premises. (a) In addition to and together with the Premises, from and after the Expansion Premises Rent Commencement Date (as defined in Paragraph 4 below), Landlord leases to Tenant and Tenant leases from Landlord that certain Expansion Premises (herein so called) located, in part, in the building comprising “Block B” (the “Expansion Premises Building”) and, in part, in the Building, and consisting of approximately ninety-one thousand seven hundred forty- eight (91,748) rentable square feet (with 37,717 square feet located on the 1st floor and 51,856 square feet located on the 2nd floor of the Expansion Premises Building and 2,175 square feet located on the 1st floor of the Building adjacent to the Premises). The Expansion Premises is identified as the “Expansion Premises” on the Site Plan attached hereto as Exhibit “A-1”. From and after the Expansion Premises Rent Commencement Date, references in the Lease to the “Premises” shall be deemed to include the “Expansion Premises” and Tenant's use, lease and occupancy of the Expansion Premises shall be subject to all of the terms, covenants and provisions of the Lease, except as expressly set forth in this Amendment. (b) Landlord consents to entry by Tenant in the Expansion Premises from and after the date Landlord tenders possession of the Expansion Premises to Tenant as described in Paragraph 8 below (the “Expansion Premises Delivery Date”) for the purposes of readying the Expansion Premises for Tenant’s business operations and completing the Expansion Premises Work (as defined below). Tenant acknowledges that the (i) indemnification and waiver provisions of Article 10 of the Lease, (ii) the waiver of subrogation provisions of Section 10.5 of the Lease, and the insurance provisions of Article 10 of the Lease, apply to Tenant’s early entry in the Expansion Premises. 3. Use. The Expansion Premises shall be used solely for the purposes expressly set forth in Article 5 of the Lease and for no other purpose. 4. Lease Term. The new Lease Term for the Expansion Premises shall be ten (10) years commencing on the Expansion Premises Rent Commencement Date (defined below) (the “Expansion Premises Lease Term”); provided, however, the terms and provisions of this Amendment are effective as of the Amendment Effective Date. The Lease Term for all portions of the Premises and the Additional Premises (except the Expansion Premises) shall not be modified by the terms of this Amendment. References in the Lease to the “Lease Term” shall be deemed to include the Expansion Premises Lease Term to the extent consistent with the terms of this Amendment. Tenant will have the right to extend the Expansion Premises Lease Term for one (1) five (5) year period, provided Tenant gives Landlord written notice of its intent to do so at least twelve (12) months prior to the expiration of the Expansion Premises Lease Term. The Base Rent for the Option Period with respect to the Expansion Premises shall be ninety- five percent (95%) of the then Fair Rental Value (as defined in Article 2 of the Lease) of the Expansion Premises.

5. Base Rent. From and after the date Tenant commences business operation in the Expansion Premises, but no later than March 31, 2022 (the "Expansion Premises Rent Commencement Date"), Base Rent shall be payable with respect to the Expansion Premises in accordance with the schedule of Base Rent set forth below. Notwithstanding the foregoing, if Tenant's completion of the Expansion Premises Work extends beyond March 31, 2022, then Tenant will not be required to pay any Rent for the Expansion Premises until the Expansion Premises Work is substantially complete; however, the initial Expansion Premises Lease Term shall be extended day-for-day for each additional day beyond March 31, 2022 needed to complete such work (however, the Expansion Premises Rent Commencement Date shall not be extended by more than thirty (30) days), in which case, the last year of the initial Expansion Premises Lease Term may contain more than three hundred sixty-five (365) days. The Rent for the first year of the Expansion Premises Lease Term shall be on a modified gross equivalent basis, inclusive of all Operating Expenses. Following the first year of the Expansion Premises Lease Term, with respect to the Expansion Premises, Tenant shall be responsible for paying its pro-rata share (i.e., 28.99%) of the increases in Operating Expenses and Tax Expenses over a calendar year 2022 (the "Expansion Premises Base Year") in accordance with Article 4 of the Lease, the terms of which, modified as necessary to conform to the defined terms and purposes of this Amendment, are incorporated herein by this reference. Tenant shall be responsible for the direct costs of electricity, water, and HVAC maintenance, consistent with Tenant's obligation with respect to the Premises as set forth in the Section 4.7 of the Lease (excluding the Additional Premises).

Year of Lease Term	**Monthly Rental**	**Annual Rental**	**Annual Rental Rate Per Square Foot**
1	$246,572.75	$2,958,873.00	$32.2500
2	$253,969.93	$3,047,639.19	$33.2175
3	$261,589.03	$3,139,068.37	$34.2140
4	$269,436.70	$3,233,240.42	$35.2404
5	$277,519.80	$3,330,237.63	$36.2977
6	$285,845.40	$3,430,144.76	$37.3866
7	$294,420.76	$3,533,049.10	$38.5082
8	$303,253.38	$3,639,040.57	$39.6634
9	$312,350.98	$3,748,211.79	$40.8533
10	$321,721.51	$3,860,658.14	$42.0789

* Tenant shall be allowed to occupy the Expansion Premises Rent-free until the Expansion Premises Rent Commencement Date. In addition, all Rent shall abate for the first six (6) months following the Expansion Premises Commencement Date (the "Rent Abatement Period"). The "Rent Abatement Amount" refers to the amount of Rent that Tenant is not required to pay for the Expansion Premises during the Rent Abatement Period. The Rent Abatement Amount is subject to the following: The parties agree to work cooperatively and in good faith to apply for and obtain a loan to Landlord and/or a tax increment incentive from the Redevelopment Agency of Salt Lake City in an amount equal to or greater than the Rent Abatement Amount (the "City Incentive") upon terms that are otherwise reasonably acceptable to Landlord (and Tenant to the extent Tenant is a party to, or has obligations under, any agreement for the City Incentive). If the total amount of the City Incentive is less than the Rent Abatement Amount, the Rent Abatement Amount shall be reduced to match the total amount of the City Incentive. For the avoidance of doubt, the Rent Abatement Amount shall not be increased even if the City Incentive is increased.

6. Termination of Lease for the Expansion Premises. So long as Tenant is not in material default under the Lease beyond any applicable notice and cure periods, Tenant may terminate the Lease, but only with respect to the Expansion Premises, by delivering written notice to Landlord of its intent to do so prior to May 15, 2021, which termination shall be effective as of May 31, 2021, but only if Tenant reasonably determines (and provides written documentation demonstrating) that the cost of the Expansion Premises Work exceeds the estimated construction budget of Eighteen Million and No/100 Dollars ($18,000,000.00) by more than fifteen percent (15%).

7. Security; Access. During the Expansion Premises Lease Term, Landlord shall continue to operate the Building and the Project in a first-class manner that is consistent with similar buildings in the Salt Lake City downtown area and, at a minimum, consistent with past practices, and shall maintain the level of investment in and expenditures for security services for the Project that were made in calendar year 2020 (the "Minimum Security Investment"). If at any time during the Expansion Premises Lease Term Landlord fails to maintain the Minimum Security Investment, which failure continues for thirty (30) days after written notice thereof by Tenant to Landlord, Tenant may, at its option, separately contract for and/or otherwise engage additional security personnel as Tenant deems necessary to ensure a safe working environment for Tenant's employees, invitees, and guests, at Landlord's sole cost. In the event Tenant incurs such expenses at any time during the Expansion Premises Lease Term, Tenant shall submit an invoice to Landlord for reimbursement of the amount of such expenses, together with reasonable documentation of such expenses, and Landlord shall pay Tenant the amount set forth in each such invoice

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3 56837\388601\261775737.v2 within thirty (30) days of receipt thereof. Tenant shall have the same access to the Expansion Premises as provided for the Premises in the Lease. 8. Delivery of Expansion Premises. Landlord shall tender possession of the Expansion Premises to Tenant promptly following the waiver by Tenant of the contingency set forth above in Paragraph 6 (the “Waiver Date”); provided, however such tender of possession of the Expansion Premises shall not include Suites 32, 81, 82, 83 and 84 (the “Exception Suites”) within the Expansion Premises Building. Landlord shall tender possession of the Exception Suites to Tenant in grey shell condition as more fully described in Exhibit “D” hereto on or before the date that is one hundred twenty-five (125) days after the Waiver Date. No representations, inducements, understanding or anything of any nature whatsoever, made, stated or represented by Landlord or anyone acting for or on Landlord’s behalf, either orally or in writing, have induced Tenant to enter into this Amendment, and Tenant acknowledges, represents and warrants that Tenant has entered into this Amendment under and by virtue of Tenant’s own independent investigation. Except for Landlord’s representation and warranties in this Amendment or the Lease, Tenant hereby shall accept the Expansion Premises (except the Exception Suites) in its current “as is” and “where is” condition without warranty of any kind, express or implied, including, without limitation, any warranty as to title, physical condition or the presence or absence of Hazardous Materials, and if the Expansion Premises (except the Exception Suites) are not in all respects entirely suitable for the use or uses to which the Expansion Premises or any part thereof will be put, then it is the sole responsibility and obligation of Tenant to take such action as may be necessary to place the Expansion Premises (except the Exception Suites) in a condition entirely suitable for such use or uses. IN CONNECTION WITH THE ABOVE, TENANT HEREBY ACKNOWLEDGES AND REPRESENTS TO LANDLORD THAT TENANT HAS HAD AMPLE OPPORTUNITY TO INSPECT AND EVALUATE THE EXPANSION PREMISES AND THE FEASIBILITY OF THE USES AND ACTIVITIES TENANT IS ENTITLED TO CONDUCT THEREON; THAT TENANT IS EXPERIENCED; THAT TENANT WILL RELY ENTIRELY ON TENANT’S EXPERIENCE, EXPERTISE AND ITS OWN INSPECTION OF THE EXPANSION PREMISES IN ITS CURRENT STATE IN PROCEEDING WITH THIS AMENDMENT (SUBJECT TO LANDLORD’S REPRESENTATIONS AND WARRANTIES IN THIS AMENDMENT AND THE LEASE AND LANDLORD’S WORK TO BE PERFORMED WITH RESPECT TO THE EXCEPTION SUITES); TENANT ACCEPTS THE EXPANSION PREMISES IN ITS PRESENT CONDITION (SUBJECT TO LANDLORD’S REPRESENTATIONS AND WARRANTIES IN THIS AMENDMENT AND THE LEASE AND LANDLORD’S WORK TO BE PERFORMED WITH RESPECT TO THE EXCEPTION SUITES), AND THAT, TO THE EXTENT THAT TENANT’S OWN EXPERIENCE WITH RESPECT TO ANY OF THE FOREGOING IS INSUFFICIENT TO ENABLE TENANT TO REACH AND FORM A CONCLUSION, TENANT HAS ENGAGED THE SERVICES OF PERSONS QUALIFIED TO ADVISE TENANT WITH RESPECT TO SUCH MATTERS. TENANT IS NOT RELYING ON ANY EXPRESS OR IMPLIED, ORAL OR WRITTEN REPRESENTATIONS, OR WARRANTIES MADE BY LANDLORD OR ITS REPRESENTATIVES, OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AMENDMENT OR THE LEASE. In this regard, except as set forth in this Amendment, Tenant shall be responsible, at its sole cost and expense for the Expansion Premises Work in accordance with the provisions of the Lease and this Amendment. 9. Allowance. Tenant shall be entitled to a one-time “Expansion Premises Allowance” in an amount not to exceed One Hundred Ten and No/100 Dollars ($110.00) per rentable square foot of the Expansion Premises for reimbursement of the cost to install certain Tenant Improvements and otherwise ready the Expansion Premises for occupancy (such work is referred to herein as the “Expansion Premises Work”). The terms and conditions relating to the Expansion Premises Work and the payment of the Expansion Premises Allowance are set forth in the Tenant Work Letter (Expansion Premises) attached as Exhibit “B-1” to this Amendment. 10. Signage. Subject to all applicable laws and the sign criteria for the Project, Landlord shall allow Tenant the exclusive right to locate exterior crown signage on the Expansion Premises Building in a mutually acceptable location, subject to Landlord’s prior review and approval, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall be responsible for the cost of installation, maintenance, and removal of the exterior signage. Tenant may also install additional signage with respect to the Expansion Premises in accordance with the provisions of Article 23 of the Lease. 11. Letter of Credit. Tenant shall deliver to Landlord within ninety (90) days of the mutual execution of this Amendment an additional L-C (the “Additional L-C”) in the amount of Six Million Four Hundred Thousand and No/100 Dollars ($6,400,000.00) which represents sixty-five percent (65%) of the Expansion Premises Allowance. So long as a Default by Tenant has not occurred and remains uncured beyond any required notice and applicable cure period, on the expiration of the 30th full calendar month of the Expansion Premises Lease Term, the amount of the Additional L-C shall reduce by One Million and No/100 Dollars ($1,000,000.00) and thereafter, annually by such amount on each anniversary of the 30th full calendar month of the Expansion Premises Lease Term for the remainder of such term; provided,

4 56837\388601\261775737.v2 however, in no event shall the Additional L-C amount reduce below One Million and No/100 Dollars ($1,000,000.00). The Additional L-C shall be in the form set forth in Exhibit “E” to the Lease. 12. Parking. In addition to Tenant’s existing parking rights set forth in the Lease, Tenant shall have the additional right, but not the obligation, to utilize up to three (3) parking passes for every one-thousand (1,000) rentable square feet comprising the Expansion Premises for use on a monthly basis throughout the Expansion Premises Lease Term for use in the north and south parking garages owned by Landlord, of which up to twenty (20) of such parking passes shall be for reserved parking spaces located in the Reserved Parking Area and the remaining passes shall be unreserved and on a first-come, first- served basis. The cost for such parking passes described herein for the Expansion Premises Lease Term shall be Eighty-Five and No/100 Dollars ($85.00) per pass per month; provided, however, that the parking fees for up to one hundred twenty (120) parking passes shall be abated in full during the Expansion Premises Lease Term. All other terms and provisions with respect to parking passes shall be as set forth in Article 28 of the Lease. 13. Power Supply. Tenant may, at its sole cost and expense, at any time during the Expansion Premises Lease Term install an uninterruptible power supply and/or Back-Up Generators for the Expansion Premises sufficient for Tenant’s needs at a technically feasible location that is mutually acceptable to Tenant and Landlord. 14. Landlord’s Representations. Landlord’s representations set forth in Section 29.36 of the Lease with regard to the Premises are incorporated herein by this reference with respect to the Expansion Premises (and modified as necessary to conform to the defined terms and purposes of this Amendment); provided, however, for the purposes of Section 29.36 of the Lease and this Paragraph 14, the term “Master Declaration” shall refer to the instruments identified on Exhibit “C” attached to this Amendment, which have not been amended or modified as of the Amendment Effective Date except to the extent expressly set forth on attached Exhibit “C”. 15. Estoppel. Tenant and Landlord each hereby affirms by execution of this Amendment that to the best of such party’s knowledge the Lease is in full force and effect and such party does not have any presently existing claims against the other party or any offsets against any amounts due under the Lease. To the best of each party’s knowledge, there are no defaults of the other party under the Lease and there are no existing circumstances which with the passage of time, notice or both, would give rise to a default under the Lease. 16. Broker. Landlord shall be solely responsible for and shall pay any and all commissions due to Mountain West Retail with respect to this Amendment pursuant to a separate agreement. In no event shall any commission be paid prior to Tenant waiving its termination right set forth in Paragraph 6 above and any other contingency set forth herein. Each party hereto shall indemnify the other party against claims by any other broker or finders claiming through the indemnifying party. 17. Full Force and Effect. Except as expressly modified by this Amendment, the Lease remains unmodified and in full force and effect. All references in the Lease to “this Lease” shall be deemed references to the Lease as modified by this Amendment. 18. Counterparts; Electronic Signatures. This Amendment may be executed in one or more counterparts and the signature pages combined to constitute one document. Electronic signatures shall have the same force and effect as original signatures. 19. Payments of Rental Obligations. Tenant shall pay all rental obligations under the Lease by ACH or other electronic means in accordance with such written instructions that may be obtained from Landlord from time to time. (signatures on next page)

5 56837\388601\261775737.v2 IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written. LANDLORD: VESTAR GATEWAY, LLC, a Delaware limited liability company By: SLC Gateway Retail, LLC, a Delaware limited liability company, its Sole Member By: VGSLM, LLC, a Delaware limited liability company, its Managing Member By: Name: Title: Manager TENANT: RECURSION PHARMACEUTICALS, INC., a Delaware corporation By: Name: Its: David Larcher Tina Larson President & COO

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EXHIBIT B-1 Page 1 15953353_v7 56837\388601\261775737.v2 EXHIBIT “B-1” TENANT WORK LETTER (EXPANSION PREMISES) This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the Expansion Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Expansion Premises, in sequence, as such issues will arise during the actual construction of the Expansion Premises. All references in this Tenant Work Letter to Articles or Sections of “this Lease” or “this Amendment” shall mean the relevant portion of (a) Articles 1 through 29 of the Office Lease and (b) Paragraphs 1 through 19 of the Third Amendment to Office Lease, to which this Tenant Work Letter is attached as Exhibit B-1 and of which this Tenant Work Letter forms a part. all references in this Tenant Work Letter to Sections of “this Tenant Work Letter” shall mean the relevant portion of Sections 1 through 6 of this Tenant Work Letter. SECTION 1 DELIVERY OF THE PREMISES Tenant acknowledges that Tenant has thoroughly examined the Expansion Premises. Upon the Expansion Premises Delivery Date, Landlord shall deliver the Expansion Premises to Tenant and Tenant shall accept the Premises from Landlord in their presently existing, “as-is” condition as of the date of this Amendment, except as otherwise expressly provided in the Lease and this Amendment. Notwithstanding the foregoing, Landlord and Tenant hereby acknowledge that the Exception Suites portion of the Expansion Premises shall be delivered to Tenant in “grey shell” condition in accordance with the work set forth in Exhibit “D” to this Amendment and not in its presently existing, “as-is” condition as of the date of this Amendment. SECTION 2 TENANT IMPROVEMENTS 2.1 Tenant Improvement Allowance. Tenant shall be entitled to the one-time Expansion Premises Allowance (as defined in Paragraph 9 of this Amendment) for the costs relating to the initial design and construction of Tenant's improvements, which are permanently affixed to the Expansion Premises (the “Tenant Improvements”). In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Expansion Premises Allowance, except to the extent specifically required by the terms of this Lease and this Tenant Work Letter. All Tenant Improvements for which the Expansion Premises Allowance has been utilized shall be deemed Landlord's property under the terms of the Lease. In the event that Tenant fails to use the entire Expansion Premises Allowance within one (1) year following the Delivery Date, such unused amounts shall be the sole property of Landlord and Tenant shall have no claim to any such unused amounts. Tenant acknowledges that the Expansion Premises Allowance is to be applied to Tenant Improvements covering the entirety of the Expansion Premises such that, following the completion of the Tenant Improvements, the entire Expansion Premises has been built out by Tenant. 2.2 Disbursement of the Expansion Premises Allowance. 2.2.1 Tenant Improvement Allowance Items. Except as otherwise set forth in this Tenant Work Letter, the Expansion Premises Allowance shall be disbursed by Landlord only for the following items and costs (collectively the “Tenant Improvement Allowance Items”): 2.2.1.1 Payment of the fees of the “Architect/Space Planner” and the “Engineers,” as those terms are defined in Section 3.1 of this Tenant Work Letter, which payment shall, notwithstanding anything to the contrary contained in this Tenant Work Letter, not exceed an aggregate amount equal to $3.00 per rentable square foot of the Expansion Premises, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord's consultants in connection with the preparation and review of the “Construction Documents,” as that term is defined in Section 3.1 of this Tenant Work Letter; 2.2.1.2 The payment of plan check, permit and license fees relating to construction of the Tenant Improvements; 2.2.1.3 The cost of construction of the Tenant Improvements, including, without limitation, demolition, testing and inspection costs, trash removal costs, parking fees, after-hours utilities usage and contractors' fees and general conditions;

EXHIBIT B-1 Page 2 15953353_v7 56837\388601\261775737.v2 2.2.1.4 The cost of any changes anywhere in the base building or the floor of the Building on which the Expansion Premises is located (referred to herein as the “Building”), when such changes are required by the Construction Documents (including if such changes are due to the fact that such work is prepared on an unoccupied basis) or to comply with applicable governmental regulations or building codes (collectively, the “Code”), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith; 2.2.1.5 The cost of any changes to the Construction Documents or Tenant Improvements required by Code; 2.2.1.6 Sales and use taxes; and 2.2.1.8 the “Landlord Coordination Fee,” as that term is defined in Section 4.2.6 of this Tenant Work Letter. 2.2.2 Disbursement of Expansion Premises Tenant Improvement Allowance. During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Expansion Premises Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows. 2.2.2.1 Monthly Disbursements. On or before the twentieth (20th) day of each calendar month during the construction of the Tenant Improvements (the “Submittal Date”) (or such other date as Landlord or Tenant may designate), Tenant shall deliver to Landlord: (i) a request for payment of the “Contractor,” as that term is defined in Section 4.1 of this Tenant Work Letter, approved by Tenant showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises; (ii) invoices from all of “Tenant's Agents,” as that term is defined in Section 4.1.2 of this Tenant Work Letter, for labor rendered and materials delivered to the Premises (if such invoice is for the Contractor, the Contractor will need to provide an application and certificate for payment [AIA form G702-1992 or equivalent] signed by the Architect/Space Planner, and a breakdown sheet [AIA form G703-1992 or equivalent]); (iii) an original letter from the Tenant approving such invoices and requesting payment from the Tenant Improvement Allowance; (iv) executed mechanic's lien releases, which lien releases shall be conditional with respect to the then-requested payment amounts and unconditional with respect to payment amounts previously disbursed by Landlord or Tenant, from all of Tenant's Agents; and (v) all other information reasonably requested by Landlord. Tenant's request for payment shall be deemed Tenant's acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant's payment request. On or before the date occurring thirty (30) days after the Submittal Date, and assuming Landlord receives all of the information described in items (i) through (v), above, and subject to Tenant first disbursing any portion of the Over-Allowance Amount (as defined below) in accordance with Section 4.2.1, Landlord shall deliver a check to Tenant made to Tenant's Agent (or to Tenant if such invoices were previously paid by the Tenant) in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions shall be known as the “Final TI Allowance Reimbursement”), and (B) the balance of any remaining available portion of the Expansion Premises Tenant Improvement Allowance (not including the Final TI Allowance Reimbursement), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the “Approved Construction Documents”, as that term is defined in Section 3.4 below, or due to any substandard work, or for any other reason as provided in this Lease. Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request. 2.2.2.2 Final TI Allowance Reimbursement. Subject to the provisions of this Tenant Work Letter, a check for the Final TI Allowance Reimbursement payable to Tenant shall be delivered by Landlord to Tenant following the completion of construction of the Premises, provided that (i) Tenant delivers to Landlord (a) properly executed, unconditional final mechanic's lien releases from all of Tenant's Agents, showing the amounts paid, in compliance with applicable Laws, (b) Contractor's last application and certificate for payment (AIA form G702 1992 or equivalent) signed by the Architect/Space Planner, (c) a breakdown sheet (AIA form G703 1992 or equivalent), (d) original stamped building permit plans, (e) copy of the building permit, (f) original stamped building permit inspection card with all final sign-offs, (g) full size bond copies and a CD R disk containing electronic files of the “as built” drawings of the Tenant Improvements in both “dwg” and “pdf” formats, from the Architect/Space Planner for architectural drawings, and from the Contractor for all other trades, (h) air balance reports, (i) excess energy use calculations, (j) one year warranty letters from Tenant's Agents, (k) manufacturer's warranties and operating instructions, (l) final punch-list completed and signed off by Tenant and the Architect/Space Planner, (m) letters of compliance from the Engineers stating that the Engineers have inspected the Tenant Improvements and that they complies with the Engineers' drawings and specifications, (n) a copy of the recorded Notice of Completion, and (o) a final list of all contractors/vendors/consultants retained by Tenant in connection with the Tenant Improvements and any other improvements in the Premises pursuant to this Tenant Work Letter, including, but not limited to, the

EXHIBIT B-1 Page 3 15953353_v7 56837\388601\261775737.v2 Contractor, other contractors, subcontractors and the remaining Tenant's Agents, the Architect/Space Planner, the Engineers, systems furniture vendors/ installers, data/telephone cabling/equipment vendors/installers, etc., which final list shall set forth the full legal name, address, contact name (with telephone/fax/e mail addresses) and the total price paid by Tenant for goods and services to each of such contractors/vendors/consultants (collectively, the “Final Close Out Package”), and (ii) Landlord has inspected the Expansion Premises and reasonably determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant's use of such other tenant's leased premises in the Building. 2.2.2.3 Other Terms. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items. All Tenant Improvement Allowance Items for which the Tenant Improvement Allowance has been made available shall be deemed Landlord's property under the terms of Section 8.5 of this Lease. Tenant shall have no claim to any Tenant Improvement Allowance not expended by Tenant on or before the one (1) year anniversary of the Delivery Date and any such sums shall be the sole property of Landlord. 2.2.2.4. Allowance Disbursement. Notwithstanding anything to the contrary contained in this Amendment, Landlord shall not be required to disburse any portion of the Expansion Premises Allowance to Tenant until Tenant has provided to Landlord the Additional L - C described in paragraph 9 of this Amendment. 2.3 Construction Rules, Requirements, Specifications, Design Criteria and Building Standards. Landlord has established construction rules, regulation, requirements and procedures, and specifications, design criteria and Building standards with which Tenant, the “Architect/Space Planner,” as that term is defined below, and all Tenant's Agents must comply in designing and constructing the Tenant Improvements in the Premises (the “Construction Rules, Requirements, Specifications, Design Criteria and Building Standards”). SECTION 3 CONSTRUCTION DOCUMENTS 3.1 Selection of Architect/Space Planner/Construction Documents. Tenant shall retain a licensed, competent, reputable architect/space planner experienced in high-rise office space and Laboratory Use design selected by Tenant and reasonably approved by Landlord (the “Architect/Space Planner”) and licensed, competent, reputable engineering consultants selected by Tenant and reasonably approved by Landlord (the “Engineers”) to prepare the Construction Documents. The plans and drawings to be prepared by Architect/Space Planner and the Engineers hereunder shall be known collectively as the “Construction Documents.” All Construction Documents shall comply with Landlord's drawing format and specifications. Landlord's review of the Construction Documents as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Documents are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Documents, and Tenant's waiver and indemnity set forth in Section 10.1 of this Lease shall specifically apply to the Construction Documents. Furthermore, Tenant and Architect/Space Planner shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect/Space Planner shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. 3.2 Final Space Plan. Tenant shall supply Landlord with two (2) copies signed by Tenant of its final space plan for the Premises before any architectural Construction Documents or engineering drawings have been commenced. The final space plan (the “Final Space Plan”) shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord's receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require. 3.3 Final Construction Documents. After the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect/Space Planner and the Engineers to complete the architectural and engineering drawings for the Expansion Premises, and Architect/Space Planner shall

EXHIBIT B-1 Page 4 15953353_v7 56837\388601\261775737.v2 compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing Construction Documents in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Construction Documents”) and shall submit the same to Landlord for Landlord's approval, not to be unreasonably withheld, conditioned, or delayed. Tenant shall supply Landlord with two (2) copies signed by Tenant of such Final Construction Documents. Landlord, acting reasonably and in good faith, shall advise Tenant within ten (10) business days after Landlord's receipt of the Final Construction Documents for the Expansion Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall immediately revise the Final Construction Documents in accordance with such review and any disapproval of Landlord in connection therewith. 3.4 Approved Construction Documents. The Final Construction Documents shall be approved by Landlord (the “Approved Construction Documents”) prior to the commencement of construction of the Expansion Premises by Tenant; provided, however, Tenant may commence demolition work prior to Landlord's approval of the Final Construction Documents with Landlord's prior written consent, not to be unreasonably withheld, conditioned, or delayed. After approval by Landlord of the Final Construction Documents Tenant shall cause the Architect/Space Planner to submit the Approved Construction Documents to the appropriate municipal authorities for all architectural and structural permits (the “Permits”), provided that (a) the Architect/Space Planner shall provide Landlord with a copy of the package that it intends to submit prior to such submission, and (b) if there are Base Building modifications required to obtain the Permits, then Tenant shall obtain Landlord's prior written consent to any such Base Building modifications. Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy (or other documentation or approval allowing Tenant to legally occupy the Premises) for the Premises and that obtaining the same shall be Tenant's responsibility; provided, however, that Landlord shall cooperate with Tenant in performing ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy (or other documentation or approval allowing Tenant to legally occupy the Expansion Premises). No changes, modifications or alterations in the Approved Construction Documents may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld. SECTION 4 CONSTRUCTION OF THE TENANT IMPROVEMENTS 4.1 Tenant's Selection of Contractors. 4.1.1 The Contractor. Tenant shall retain a licensed general contractor selected by Tenant and reasonably approved by Landlord (the “Contractor”), as contractor for the construction of the Tenant Improvements, which Contractor shall be a qualified, reputable, general contractor experienced in Comparable Buildings. 4.1.2 Tenant's Agents. The Architect/Space Planner, Engineers, consultants, Contractor, other contractors, vendors, subcontractors, laborers, and material suppliers retained and/or used by Tenant shall be known collectively as the “Tenant's Agents.” For the following trades, only those contractors, subcontractors, laborers, and material suppliers listed in the Construction Rules, Requirements, Specifications, Design Criteria and Building Standards may be selected by Tenant: Asbestos, Cable Television, Electrical, Elevators, Fire Sprinklers, Fire / Life Safety, HVAC, HVAC Air Balance, Plumbing, Roofing (as listed for each building comprising the Project), and Waste. The Electrical, Fire Sprinklers, Fire / Life Safety, HVAC and Plumbing must be engineered by, and any structural engineering must be conducted by, an engineer or engineers approved by Landlord. 4.2 Construction of Tenant Improvements by Tenant's Agents. 4.2.1 Construction Contract; Cost Budget. Prior to execution of a construction contract, Tenant shall submit a copy of the proposed contract with the Contractor for the construction of the Tenant Improvements, including the general conditions with Contractor (the “Contract”) to Landlord for its approval, which approval shall not be unreasonably withheld, conditioned or delayed. Following execution of the Contract and prior to commencement of construction, Tenant shall provide Landlord with a fully executed copy of the Contract for Landlord's records. Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids and proposals for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, for all of Tenant's Agents, of the final estimated costs to be incurred or which have been incurred in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor (the “Construction Budget”), which costs shall include, but not be limited to, the costs of the Architect's and Engineers' fees and the Landlord Coordination Fee. The amount, if any, by which the

EXHIBIT B-1 Page 5 15953353_v7 56837\388601\261775737.v2 total costs set forth in the Construction Budget exceed the amount of the Expansion Premises Tenant Improvement Allowance is referred to herein as the “Over Allowance Amount”. In the event that an Over-Allowance Amount exists, then prior to the commencement of construction of the Tenant Improvements, Tenant shall supply Landlord with cash in an amount equal to the Over-Allowance Amount. The Over-Allowance Amount shall be disbursed by Landlord prior to the disbursement of any of the then remaining portion of the Expansion Premises Improvement Allowance, and such disbursement shall be pursuant to the same procedure as the Expansion Premises Improvement Allowance. In the event that, after the total costs set forth in the Construction Budget have been delivered by Tenant to Landlord, the costs relating to the design and construction of the Tenant Improvements change, any additional costs for such design and construction in excess of the total costs set forth in the Construction Budget shall be added to the Over-Allowance Amount and the total costs set forth in the Construction Budget, and such additional costs shall be paid by Tenant to Landlord immediately as an addition to the Over-Allowance Amount or at Landlord's option, Tenant shall make payments for such additional costs out of its own funds, but Tenant shall continue to provide Landlord with the documents described in items (i), (ii), (iii) and (iv) of Section 2.2.2.1 of this Tenant Work Letter, above, for Landlord's approval, prior to Tenant paying such costs. All Tenant Improvements paid for by the Over- Allowance Amount shall be deemed Landlord's property under the terms of the Lease. 4.2.2 Tenant's Agents. 4.2.2.1 Landlord's General Conditions for Tenant's Agents and Tenant Improvement Work. Tenant's and Tenant's Agent's construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Construction Documents; (ii) Tenant and Tenant's Agents shall not, in any way, interfere with, obstruct, or delay, the work of Landlord's base building contractor and subcontractors with respect to the Base Building or any other work in the Building; (iii) Tenant's Agents shall submit schedules of all work relating to the Tenant Improvements to Landlord and Landlord shall, within five (5) business days of receipt thereof, inform Tenant's Agents of any changes which are necessary thereto, and Tenant's Agents shall adhere to such corrected schedule; and (iv) Tenant shall abide by all rules made by Landlord with respect to the use of parking, freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements and Tenant shall promptly execute all documents including, but not limited to, Landlord's standard contractor's rules and regulations, as Landlord may deem reasonably necessary to evidence or confirm Tenant's agreement to so abide. 4.2.2.2 Indemnity. Tenant's indemnity of Landlord as set forth in Section 10.1 of this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant's non-payment of any amount arising out of the Tenant Improvements and/or Tenant's disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in Section 10.1 of this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord's performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy (or other documentation or approval allowing Tenant to legally occupy the Expansion Premises) for the Expansion Premises. 4.2.2.3 Requirements of Tenant's Agents. Each of Tenant's Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant's Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors and (ii) the Expansion Premises Rent Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

EXHIBIT B-1 Page 6 15953353_v7 56837\388601\261775737.v2 4.2.2.4 Insurance Requirements. 4.2.2.4.1 General Coverages. All of Tenant's Agents shall carry worker's compensation insurance covering all of their respective employees, and shall also carry commercial general liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in Article 10 of this Lease, and the policies therefor shall insure Landlord and Tenant, as their interests may appear, as well as the Contractor and subcontractors. 4.2.2.4.2 Special Coverages. Tenant or Contractor shall carry “Builder's All Risk” insurance in an amount approved by Landlord, which shall in no event be less than the amount actually carried by Tenant or Contractor, covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord. 4.2.2.4.3 General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor's equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense. Tenant's Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant and which shall name Landlord, and any other party that Landlord so specifies, as additional insured as to the full limits required hereunder for such entire ten (10) year period. All insurance, except Workers' Compensation, maintained by Tenant's Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Tenant Work Letter. Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the Tenant Improvements and naming Landlord as a co-obligee. 4.2.3 Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer's specifications. 4.2.4 Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same. Should Landlord reasonably disapprove any portion of the Tenant Improvements due to defects or deviations in the completion of such improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations noted in Landlord's disapproval shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists, Landlord may, take such action as Landlord deems necessary, at Tenant's expense and without incurring any liability on Landlord's part, to correct any such defect or deviation, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord's satisfaction. 4.2.5 Meetings. Commencing upon the execution of this Amendment, Tenant shall hold regular meetings with the Architect/Space Planner and the Contractor regarding the progress of the preparation of Construction Documents and the construction of the Tenant Improvements, which meetings shall be held at the office of the Project, at a time mutually agreed upon by Landlord and Tenant, and, upon Landlord's request, certain of Tenant's Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor's current request for payment.

EXHIBIT B-1 Page 7 15953353_v7 56837\388601\261775737.v2 4.2.6 Landlord Coordination Fee. Tenant shall pay a construction supervision and management fee (the “Landlord Coordination Fee”) to Landlord in an amount equal to one percent (1.0%) of the Expansion Improvement Allowance. 4.3 Notice of Completion. Within five (5) days after the final completion of construction of the Tenant Improvements, including, without limitation, the completion of any punch list items, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the County in which the Premises is located pursuant to applicable Law, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense. At the conclusion of construction and prior to Landlord's payment of the Final TI Allowance Reimbursement, (i) Tenant shall cause the Contractor and the Architect/Space Planner (A) to update the Approved Construction Documents through annotated changes, as necessary, to reflect all changes made to the Approved Construction Documents during the course of construction, (B) to certify to the best of the Architect/Space Planner's and Contractor's knowledge that such updated Approved Construction Documents are true and correct, which certification shall survive the expiration or termination of this Lease, as hereby amended, and (ii) Tenant shall deliver to Landlord the Final Close Out Package. Landlord shall, at Tenant's expense, update Landlord's “as-built” master plans, for the floor(s) on which the Premises are located, if any, including updated vellums and electronic CAD files, all of which may be modified by Landlord from time to time, and the current version of which shall be made available to Tenant upon Tenant's request. SECTION 5 MISCELLANEOUS 5.1 Tenant's Representative. Tenant has designated Jason Gordon as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter. 5.2 Landlord's Representative. Landlord has designated Jack Van Kleunen as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter. 5.3 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references in this Tenant Work Letter to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord. 5.4 Tenant's Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an event of default as described in Section 19.1 of this Lease or a default by Tenant under this Tenant Work Letter has occurred at any time on or before the substantial completion of the Expansion Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to this Lease, Landlord shall have the right to withhold payment of all or any portion of the Expansion Premises Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Expansion Premises (in which case, Tenant shall be responsible for any delay in the substantial completion of the Expansion Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of this Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Expansion Premises caused by such inaction by Landlord).

EXHIBIT C Page 1 56837\388601\261775737.v2 EXHIBIT “C” MASTER DECLARATION (i) Notice Of Adoption Of Redevelopment plan Entitled “Depot District Redevelopment Project Area Plan”, dated October 15, 1998, recorded October 22, 1998 as Entry No. 7127194 in Book 8133 at Page 1835 of the Official Records, as amended and affected by an Amended Notice Of Adoption Of Redevelopment Plan Entitled “Depot District Redevelopment Project Area Plan”, dated October 15, 1998, recorded May 6, 1999 as Entry No. 7345726 in Book 8275 at Page 1402 of the Official Records; (ii) Easement Agreement (With Boundary Agreement), dated January 3, 2000, recorded January 13, 2000 as Entry No. 7553961, in Book 8336, at Page 1170 of the Official Records, as amended and/or otherwise affected by that certain Omnibus Amendment To City Project Agreements, recorded April 22, 2013 as Entry No. 11622650, in Book 10129, at Page 5755 of the Official Records, as amended and/or otherwise affected by that certain Affidavit, dated February 21, 2001, executed by BRIAN GOCHNOUR, recorded February 26, 2001 as Entry No.7828965, in Book 8427, at Page 4667 of the Official Records; (iii) Amended And Restated Participation And Reimbursement Agreement, dated as of May __, 2006, recorded June 8, 2006 as Entry No. 9747342, in Book 9305, at Page 5127 of the Official Records, as amended and/or otherwise affected by that certain First Amendment To Amended And Restated Participation And Reimbursement Agreement, recorded April 22, 2013 as Entry No. 11622649, in Book 10129, at Page 5750 of the Official Records; (iv) Rio Grande Street Grant Of Easement, dated January 3, 2000, recorded January 13, 2000 as Entry No. 7553963, in Book 8336, at Page 1217 of the Official Records, as corrected by an Affidavit recorded August 7, 2000 as Entry No. 7693049, in Book 8379 at Page 5484 of the Official Records, as amended, supplemented and otherwise affected by that certain First Amendment To Rio Grande Street Grant Of Easement, recorded May 6, 2005 as Entry No. 9370280, in Book 9128, at Page 481 of the Official Records, and by that certain Second Amendment to Rio Grande Street Grant Of Easement, recorded December 20, 2007 as Entry No. 10305320, in Book 9550, at Page 5547 of the Official Records, and by that certain Joint Omnibus Amendment To Project Agreements, recorded April 22, 2013 as Entry No. 11622651, in Book 10129, at Page 5760 of the Official Records; (v) Plaza Pedestrian And Public Use Easement And Programming Agreement, dated December 23, 1999, recorded January 13, 2000 as Entry No. 7553964, in Book 8336, at Page 1240 of the Official Records, as corrected by an Affidavit recorded August 7, 2000 as Entry No. 7693049, in Book 8379 at Page 5484 of the Official Records, and as amended, supplemented and otherwise affected by that certain First Amendment To Plaza Pedestrian And Public Use Easement And Programming Agreement, recorded May 6, 2005 as Entry No. 9370282, in Book 9128, at Page 506 of the Official Records, and by that certain Joint Omnibus Amendment To Project Agreements, recorded April 22, 2013 as Entry No. 11622651, in Book 10129, at Page 5760 of the Official Records; (vi) North Temple Frontage Road Grant Of Easement, dated December 23, 1999, recorded January 13, 2000 as Entry No. 7553965, in Book 8336, at Page 1263 of the Official Records, as corrected by an Affidavit recorded August 7, 2000 as Entry No. 7693049, in Book 8379 at Page 5484 of the Official Records, and as amended, supplemented and otherwise affected by that certain First Amendment To North Temple Frontage Road Grant Of Easement, recorded May 6, 2005 as Entry No. 9370279, in Book 9128, at Page 466 of the Official Records, and by that certain Joint Omnibus Amendment To Project Agreements, recorded April 22, 2013 as Entry No. 11622651, in Book 10129, at Page 5760 of the Official Records; (vii) Depot Pedestrian And Public Use Easement, dated December 23, 1999, recorded January 13, 2000 as Entry No. 7553966, in Book 8336, at Page 1284 of the Official Records, as amended, supplemented and otherwise affected by that certain First Amendment To Depot Pedestrian And Public Use Easement, recorded May 6, 2005 as Entry No. 9370281, in Book 9128, at Page 497 of the Official Records; (viii) Hotel Pedestrian Easement, dated December 23, 1999, recorded January 13, 2000 as Entry No. 7553967, in Book 8336, at Page 1302 of the Official Records, as amended, supplemented and otherwise affected by that certain First Amendment To Hotel Pedestrian Easement Now Known As Walkway Easement, recorded May 6, 2005 as Entry No. 9370283, in Book 9128, at Page 525 of the Official Records; (ix) Parks Blocks Agreement, dated as of July 5, 2000, recorded July 7, 2000 as Entry No. 7674967, in Book 8373, at Page 5614 of the Official Records, as amended and/or otherwise affected by that certain Omnibus Amendment To City Project Agreements, recorded April 22, 2013 as Entry No. 11622650, in Book 10129, at Page 5755 of the Official Records; (x) Declaration And Establishment Of Protective Covenants, Conditions And Restrictions And Grant Of Easements, dated as of December 15, 2000, recorded December 27, 2000 as Entry No. 7787948, in Book

EXHIBIT C Page 2 56837\388601\261775737.v2 8410, at Page 8311 of the Official Records, as amended and/or otherwise affected by that certain First Amendment To Declaration And Establishment Of Protective Covenants, Conditions And Restrictions And Grant Of Easements, recorded March 1, 2001 as Entry No. 7833680, in Book 8430, at Page 1766 of the Official Records, and by that certain Second Amendment To Declaration And Establishment Of Protective Covenants, Conditions And Restrictions And Grant Of Easements, recorded May 6, 2005 as Entry No. 9370284, in Book 9128, at Page 536 of the Official Records; (xi) Amended and Restated Declaration of Condominium Gateway Block C1 Condominium Project, recorded April 27, 2001 as Entry No. 7881708, in Book 8450, at Page 4761 of the Official Records, as said Amended And Restated Declaration was amended and/or otherwise affected by that certain First Amendment to Amended and Restated Declaration of Condominium Gateway Block C1 Condominium Project, recorded February 15, 2011 as Entry No. 11134756, in Book 9905, at Page 6380 of the Official Records; (xii) Amended And Restated Declaration Of Condominium Gateway Block C2 Condominium Project, recorded April 27, 2001 as Entry No. 7881709, in Book 8450, at Page 4843 of the Official Records; (xiii) Declaration Of Condominium Gateway Block A Condominium Project, recorded February 26, 2001 as Entry No. 7828969, in Book 8427, at Page 4676 of the Official Records; (xiv) Declaration Of Condominium Gateway Block B Condominium Project, recorded February 26, 2001 as Entry No. 7828971, in Book 8427, at Page 4752 of the Official Records, as amended or otherwise affected by that certain First Amendment To Declaration Of Condominium Gateway Block B Condominium Project And Amendment Of Record Of Survey Map, recorded May 16, 2002 as Entry No. 8235748, in Book 8598 at Page 7012, of the Official Records, and by that certain Second Amendment To Declaration Of Condominium Gateway Block B Condominium Project And Amendment Of Record Of Survey Map, recorded July 20, 2004 as Entry No. 9125323, in Book 9016 at Page 2655; (xv) Declaration Of Covenants, Conditions And Restrictions Re Commercial Shared Maintenance, dated as of February 28, 2001, as evidenced by that certain Memorandum Of Declaration Of Covenants, Conditions And Restrictions Re Commercial Shared Maintenance (Gateway), recorded March 1, 2001 as Entry No. 7833681, in Book 8430, at Page 1770 of the Official Records, and by that certain First Amendment To Memorandum Of Declaration Of Covenants, Conditions And Restrictions Re Commercial Shared Maintenance, recorded May 6, 2005 as Entry No. 9370286, in Book 9128, at Page 563 of the Official Records, and by that certain Consent and Acknowledgment of Inland Western Salt Lake City Gateway, L.L.C., recorded September 25, 2013 as Entry No. 11730200, in Book 10180, at Page 1552 of the Official Records; (xvi) Declaration Of Easements, dated as of September 1, 2001, recorded April 7, 2003 as Entry No. 8600407, in Book 8772, at Page 5889 of the Official Records; (xvii) Covenant Agreement, dated as of February 28, 2003, recorded April 7, 2003 as Entry No. 8600408, in Book 8772, at Page 5901 of the Official Records; (xviii) unrecorded Parking License Agreement dated April 8, 2002, unrecorded First Amendment to Parking License Agreement dated as of July 9, 2002, and unrecorded Central Plant Participation Agreement dated June 1, 2002, each as disclosed by that certain Parking License, Parking Access, Central Plant Participation And Subordination Agreement, dated as of June 16, 2003, recorded June 16, 2003 as Entry No. 8691592, in Book 8818, at Page 5955 of the Official Records; (xix) Parking License Agreement, dated October 6, 2003, recorded October 10, 2003 as Entry No. 8848851, in Book 8894, at Page 9334 of the Official Records, as amended, supplemented and otherwise affected by that certain First Amendment To Parking License Agreement (Gateway Office 3), dated May 5, 2005, recorded May 6, 2005 as Entry No. 9370289, in Book 9128, at Page 580 of the Official Records; (xx) Agreement For Construction And Subsequent Acquisition Of Retail Unit 4, Gateway Block A Condominium, For The Purpose Of Operating A Planetarium And Presenting Large Screen Motion Picture Features, dated February 13, 2002, recorded June 8, 2004 as Entry No. 9084123, in Book 8998, at Page 4901 of the Official Records; (xxi) Parking License Agreement, dated June 30, 2004, recorded July 20, 2004 as Entry No. 9125321, in Book 9016, at Page 2635 of the Official Records, as amended, supplemented and otherwise affected by that certain First Amendment To Parking License Agreement, dated May 5, 2005, recorded May 6, 2005 as Entry No. 9370288, in Book 9128, at Page 573 of the Official Records; (xxii) Air Space Easement Agreement, dated as of May 5, 2005, recorded May 6, 2005 as Entry No. 9370290, in Book 9128, at Page 586 of the Official Records;

EXHIBIT C Page 3 56837\388601\261775737.v2 (xxiii) Encroachment Agreement, dated as of May 5, 2005, recorded May 6, 2005 as Entry No. 9370291, in Book 9128, at Page 595 of the Official Records; (xxiv) Declaration Of Covenants, Restrictions And Easements (The Gateway--Retail Parcels), recorded May 6, 2005 as Entry No. 9370292, in Book 9128, at Page 605 of the Official Records, as amended by that certain Amendment To Declaration Of Covenants, Restrictions And Easements, recorded May 31, 2005 as Entry No. 9390612, in Book 9137, at Page 7862 of the Official Records, as amended by that Second Amendment to Declaration of Covenants, Restrictions and Easements dated June 27, 2019, recorded June 28, 2019, as Entry No. 13019122 in Book 10797, Page 3555; (xxv) Declaration Of Easement (Emergency Ingress & Egress), dated as of January 6, 2006, recorded January 10, 2006 as Entry No. 9606025, in Book 9241, at Page 9418 of the Official Records; (xxvi) Parking License Agreement, dated December 15, 2006, recorded December 26, 2006 as Entry No. 9951937, in Book 9399, at Page 9815 of the Official Records; (xxvii) Easement, recorded December 4, 2007 as Entry No. 10291031, in Book 9544, at Page 1216 of the Official Records; (xxviii) Declaration Of Bridge Covenants And Easements (The Gateway--Retail Parcels), dated October 3, 2007, recorded January 22, 2008 as Entry No. 10328082, in Book 9561, at Page 1129 of the Official Records; (xxix) Easement, recorded January 22, 2008 as Entry No. 10328083, in Book 9561, at Page 1144 of the Official Records; (xxx) Parking License Agreement, dated March 20, 2006, the existence of which is disclosed of record by that certain Memorandum Of Parking License Agreement recorded October 22, 2012 as Entry No. 11496303, in Book 10068, at Page 3312 of the Official Records; (xxxi) Central Plant Participation Agreement, dated October 6, 2003, recorded October 10, 2003 as Entry No. 8848852, in Book 8894, at Page 9344 of the Official Records; (xxxii) Central Plant Participation Agreement, dated June 30, 2004, recorded July 20, 2004 as Entry No. 9125322, in Book 9016, at Page 2645 of the Official Records; and (xxxiii) all amendments, modifications, extensions and renewals and replacements thereof; all of which shall be superior to this Lease, binding upon the Project and run with the land.

EXHIBIT D Page 1 56837\388601\261775737.v2 EXHIBIT “D” EXCEPTION SUITES GREY SHELL CRITERIA LANDLORD SHALL PROVIDE THE FOLLOWING GRAY SHELL IMPROVEMENTS TO THE PREMISES HEREINAFTER REFERRED TO AS “LANDLORD’S WORK”: A. STRUCTURES: 1. Frame: The building is constructed of steel frame, reinforced concrete, or masonry bearing wall, as provided within the existing Gateway project. 2. Exterior Walls: The exterior wall(s) are of masonry, steel framed, or such other material or materials, as provided within the existing Gateway project. 3. Ceiling Heights: Tenant’s responsibility as to clear height from floor slab. 4. Roof: The roof is of single ply material type, or equal, as provided within the existing Gateway project. 5. Partitions: Interior partition walls are Tenant’s responsibility. 6. Door(s) and Frame(s): Exterior service door(s) and frame(s) shall be hollow metal. 7. Storefront Doors: See Paragraph F. B. INTERIOR FINISHES: 1. Floors: Landlord shall furnish a standard four inch (4”) thick concrete slab or suspended structural slab throughout the interior of the Premises 2. Suspended Structural Slab: The elevated floor slabs of this building are of post-tension concrete construction. Any attachments for mechanical, electrical, or architectural elements shall be limited to a 1” maximum drilled or driven anchor embedment. If deeper embedment or core drilling is required, the slab shall be scanned to locate PT tendons and location adjusted to provide at least 3” clear from any PT tendon. In the event that PT tendons become damaged or cut, they must be repaired to bring the building back to the original design condition. Cost of these repairs shall be the responsibility of the Contactor. 3. Walls: Demising wall(s) shall be unpainted masonry or unpainted drywall finish, taped over stud, Tenant shall be responsible for final preparation and finish. Height shall be determined by Project Architect. Any cross partition(s) shall be Tenant’s responsibility. Exterior and rear wall(s) shall be unpainted masonry or concrete finish or such other material(s) as selected by Project Architect. 4. Ceilings: None provided, Tenant’s responsibility. C. SANITARY FACILITIES: 1. Toilet Room: None provided, Tenant’s responsibility. (Existing toilet rooms can remain if tenant so chooses.) D. UTILITIES: 1. Water and Sewer: Landlord shall furnish a minimum of one (1), one inch (1”) cold water supply and one (1), four inch (4”) waste water line to the Premises per Landlord’s plans. Tenant is responsible for stubbing access to both the supply and waste lines. 2. Electricity: Landlord shall furnish existing electrical cabinets and breakers, located on the rear of the building, capable of accommodating the following minimum service requirements. All down stream conduit from existing panels to be removed except for power to F.C.U.’s and misc. fire alarm devices. (a) Service at gutter shall be a 200A – 120/208V of service, terminated at the gutter.

EXHIBIT D Page 2 56837\388601\261775737.v2 (b) Any electrical requirements (step-down transformer, distribution, wiring, convenience outlets, etc.) beyond said service above shall be Tenant’s responsibility. 3. Lighting: None provided, Tenant’s responsibility. 4. H.V.A.C.: Landlord shall provide chilled and heating water from the central plant to the space and provide an outside air connection for space ventilation, based on the following: (a) Distribution System Design: All air distribution system(s) shall be Tenant’s responsibility including providing 4-pipe fan coils, heating and chilled water distribution, outside air distribution and thermostats. Chilled water coils will be designed for 48°F EWT. Heating water coils will be designed for 145°F EWT. (aa) Central Plant Deliverable: Hot water and chilled water delivered from the central plant is intended for artificial cooling and heating of the space and for heating domestic hot water. Hot water and chilled water temperature set points change seasonally for efficiencies but are always adequate to maintain 72°F (Cooling Mode) and 70°F (Heating Mode) air temperatures year-round and to maintain 120°F domestic hot water. Tenant is responsible for obtaining Landlord approval for use of the central plant’s hot and chilled water which exceed these parameters. (b) Capacity: The air conditioning capacity shall not exceed one (1) ton for each three hundred (300) square feet of Floor Area for retail space. (c) Special Equipment: In the event that Tenant’s use of the Premises requires fresh air and/or exhaust air for special equipment, cooking equipment, additional personnel, stock room areas, or show windows, and the like, Tenant shall provide same at Tenant’s sole expense, subject to the prior approval of Landlord. Tenant shall connect to base building systems where available. 5. Fire Sprinkler System: Landlord will provide a main fire line stubbed through the Premises and a layout of upright heads for shell construction as required by code. E. TELEPHONE: 1. One (1), one inch (1”) conduit, with pull string from the building telephone mounting board to Premises will be provided by the Landlord. F. STORE FRONTS: 1. Design and Installation: A standard minimum of one (1) store front shall be designed by the Project Architect and installed by Landlord consisting of a minimum of one (1) single door with cylinder lock. Landlord may elect to provide a double-entry door, at Landlord’s sole discretion, predicated on the square footage of the Premises. 15953353_v12

EXHIBIT D Page 1 56837\388601\262127969.v2 FOURTH AMENDMENT TO OFFICE LEASE THIS FOURTH AMENDMENT TO OFFICE LEASE (this “Amendment”) is made and entered into as of the 25th day of February, 2021 (the “Amendment Effective Date”) by and between VESTAR GATEWAY, LLC, a Delaware limited liability company (“Landlord”) and RECURSION PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”). RECITALS: A. Landlord and Tenant have previously executed and delivered that certain Office Lease dated November 13, 2017, as amended by that certain First Amendment to Lease dated September 25, 2018, as amended by that certain Second Amendment to Lease dated November 13, 2019, as amended by that certain Third Amendment to Lease dated January 22, 2021 (collectively, the “Lease”) with respect to certain Premises more particularly described therein. B. Landlord and Tenant have agreed to modify the Lease, subject to and in accordance with the further terms, covenants and provisions of this Amendment. NOW, THEREFORE, in consideration of the execution and delivery of the Lease, the foregoing Recitals, the mutual agreements, covenants and promises contained in this Amendment and other good and valuable considerations, the receipt, sufficiency and validity of which are hereby acknowledged, Landlord and Tenant agree as follows: 1. Definitions. Capitalized terms used in this Amendment without definition shall have the meanings assigned to such terms in the Lease unless the context expressly requires otherwise. 2. Additional Premises Rent Commencement Date. Landlord and Tenant hereby agree that the Additional Premises Rent Commencement Date (as defined in the Second Amendment) is hereby amended to be March 1, 2021. The expiration date of the Lease Term (only with respect to the Additional Premises) shall be extended by six (6) months and twenty-two (22) days and shall expire on December 22, 2028. 3. Estoppel. Tenant and Landlord each hereby affirms by execution of this Amendment that to the best of such party’s knowledge the Lease is in full force and effect and such party does not have any presently existing claims against the other party or any offsets against any amounts due under the Lease. To the best of each party’s knowledge, there are no defaults of the other party under the Lease and there are no existing circumstances which with the passage of time, notice or both, would give rise to a default under the Lease. 4. Full Force and Effect. Except as expressly modified by this Amendment, the Lease remains unmodified and in full force and effect. All references in the Lease to “this Lease” shall be deemed references to the Lease as modified by this Amendment. 5. Counterparts; Electronic Signatures. This Amendment may be executed in one or more counterparts and the signature pages combined to constitute one document. Electronic signatures shall have the same force and effect as original signatures. (signatures on next page) DocuSign Envelope ID: EC52E03E-EB25-47E1-9ED2-A35A6D61B449

DocuSign Envelope ID: EC52E03E-EB25-47E1-9ED2-A35A6D61B449

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.

LANDLORD:

VESTAR GATEWAY, LLC, a Delaware limited liability company

By: SLC Gateway Retail, LLC,
a Delaware limited liability company,
its Sole Member

By: VGSLM, LLC,
a Delaware limited liability company,
its Managing Member

By: [signature]
Name: R. Patrick McGinley
Title: Manager

TENANT:

RECURSION PHARMACEUTICALS, INC.,
a Delaware corporation

DocuSigned by:
By: Brackon Curtis
D984B81E1E79425
Name: Brackon Curtis
Its: Senior Director of People Operations

EXHIBIT D
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Page 1 56837\388601\262127969.v5 FIFTH AMENDMENT TO OFFICE LEASE THIS FIFTH AMENDMENT TO OFFICE LEASE (this “Amendment”) is made and entered into as of the 15th day of May, 2021 (the “Amendment Effective Date”) by and between VESTAR GATEWAY, LLC, a Delaware limited liability company (“Landlord”) and RECURSION PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”). RECITALS: A. Landlord and Tenant have previously executed and delivered that certain Office Lease dated November 13, 2017, as amended by that certain First Amendment to Lease dated September 25, 2018, as amended by that certain Second Amendment to Lease dated November 13, 2019, as amended by that certain Third Amendment to Lease dated January 22, 2021, and as amended by that certain Fourth Amendment to Lease dated February 25, 2021 (collectively, the “Lease”) with respect to certain Premises more particularly described therein. B. Landlord and Tenant have agreed to modify the Lease, subject to and in accordance with the further terms, covenants and provisions of this Amendment. NOW, THEREFORE, in consideration of the execution and delivery of the Lease, the foregoing Recitals, the mutual agreements, covenants and promises contained in this Amendment and other good and valuable considerations, the receipt, sufficiency and validity of which are hereby acknowledged, Landlord and Tenant agree as follows: 1. Definitions. Capitalized terms used in this Amendment without definition shall have the meanings assigned to such terms in the Lease unless the context expressly requires otherwise. 2. Expansion Premises Termination. Tenant’s right to terminate the Lease as set forth in Paragraph 6 of the Third Amendment to Lease is hereby deleted. 3. Access to Adjoining Suites. If Tenant determines during the Expansion Premises Work that Tenant requires access to any one or more of the following three (3) suites that are adjacent to the Expansion Premises: (i.e., the “Sprint” premises (containing 612 square feet), the “Head Gate Studios” premises (containing 654 square feet), or the “Urban Homes” premises (containing 1,115 square feet)), each as depicted on Exhibit “A” to this Amendment (collectively, the “Adjoining Suites”, Tenant may provide to Landlord written notice of the need for such access. Within ninety (90) days following receipt of such written notice with respect to the “Urban Homes” premises and the “Head Gate Studios” premises and within one hundred twenty (120) days following receipt of such written notice for the “Sprint” premises, Landlord shall tender to Tenant possession of the Adjoining Suites designated by Tenant free and clear of all occupants thereof and their personal property. In accordance with the terms of the Lease, Tenant shall have the right to install an exhaust system and discharge stack that may include vertical and horizontal ducting, fans, motors, and related facilities and improvements (the “Exhaust System”) within the Adjoining Suites in accordance with plans and specifications prepared by Tenant and approved by Landlord, which approval shall not be unreasonably withheld. Landlord acknowledges that the installation of the Exhaust System will require modifications to the roof deck and steel roof structure and agrees not to withhold its consent to such plans and specifications for such reasons. Upon completion of Tenant’s Expansion Premises Work in the Adjoining Suites, but in no event later than the Expansion Premises Rent Commencement Date, Tenant shall return to Landlord possession of the Adjoining Suites in broom clean condition. Landlord shall have forty-five (45) days following Tenant returning to Landlord possession of the Adjoining Suites to determine whether the installation of the Exhaust System has rendered the Adjoining Suites unleasable due to lowered ceiling heights, column spacing or other physical limitations within the Adjoining Suites directly attributable to the Exhaust System. If the Adjoining Suites are not in leasable condition solely for the reasons set forth in the preceding sentence, then Landlord shall provide to Tenant notice and the Adjoining Suites will become a portion of the Premises and the rentable square footage of the Premises will be increased by the square footage of the Adjoining Suites retroactive to the Expansion Premises Rent Commencement Date. If, however, the Adjoining Suites are in leasable condition, Tenant’s obligation with respect to the Adjoining Suites shall terminate; provided, however, Tenant shall have the right to use and maintain the Exhaust System for the remainder of the Expansion Premises Lease Term for no additional rent. 4. Occupancy of Adjoining Suites. Terminating the existing leases for the Adjoining Suites and relocating the tenants currently occupying the Adjoining Suites shall be at Landlord’s sole cost and expense and will not be charged to Tenant. Furthermore, Tenant’s right to access the Adjoining Suites or require Landlord to tender possession of the Accessed Suites to Tenant terminates once Tenant completes the Expansion Premises Work. As such, if Tenant does not request that Landlord tender possession of the Accessed Suites, and Tenant then performs the Expansion Premises Work and opens for business within the Expansion Premises, Tenant has no right at a later date to request possession of the Adjoining Suites. DocuSign Envelope ID: D0B57570-43AC-4751-A521-422211DEA58F

DocuSign Envelope ID: D0B57570-43AC-4751-A521-422211DEA58F

5. Estoppel. Tenant and Landlord each hereby affirms by execution of this Amendment that to the best of such party's knowledge the Lease is in full force and effect and such party does not have any presently existing claims against the other party or any offsets against any amounts due under the Lease. To the best of each party's knowledge, there are no defaults of the other party under the Lease and there are no existing circumstances which with the passage of time, notice or both, would give rise to a default under the Lease.

6. Full Force and Effect. Except as expressly modified by this Amendment, the Lease remains unmodified and in full force and effect. All references in the Lease to "this Lease" shall be deemed references to the Lease as modified by this Amendment.

7. Counterparts; Electronic Signatures. This Amendment may be executed in one or more counterparts and the signature pages combined to constitute one document. Electronic signatures shall have the same force and effect as original signatures.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.

LANDLORD:

VESTAR GATEWAY, LLC, a Delaware limited liability company

By: SLC Gateway Retail, LLC,
a Delaware limited liability company,
its Sole Member

By: VGSLM, LLC,
a Delaware limited liability company,
its Managing Member

DocuSigned by:
By: David Larcher
7DB52FB4977D486
Name: David Larcher
Title: Manager

TENANT:

RECURSION PHARMACEUTICALS, INC.,
a Delaware corporation

DocuSigned by:
By: Tina Larson
4CE4C5D49E60425
Name: Tina Larson
Its: President & COO

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DocuSign Envelope ID: D0B57570-43AC-4751-A521-422211DEA58F

EXHIBIT "A"
100 S. BRIDGE AREA ACCESSIBLE TO TENANT


165 UNITS
TENANT
SUITE 30
50,000 SF
Sprint
SUITE 17 954 SF
RIOGRANDESTRE


ALTITUDE ON FIFTH
165 UNITS
DAVE & BUSTER'S
SUITE 4
44,417 SF
Sprint
SUITE 17 954 SF
RIOGRAI

262127969.v6

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DocuSign Envelope ID: C955F491-8BF9-4DC2-A37C-CAFBD8A5AAFD

SIXTH AMENDMENT TO OFFICE LEASE

THIS SIXTH AMENDMENT TO OFFICE LEASE (this "Amendment") is made and entered into as of the 18 day of October, 2021 (the "Amendment Effective Date") by and between VESTAR GATEWAY, LLC, a Delaware limited liability company ("Landlord") and RECURSION PHARMACEUTICALS, INC., a Delaware corporation ("Tenant").

RECITALS:

A. Landlord and Tenant have previously executed and delivered that certain Office Lease dated November 13, 2017 ("Original Lease"), as amended by that certain First Amendment to Lease dated September 25, 2018, as amended by that certain Second Amendment to Office Lease dated November 13, 2019, as amended by that certain Third Amendment to Office Lease dated January 22, 2021 (the "Third Amendment"), as amended by that certain Fourth Amendment to Office Lease dated February 25, 2021, and as amended by that certain Fifth Amendment to Office Lease dated May 15, 2021 (collectively, with the Original Lease, the "Lease") with respect to certain Premises more particularly described therein.

B. Landlord and Tenant have agreed to modify the Lease, subject to and in accordance with the further terms, covenants and provisions of this Amendment.

NOW, THEREFORE, in consideration of the execution and delivery of the Lease, the foregoing Recitals, the mutual agreements, covenants and promises contained in this Amendment and other good and valuable considerations, the receipt, sufficiency and validity of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Definitions. Capitalized terms used in this Amendment without definition shall have the meanings assigned to such terms in the Lease unless the context expressly requires otherwise.

2. Supplementary Premises. In addition to and together with the Premises, from and after the Expansion Premises Rent Commencement Date (as defined in the Third Amendment), Landlord leases to Tenant and Tenant leases from Landlord that certain Supplementary Premises (herein so called) consisting of approximately twelve thousand one hundred forty (12,140) square feet of Floor Area within the Expansion Premises Building and adjacent to the Expansion Premises (as each is defined in the Third Amendment) and identified as the "Supplementary Premises" on the Site Plan attached hereto as **Exhibit "A"**. Additionally, Tenant shall have exclusive use and control of the existing elevators that are accessible from the ground level of the Expansion Premises Building and the Supplementary Premises. From and after the Supplementary Premises Rent Commencement Date, references in the Lease to the "Premises" shall be deemed to include the "Supplementary Premises" and Tenant's use, lease and occupancy of the Supplementary Premises shall be subject to all of the terms, covenants and provisions of the Lease. Tenant acknowledges that the provisions of Article 10 of the Lease apply to Tenant's entry in the Supplementary Premises.

3. Term. The Term of the Lease with respect to the Supplementary Premises shall be coterminous with the Expansion Premises Lease Term (as defined in the Third Amendment).

4. Use. The Supplementary Premises shall be used solely for general office purposes (no laboratory work); provided, however, the Supplementary Premises may be used for the purposes expressly set forth in Article 5 of the Lease upon Tenant providing advance written notice to Landlord of such change, and for no other purpose.

5. Base Rent. From and after the Expansion Premises Rent Commencement Date, Base Rent shall be payable with respect to the Supplementary Premises in accordance with the schedule of Base Rent set forth below.

Month of Lease Term	**Monthly Rental**	**Annual Rental**	**Annual Rental Rate Per Square Foot**
Expansion Premises Rent Commencement Date – 12	$25,291.67	$303,500.00	$25.0000
13-24	$26,050.42	$312,605.00	$25.7500
25-36	$26,831.93	$321,983.15	$26.5225
37-48	$27,636.89	$331,642.64	$27.3182
49-60	$28,465.99	$341,591.92	$28.1377
61-72	$29,319.97	$351,839.68	$28.9819
73-84	$30,199.57	$362,394.87	$29.8513
85-96	$31,105.56	$373,266.72	$30.7468
97-108	$32,038.73	$384,464.72	$31.6693
109-120	$32,999.89	$395,998.66	$32.6193

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Page 2 56837\388601\263703014.v6 ClarkHill\263703014.v8 6. Operating Expenses, Taxes – Supplementary Premises. Tenant acknowledges that its obligation for payments for Direct Expenses, Operating Expenses and Tax Expenses with respect to the Supplementary Premises shall be calculated in the same manner as the original Premises (as is set forth in Article 4 of the Original Lease; provided, however, with respect to the Supplementary Premises, the Base Year shall be calendar year 2021). 7. Delivery of Supplementary Premises. Landlord shall tender possession of the Supplementary Premises to Tenant promptly following the Amendment Effective Date; provided, however such tender of possession of the Supplementary Premises shall not include Suites 78, 79 and 80 (the “Exception Suites”) within the Supplementary Premises. Landlord shall tender possession of the Exception Suites to Tenant in grey shell condition as more fully described in Exhibit “B” hereto on or before the date that is sixty-three (63) days after the Amendment Effective Date. Except for Landlord’s representations and warranties contained in this Amendment and in the Lease, (a) no representations, inducements, understanding or anything of any nature whatsoever, made, stated or represented by Landlord or anyone acting for or on Landlord’s behalf, either orally or in writing, have induced Tenant to enter into this Amendment, and (b) Tenant acknowledges, represents and warrants that Tenant has entered into this Amendment under and by virtue of Tenant’s own independent investigation. Except for Landlord’s representation and warranties contained in this Amendment and in the Lease, Tenant hereby shall accept the Supplementary Premises (except the Exception Suites) in its current “as is” and “where is” condition without warranty of any kind, express or implied, including, without limitation, any warranty as to title, physical condition or the presence or absence of Hazardous Materials, and if the Supplementary Premises (except the Exception Suites) are not in all respects entirely suitable for the use or uses to which the Supplementary Premises or any part thereof will be put, then it is the sole responsibility and obligation of Tenant, subject to and in accordance with the provisions of the Lease, to take such action as may be necessary to place the Supplementary Premises (except the Exception Suites) in a condition entirely suitable for such use or uses. IN CONNECTION WITH THE ABOVE, TENANT HEREBY ACKNOWLEDGES AND REPRESENTS TO LANDLORD THAT TENANT HAS HAD AMPLE OPPORTUNITY TO INSPECT AND EVALUATE THE SUPPLEMENTARY PREMISES AND THE FEASIBILITY OF THE USES AND ACTIVITIES TENANT IS ENTITLED TO CONDUCT THEREON; THAT TENANT IS EXPERIENCED; THAT TENANT WILL RELY ENTIRELY ON TENANT’S EXPERIENCE, EXPERTISE AND ITS OWN INSPECTION OF THE SUPPLEMENTARY PREMISES IN ITS CURRENT STATE IN PROCEEDING WITH THIS AMENDMENT (SUBJECT TO LANDLORD’S REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AMENDMENT AND THE LEASE AND LANDLORD’S WORK TO BE PERFORMED WITH RESPECT TO THE EXCEPTION SUITES); TENANT ACCEPTS THE SUPPLEMENTARY PREMISES IN ITS PRESENT CONDITION (SUBJECT TO LANDLORD’S REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AMENDMENT AND THE LEASE AND LANDLORD’S WORK TO BE PERFORMED WITH RESPECT TO THE EXCEPTION SUITES), AND THAT, TO THE EXTENT THAT TENANT’S OWN EXPERIENCE WITH RESPECT TO ANY OF THE FOREGOING IS INSUFFICIENT TO ENABLE TENANT TO REACH AND FORM A CONCLUSION, TENANT HAS ENGAGED THE SERVICES OF PERSONS QUALIFIED TO ADVISE TENANT WITH RESPECT TO SUCH MATTERS. TENANT IS NOT RELYING ON ANY EXPRESS OR IMPLIED, ORAL OR WRITTEN REPRESENTATIONS, OR WARRANTIES MADE BY LANDLORD OR ITS REPRESENTATIVES, OTHER THAN THOSE SET FORTH IN THIS AMENDMENT AND IN THE LEASE. In this regard, except as set forth in this Amendment, Tenant shall be responsible, at its sole cost and expense, for the work within the Supplementary Premises in accordance with the provisions of the Lease and this Amendment. 8. Allowance. If the Lease is in full force and effect and if Tenant is not in breach or default of any of the terms, conditions, covenants and provisions of this Lease, Tenant shall be entitled to a one- time “Supplementary Premises Allowance” in the amount of Seventy and No/100 Dollars ($70.00) gross square foot for partial reimbursement of the cost to ready the Supplementary Premises for occupancy (“Tenant’s Work”). Payment of the Supplementary Premises Allowance shall be made to Tenant by Landlord within thirty (30) days after the later to occur of (i) Tenant requesting, in writing, disbursement of the Supplementary Premises Allowance, which request may be made only after Tenant has opened at the Supplementary Premises for business to the general public in accordance with the terms, covenants and provisions of this Amendment, and (ii) delivery to Landlord of the following: (a) a copy of the Certificate of Occupancy or comparable permit issued by the City of Salt Lake and/or the County of Salt Lake, Utah for the Supplementary Premises, (b) unconditional lien waivers from Tenant’s contractor and all subcontractors and suppliers who furnished labor and/or materials in connection with the construction of the Supplementary Premises in a form substantially similar to the form previously delivered to Landlord with respect to the original Supplementary Premises Allowance, and (c) a copy of all permits, licenses or other governmental, quasi-governmental or other licensing authority authorizations required as a prerequisite for Tenant (or the third party operator) conducting business operations at the Supplementary Premises, and (d) execution and delivery by Tenant to Landlord of an estoppel certificate in the form attached to the Lease as an Exhibit, and (e) copies of invoices and work orders demonstrating the cost of Tenant’s Work, and (f) a copy of the “as-built” plans (or record drawings marked to show field changes) for the Supplementary DocuSign Envelope ID: C955F491-8BF9-4DC2-A37C-CAFBD8A5AAFD

DocuSign Envelope ID: C955F491-8BF9-4DC2-A37C-CAFBD8A5AAFD

Premises. Tenant shall deliver the request for the Supplementary Premises Allowance to Landlord no later than three hundred sixty (360) days after the Expansion Premises Rent Commencement Date (the "Allowance Cutoff Date"). In the event Tenant does not submit the request for the Supplementary Premises Allowance within thirty (30) days after the Allowance Cutoff Date, Landlord shall not be obligated to fund any portion of the Supplementary Premises Allowance to Tenant and the Supplementary Premises Allowance shall be forfeited by Tenant without any reduction or adjustment to the Base Rent, Additional Rent (as defined in the Lease) or other charges payable by Tenant to Landlord under this Lease. Tenant's Work shall be performed in accordance with the applicable provisions of the Lease, including the payment to Landlord of a construction supervision and management fee in an amount equal to one percent (1%) of the Supplementary Premises Allowance.

9. Existing Bathrooms; Fire Egress. The Supplementary Premises incorporates an existing hallway that runs along the northern boundary (the "Existing Hallway"). The Existing Hallway provides access to public restrooms located to the west of the Supplementary Premises (the "Public Bathrooms") and also serves as a fire egress route for the Expansion Premises Building. In order to allow Tenant to fully integrate the Supplementary Premises with the Expansion Premises, the parties hereby agree as follows: (a) Tenant shall not alter or remove the Public Bathrooms; (b) the Public Bathrooms shall not be accessible to, or used as restrooms by, other tenants or the general public for the duration of the Expansion Premises Lease Term; and (c) Tenant shall incorporate, at part of Tenant's Work, a replacement fire egress hallway within the Supplementary Premises and/or Expansion Premises that meets fire code requirements for the Expansion Premises Building.

10. Expansion Premises. The size of the Expansion Premises as more fully described in the Third Amendment shall be reduced from 91,748 rentable square feet to 91,494 rentable square feet, a reduction needed of 254 square feet so as to avoid relocating the south HVAC unit as shown on Exhibit A. Tenant will be responsible for adding the needed demising wall as shown on Exhibit A.

11. Base Rent – Expansion Premises. The rental chart set forth in Paragraph 6 of the Third Amendment is amended and restated in its entirety as follows:

Year of Lease Term	**Monthly Rental**	**Annual Rental**	**Annual Rental Rate Per Square Foot**
1	$245,890.13	$2,950,681.50	$32.2500
2	$253,266.83	$3,039,201.95	$33.2175
3	$260,864.64	$3,130,375.72	$34.2140
4	$268,690.43	$3,224,285.16	$35.2404
5	$276,751.81	$3,321,021.76	$36.2977
6	$285,054.13	$3,420,649.58	$37.3866
7	$293,605.77	$3,523,269.25	$38.5082
8	$302,413.59	$3,628,963.12	$39.6634
9	$311,485.99	$3,737,831.83	$40.8533
10	$320,830.57	$3,849,966.88	$42.0789

The Expansion Premises Allowance granted to Tenant (which has been stated as One Hundred Ten and No/100 Dollars ($110.00) per rentable square foot of the Expansion Premises) shall be adjusted based upon the reduced square footage of the Expansion Premises.

12. Parking. In addition to Tenant's existing parking rights set forth in the Lease, Tenant shall have the additional right, but not the obligation, to utilize up to three (3) parking passes for every one-thousand (1,000) rentable square feet comprising the Expansion Premises and the Supplementary Premises for use on a monthly basis throughout the Expansion Premises Lease Term for use in the north and south parking garages owned by Landlord, which passes shall be unreserved and on a first-come, first-served basis. The cost for such parking passes described herein for the Expansion Premises Lease Term shall be Eighty-Five and No/100 Dollars ($85.00) per pass per month. All other terms and provisions with respect to parking passes shall be as set forth in Article 28 of the Lease.

13. Estoppel. Tenant and Landlord each hereby affirms by execution of this Amendment that to the best of such party's knowledge the Lease is in full force and effect and such party does not have any presently existing claims against the other party or any offsets against any amounts due under the Lease. To the best of each party's knowledge, there are no defaults of the other party under the Lease and there are no existing circumstances which with the passage of time, notice or both, would give rise to a default under the Lease.

14. Full Force and Effect. Except as expressly modified by this Amendment, the Lease remains unmodified and in full force and effect. All references in the Lease to "this Lease" shall be deemed

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Page 4 56837\388601\263703014.v6 ClarkHill\263703014.v8 references to the Lease as modified by this Amendment. However, the provisions of Section 2.4 of the Original Lease shall not be applicable to this Amendment or to the Supplementary Premises. 15. Counterparts; Electronic Signatures. This Amendment may be executed in one or more counterparts and the signature pages combined to constitute one document. Electronic signatures shall have the same force and effect as original signatures. [Signatures on following page] DocuSign Envelope ID: C955F491-8BF9-4DC2-A37C-CAFBD8A5AAFD

DocuSign Envelope ID: C955F491-8BF9-4DC2-A37C-CAFBD8A5AAFD

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.

LANDLORD:

VESTAR GATEWAY, LLC, a Delaware limited liability company

By: SLC Gateway Retail, LLC,
a Delaware limited liability company,
its Sole Member

By: VGSLM, LLC,
a Delaware limited liability company,
its Managing Member

DocuSigned by:

By: ______________________
Name: David Larcher
Title: Manager

TENANT:

RECURSION PHARMACEUTICALS, INC.,
a Delaware corporation

DocuSigned by: DocuSigned by:

By: ______________________
Name: Tina Larson Nathan Hatfield
Its: President & COO V.P. Legal and Associate General Counsel

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DocuSign Envelope ID: C955F491-8BF9-4DC2-A37C-CAFBD8A5AAFD

EXHIBIT "A"
SITE PLAN


Supplementary Premises
Cicore
wework
RECURSION
500 WEST
400 WEST
100 SOUTH
200 SOUTH
RIO GRANDE STREET
LOWER LEVEL
vivint. Arena
MEGAPLEX
Red Line
Green Line
Blue Line
THE GATEWAY
Salt Lake City, Utah
Vestar
brr

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Page 1 56837\388601\263703014.v6 ClarkHill\263703014.v8 EXHIBIT “B” EXCEPTION SUITES GREY SHELL CRITERIA LANDLORD SHALL PROVIDE THE FOLLOWING GRAY SHELL IMPROVEMENTS TO THE PREMISES HEREINAFTER REFERRED TO AS “LANDLORD’S WORK”: A. STRUCTURES: 1. Frame: The building is constructed of steel frame, reinforced concrete, or masonry bearing wall, as provided within the existing Gateway project. 2. Exterior Walls: The exterior wall(s) are of masonry, steel framed, or such other material or materials, as provided within the existing Gateway project. 3. Ceiling Heights: Tenant’s responsibility as to clear height from floor slab. 4. Roof: The roof is of single ply material type, or equal, as provided within the existing Gateway project. 5. Partitions: Interior partition walls are Tenant’s responsibility. 6. Door(s) and Frame(s): Exterior service door(s) and frame(s) shall be hollow metal. 7. Storefront Doors: See Paragraph F. B. INTERIOR FINISHES: 1. Floors: Landlord shall furnish a standard four inch (4”) thick concrete slab or suspended structural slab throughout the interior of the Premises. 2. Suspended Structural Slab: The elevated floor slabs of this building are of post-tension concrete construction. Any attachments for mechanical, electrical, or architectural elements shall be limited to a 1” maximum drilled or driven anchor embedment. If deeper embedment or core drilling is required, the slab shall be scanned to locate PT tendons and location adjusted to provide at least 3” clear from any PT tendon. In the event that PT tendons become damaged or cut, they must be repaired to bring the building back to the original design condition. Cost of these repairs shall be the responsibility of the Contactor. 3. Walls: Demising wall(s) shall be unpainted masonry or unpainted drywall finish, taped over stud, Tenant shall be responsible for final preparation and finish. Height shall be determined by Project Architect. Any cross partition(s) shall be Tenant’s responsibility. Exterior and rear wall(s) shall be unpainted masonry or concrete finish or such other material(s) as selected by Project Architect. 4. Ceilings: None provided, Tenant’s responsibility. C. SANITARY FACILITIES: 1. Toilet Room: None provided, Tenant’s responsibility. (Existing toilet rooms can remain if tenant so chooses.) D. UTILITIES: 1. Water and Sewer: Landlord shall furnish a minimum of one (1), one inch (1”) cold water supply and one (1), four inch (4”) waste water line to the Premises per Landlord’s plans. Tenant is responsible for stubbing access to both the supply and waste lines. 2. Electricity: Landlord shall furnish existing electrical cabinets and breakers, located on the rear of the building, capable of accommodating the following minimum service requirements. All down stream conduit from existing panels to be removed except for power to F.C.U.’s and misc. fire alarm devices. (a) Service at gutter shall be a 200A – 120/208V of service, terminated at the gutter. DocuSign Envelope ID: C955F491-8BF9-4DC2-A37C-CAFBD8A5AAFD

Page 2 56837\388601\263703014.v6 ClarkHill\263703014.v8 (b) Any electrical requirements (step-down transformer, distribution, wiring, convenience outlets, etc.) beyond said service above shall be Tenant’s responsibility. 3. Lighting: None provided, Tenant’s responsibility. 4. H.V.A.C.: Landlord shall provide chilled and heating water from the central plant to the space and provide an outside air connection for space ventilation, based on the following: (a) Distribution System Design: All air distribution system(s) shall be Tenant’s responsibility including providing 4-pipe fan coils, heating and chilled water distribution, outside air distribution and thermostats. Chilled water coils will be designed for 48°F EWT. Heating water coils will be designed for 145°F EWT. (aa) Central Plant Deliverable: Hot water and chilled water delivered from the central plant is intended for artificial cooling and heating of the space and for heating domestic hot water. Hot water and chilled water temperature set points change seasonally for efficiencies but are always adequate to maintain 72°F (Cooling Mode) and 70°F (Heating Mode) air temperatures year-round and to maintain 120°F domestic hot water. Tenant is responsible for obtaining Landlord approval for use of the central plant’s hot and chilled water which exceed these parameters. (b) Capacity: The air conditioning capacity shall not exceed one (1) ton for each three hundred (300) square feet of Floor Area for retail space. (c) Special Equipment: In the event that Tenant’s use of the Premises requires fresh air and/or exhaust air for special equipment, cooking equipment, additional personnel, stock room areas, or show windows, and the like, Tenant shall provide same at Tenant’s sole expense, subject to the prior approval of Landlord. Tenant shall connect to base building systems where available. 5. Fire Sprinkler System: Landlord will provide a main fire line stubbed through the Premises and a layout of upright heads for shell construction as required by code. E. TELEPHONE: One (1), one inch (1”) conduit, with pull string from the building telephone mounting board to Premises will be provided by the Landlord. F. STORE FRONTS: 1. Design and Installation: A standard minimum of one (1) store front shall be designed by the Project Architect and installed by Landlord consisting of a minimum of one (1) single door with cylinder lock. Landlord may elect to provide a double-entry door, at Landlord’s sole discretion, predicated on the square footage of the Premises. DocuSign Envelope ID: C955F491-8BF9-4DC2-A37C-CAFBD8A5AAFD

DocuSign Envelope ID: FD89351C-49B9-420E-9465-6E8A0E5DA021

SEVENTH AMENDMENT TO OFFICE LEASE

THIS SEVENTH AMENDMENT TO OFFICE LEASE (this "Amendment") is made and entered into as of the 12 day of April, 2022 (the "Amendment Effective Date") by and between VESTAR GATEWAY, LLC, a Delaware limited liability company ("Landlord") and RECURSION PHARMACEUTICALS, INC., a Delaware corporation ("Tenant").

RECITALS:

A. Landlord and Tenant have previously executed and delivered that certain Office Lease dated November 13, 2017, as amended by that certain First Amendment to Lease dated September 25, 2018, as amended by that certain Second Amendment to Office Lease dated November 13, 2019, as amended by that certain Third Amendment to Office Lease dated January 22, 2021, as amended by that certain Fourth Amendment to Office Lease dated February 25, 2021, as amended by that certain Fifth Amendment to Office Lease dated May 15, 2021, and as amended by that certain Sixth Amendment to Office Lease dated October 18, 2021 (collectively, the "Lease") with respect to certain Premises more particularly described therein.

B. Landlord and Tenant have agreed to modify the Lease, subject to and in accordance with the further terms, covenants and provisions of this Amendment.

NOW, THEREFORE, in consideration of the execution and delivery of the Lease, the foregoing Recitals, the mutual agreements, covenants and promises contained in this Amendment and other good and valuable considerations, the receipt, sufficiency and validity of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Definitions. Capitalized terms used in this Amendment without definition shall have the meanings assigned to such terms in the Lease unless the context expressly requires otherwise.

2. Loading Dock and Storage. Subject to compliance by Tenant with the codes and ordinances of governmental authorities having jurisdiction, for a term co-terminus with Tenant's lease of the Supplementary Premises (a) Landlord grants Tenant the non-exclusive right to use "Loading Dock #5" in connection with Tenant's use of the Supplementary Premises for deliveries; and (b) Landlord grants to Tenant a license to utilize a portion of the loading dock adjacent to the Supplementary Premises and depicted on Exhibit "A" attached hereto (the "Storage Area") for the placement of Tenant's Co2 bulk tanks and for the installation of Tenant's Ln2 Fill Boxes and related Fill Lines. Tenant shall coordinate with Landlord prior to installation of its Fill Boxes and Fill Lines to ensure that both the exact locations and the method of installation are approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; provided that Landlord's review and approval of the locations and method of installation of the Fill Boxes and Fill Lines shall not interfere, in any material respect, with Tenant's ability to conduct its business. All of Tenant's indemnification and insurance obligations contained in the Lease with respect to the Supplementary Premises shall be applicable to Tenant's use of Loading Dock #5 and the Storage Area. There shall be no separate rental or other charge to Tenant for the rights granted in this Paragraph 2.

3. Supplementary Premises. Two hundred thirty seven (237) square feet of the Supplementary Premises on the first floor of the Building shall be removed from the Premises, as shown on Exhibit "B" (the "Deleted Area") and the Supplementary Premises shall be amended to be eleven thousand nine hundred three (11,903) rentable square feet. The Deleted Area was included as square footage within the Supplementary Premises but is part of a retail limited common area that is not part of Landlord's retail unit to lease. With Landlord's consent, such consent not to be unreasonably withheld, Tenant shall have reasonable access to the Deleted Area; provided, however, in the case of emergency in which the panic door has opened and the drop down curtains have been engaged, then Tenant in that situation only, will not have such access. Tenant further acknowledges that the terms of Paragraph 9 of the Sixth Amendment to Lease dated October 18, 2021 (the "Sixth Amendment") (existing bathrooms and fire egress) remain in full force and effect. The Supplementary Premises Allowance with respect to Tenant's Work shall be reduced proportionately based upon Seventy and No/100 Dollars ($70.00) gross square foot to reflect the removal of the Deleted Premises from the Supplementary Premises.

4. The rental chart set forth in in Paragraph 5 of the Sixth Amendment is amended and restated in its entirety as follows:

Month of Lease Term	Monthly Rental	Annual Rental	Annual Rental Rate Per Square Foot
Expansion Premises Rent Commencement Date – 12	$24,797.92	$297,575.00	$25.00
13-24	$25,541.85	$306,502.25	$25.75
25-36	$26,308.11	$315,697.32	$26.52
37-48	$27,097.35	$325,168.24	$27.32

1

Error! Unknown document property name.

DocuSign Envelope ID: FD89351C-49B9-420E-9465-6E8A0E5DA021

49-60	$27,910.27	$334,923.28	$28.14
61-72	$28,747.58	$344,970.98	$28.98
73-84	$29,610.01	$355,320.11	$29.85
85-96	$30,498.31	$365,979.72	$30.75
97-108	$31,413.26	$376,959.11	$31.67
109-120	$32,355.66	$388,267.88	$32.62

5. Estoppel. Tenant and Landlord each hereby affirms by execution of this Amendment that to the best of such party's knowledge the Lease is in full force and effect and such party does not have any presently existing claims against the other party or any offsets against any amounts due under the Lease. To the best of each party's knowledge, there are no defaults of the other party under the Lease and there are no existing circumstances which with the passage of time, notice or both, would give rise to a default under the Lease.

6. Full Force and Effect. Except as expressly modified by this Amendment, the Lease remains unmodified and in full force and effect. All references in the Lease to "this Lease" shall be deemed references to the Lease as modified by this Amendment. However, the provisions of Section 2.4 of the Original Lease shall not be applicable to this Amendment or to the Supplementary Premises.

7. Counterparts; Electronic Signatures. This Amendment may be executed in one or more counterparts and the signature pages combined to constitute one document. Electronic signatures shall have the same force and effect as original signatures.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.

LANDLORD:

VESTAR GATEWAY, LLC, a Delaware limited liability company

By: SLC Gateway Retail, LLC,
a Delaware limited liability company,
its Sole Member

By: VGSLM, LLC,
a Delaware limited liability company,
its Managing Member

DocuSigned by:
By: David Larcher
Name: David Larcher
Title: Manager

TENANT:

RECURSION PHARMACEUTICALS, INC.,
a Delaware corporation

DocuSigned by:
By: Tina Larson
Name: Tina Larson
Its: Chief Operating Officer

2

Error! Unknown document property name.

A-1 Error! Unknown document property name. EXHIBIT “A” CO2 AND LN2 TANK AREA DocuSign Envelope ID: FD89351C-49B9-420E-9465-6E8A0E5DA021

A-2 Error! Unknown document property name. DocuSign Envelope ID: FD89351C-49B9-420E-9465-6E8A0E5DA021

A-3 Error! Unknown document property name. DocuSign Envelope ID: FD89351C-49B9-420E-9465-6E8A0E5DA021

A-1 Error! Unknown document property name. EXHIBIT “B” DELETED AREA DocuSign Envelope ID: FD89351C-49B9-420E-9465-6E8A0E5DA021

1 56837\388601\266887144.v7 EIGHTH AMENDMENT TO OFFICE LEASE THIS EIGHTH AMENDMENT TO OFFICE LEASE (this “Amendment”) is made and entered into as of the 1st day of May, 2022 (the “Amendment Effective Date”) by and between VESTAR GATEWAY, LLC, a Delaware limited liability company (“Landlord”) and RECURSION PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”). RECITALS: A. Landlord and Tenant have previously executed and delivered that certain Office Lease dated November 13, 2017 (the “Original Lease”), as amended by that certain First Amendment to Lease dated September 25, 2018 (the “First Amendment”), as amended by that certain Second Amendment to Office Lease dated November 13, 2019 (the “Second Amendment”), as amended by that certain Third Amendment to Office Lease dated January 22, 2021 (the “Third Amendment”), as amended by that certain Fourth Amendment to Office Lease dated February 25, 2021 (the “Fourth Amendment”), as amended by that certain Fifth Amendment to Office Lease dated May 15, 2021 (the “Fifth Amendment”), as amended by that certain Sixth Amendment to Office Lease dated October 18, 2021 (the “Sixth Amendment”), and as amended by that certain Seventh Amendment to Office Lease dated April 12, 2022 (the “Seventh Amendment” and together with the Original Lease, First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, and Sixth Amendment, the “Lease”) with respect to certain Premises more particularly described therein. B. Landlord and Tenant have agreed to modify the Lease, subject to and in accordance with the further terms, covenants and provisions of this Amendment. NOW, THEREFORE, in consideration of the execution and delivery of the Lease, the foregoing Recitals, the mutual agreements, covenants and promises contained in this Amendment and other good and valuable considerations, the receipt, sufficiency and validity of which are hereby acknowledged, Landlord and Tenant agree as follows: 1. Definitions. Capitalized terms used in this Amendment without definition shall have the meanings assigned to such terms in the Lease unless the context expressly requires otherwise. 2. Deletion of Contractual Termination Option. The Lease is hereby amended by deleting Section 2.4 of the Original Lease. For the avoidance of doubt, Landlord and Tenant confirm that any contractual right that Tenant may have under the Lease (or any amendment thereto) to terminate the Lease prior to the scheduled expiration of the Lease Term is hereby deleted. 3. Subletting. Article 14 of the Lease is hereby amended and restated in its entirety as follows: 14.1 Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant desires Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the "Transfer Premium", as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and an executed copy of all documentation effectuating the proposed Transfer, including all operative documents to evidence such Transfer and all agreements incidental or related to such Transfer, provided that Landlord shall have the right to require Tenant to utilize Landlord's standard Transfer documents in connection with the documentation of such Transfer, and provided further that the terms of the proposed Transfer shall provide that such proposed Transferee shall not be permitted to further assign or sublease its interest in the Subject Space and/or Lease, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, DocuSign Envelope ID: 2AF71C8F-63E9-45D8-84DE-18D3F80FA89A

2 56837\388601\266887144.v7 nature of such Transferee's business and proposed use of the Subject Space and (v) an executed estoppel certificate from Tenant stating the information set forth in items (a) through (d) in Article 17 below. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord's (or Landlord's property manager's) review and processing fees (which currently equal $1,500.00 for each proposed Transfer), as well as any reasonable professional fees (including, without limitation, attorneys', accountants', architects', engineers' and consultants' fees) incurred by Landlord (or Landlord's property manager), within thirty (30) days after written request by Landlord; provided that Tenant's reimbursement for Landlord's fees pursuant to this sentence shall not exceed $5,000.00 in connection with any one Transfer. 14.2 Landlord's Consent. Notwithstanding anything to the contrary herein, Landlord shall not unreasonably withhold, condition or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply: 14.2.1 The Transferee is engaged in a business which is not consistent with Landlord’s development plan for the Project; 14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease; 14.2.3 The Transferee is either a governmental agency or instrumentality thereof; 14.2.4 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested; 14.2.5 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease; 14.2.6 Intentionally Omitted. 14.2.7 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, or (ii) is negotiating with Landlord (which for purposes of this item (ii) and (iii), below, shall be evidenced by the transmittal of one or more letters of intent, draft proposals or lease documents by such Transferee to Landlord or Landlord to such Transferee) to lease space in the Project at such time, or (iii) has actively negotiated with Landlord to lease space within the Project during the six (6)-month period immediately preceding the Transfer Notice (with "actively negotiated" meaning, at least, written correspondence and negotiation for the lease of space within the Project, but excluding, without more, the mere delivery of leasing or property information relating to the Project); provided, however, that Landlord shall not unreasonably withhold, condition or delay its consent to an assignment of this Lease or a sublease of the Premises to a proposed assignee or subtenant under the foregoing portion of this subsection (iii) if Landlord is not willing and able to accommodate the space needs of such assignee or subtenant within the Project, and Tenant is able to do so by such assignment or sublease; 14.2.8 The Transferee does not intend to occupy the portion of the Premises assigned or sublet and conduct its business therefrom for a substantial portion of the term of the Transfer; or 14.2.9 The portion of the Premises to be sublet or assigned is irregular in shape with inadequate means of ingress and/or egress. Notwithstanding anything to the contrary contained herein, in no event shall Tenant enter into any Transfer for the possession, use, occupancy or utilization (collectively, "use") of the part of the Premises which (i) provides for a rental or other payment for such DocuSign Envelope ID: 2AF71C8F-63E9-45D8-84DE-18D3F80FA89A

3 56837\388601\266887144.v7 use based in whole or in part on the income or profits derived by any person from the Premises (other than an amount based on a fixed percentage or percentages of gross receipts or sales), and Tenant agrees that all Transfers of any part of the Premises shall provide that the person having an interest in the use of the Premises shall not enter into any lease or sublease which provides for a rental or other payment for such use based in whole or in part on the income or profits derived by any person from the Premises (other than an amount based on a fixed percentage or percentages of gross receipts of sales), or (ii) would cause any portion of the amounts payable to Landlord hereunder to not constitute "rents from real property" within the meaning of Section 512(b)(3) of the Internal Revenue Code of 1986, and any such purported Transfer shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises. If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may enter into such Transfer of the Subject Space, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease). 14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium," as that term is defined in this Section 14.3, received by Tenant from such Transferee in any particular calendar month, which amount shall be paid to Landlord immediately following Tenant's receipt of the same. "Transfer Premium" shall mean all rent, additional rent or other consideration (including, without limitation, key money, bonus money or other cash consideration but excluding any payment for assets, inventory, equipment or furniture transferred by Tenant to Transferee in connection with such Transfer) payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, and (ii) any market rate, third party brokerage commissions incurred in connection with the Transfer (collectively, the "Subleasing Costs"); provided, however, that if, at the time of any such sublease or assignment, Landlord determines that the foregoing "Transfer Premium" formula may result in the receipt by Landlord of amounts that the Landlord may not be permitted to receive pursuant to any requirements, obligation or understanding applicable to Landlord, the parties agree to enter into an amendment to this Lease which revises the "Transfer Premium" formula in a manner that (x) is mutually agreed to by the parties and (y) does not result in any material increase in the expected costs or benefits to either party under this Section 14.3. 14.4 Landlord's Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice, to recapture the Subject Space for the remainder of the Lease Term. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer (or at Landlord's option, shall cause the Transfer to be made to Landlord or its agent, in which case the parties shall execute the Transfer documentation promptly thereafter); provided, however, Tenant may, within ten (10) business days after receipt of Landlord's notice of intent to recapture the Subject Space, withdraw its request for consent to the Transfer if the Subject Space is less than all or substantially all of the Premises. In that event, Landlord's election to terminate this Lease as to the Subject Space shall be null and void and of no force and effect. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Base Rent and Tenant's Share of increases in Direct Expenses reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to DocuSign Envelope ID: 2AF71C8F-63E9-45D8-84DE-18D3F80FA89A

4 56837\388601\266887144.v7 recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of this Article 14. 14.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of this Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space; provided, however, if Tenant provides to Landlord reasonably satisfactory evidence that the Transferee satisfies the Release Criteria (as defined in Section 14.8), then Landlord shall release Tenant from any liability first arising under this Lease after the effective date of the Transfer. In no event shall any Transferee assign, sublease or otherwise encumber its interest in this Lease or further sublet any portion of the Subject Space, or otherwise suffer or permit any portion of the Subject Space to be used or occupied by others, except in accordance with this Section 14. Landlord or its authorized representatives shall have the right at all reasonable times during normal business hours, but not more than once for each Transfer, to audit the books, records and papers of Tenant relating to any Transfer. Landlord agrees to and shall keep and maintain the books, records, and papers of Tenant strictly confidential and shall not disclose such confidential information to any person or entity other than Landlord's financial or legal consultants or Landlord's mortgagee. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than five percent (5%), Tenant shall pay Landlord's reasonable costs of such audit. 14.7 Non-Transfers. Notwithstanding anything to the contrary contained in this Article 14 and so long as any such Permitted Non-Transfer (as defined herein) is not a subterfuge by Tenant to avoid its obligations under this Lease, any of the following transfers shall not be deemed a Transfer under this Article 14 (each of which are hereinafter referred to as a "Permitted Non-Transfer" and any such assignee or sublessee pursuant to a Permitted Non- Transfer hereinafter referred to as a "Permitted Non-Transferee"): (i) an assignment of Tenant's interest in this Lease, or a subletting of all or a portion of the Premises, to an affiliate of Tenant (i.e., an entity which is controlled by, controls, or is under common control with, Tenant) or any parent of Tenant, (ii) an assignment of Tenant's interest in this Lease to an entity which acquires all or substantially all of the assets of Tenant, (iii) an assignment of Tenant's interest in this Lease to an entity which is the resulting entity of a stock acquisition, merger or consolidation of Tenant during the Lease Term; (iv) any sale of stock for capital raising purposes in which Tenant is the surviving corporation, or the sale of stock or other equity interests in Tenant on a public stock exchange (e.g., NYSE or NASDAQ), whether in connection with an initial public offering or thereafter; (v) any merger effected exclusively to change the domicile of Tenant; or (vi) any assignment of Tenants' interest in the Lease in connection with any financing or refinancing of Tenant's business, whether such financing or refinancing takes the form of debt or equity investments through publicly or privately traded equity or any other form, including, without limitation, any transaction whereby an equity investor directly or indirectly provides financing or refinancing for Tenant and/or purchases ownership interests of Tenant, its parent or any affiliate of Tenant. Each Permitted Non- Transferee shall have a valuation immediately following such transaction that is (A) not materially less than the valuation of Tenant immediately prior to each Permitted Non-Transfer, and (B) is otherwise reasonably sufficient to satisfy the financial obligations under this Lease or sublease, as the case may be. For each Permitted Non-Transfer, Tenant shall notify Landlord of the same and promptly supply Landlord with any commercially reasonable documents or information reasonably requested by Landlord regarding such Permitted Non-Transfer or such Permitted Non-Transferee. No Permitted Non-Transfer shall relieve Tenant and any Guarantor of this Lease from any liability under this Lease including, without limitation, in connection with the Subject Space; provided, however, if Tenant provides to Landlord reasonably satisfactory evidence that the Permitted Non-Transferee satisfies the Release Criteria, then Landlord shall release Tenant from any liability first arising under this Lease after the effective date of the Transfer. An assignee of Original Tenant's entire interest in this Lease which assignee is a Permitted Non-Transferee may also be referred to herein as a "Non- DocuSign Envelope ID: 2AF71C8F-63E9-45D8-84DE-18D3F80FA89A

5 56837\388601\266887144.v7 Transferee Assignee." As used in this Section 14.7, "control" shall mean the ownership, directly or indirectly, of at least fifty- one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its percent (51%) of the voting interest in, any person or entity. 14.8 Release Criteria. For the purposes of this Article 14, a Transferee or Permitted Non-Transferee shall be deemed to satisfy the Release Criteria if Tenant provides to Landlord reasonably satisfactory evidence that (i) the Transferee or Permitted Non-Transferee has at least five (5) years life science experience; and (ii) the Transferee or Permitted Non-Transferee has not less than One Hundred Fifty Million and No/100 Dollars ($150,000,000.00) of liquid assets; and (iii) the Transferee or Permitted Non-Transferee has a debt to equity ratio of less than 2.5 (including lease liabilities); and (iv) the Transferee or Permitted Non-Transferee has Market Cap (as defined below) of not less than One Billion and No/000 Dollars ($1,000,000,000.00). The criteria set forth in clauses (i), (ii), (iii) and (iv) of this Section 14.8 constitute the “Release Criteria”. For purposes hereof, “Market Cap” means, for a publicly traded company, its market capitalization (i.e., the total dollar value of its outstanding shares multiplied by current share price); and for a privately held company, its market capitalization where the share price is derived from a bona fide capital raising transaction or a third-party valuation performed by an independent third-party valuation firm in compliance with the standards required by Internal Revenue Code 409A. 5. Rental Abatement. Although Base Rent shall continue at all times to accrue at the amounts set forth in the Lease, for the period commencing May 1, 2022 and continuing through May 31, 2022 (the “Rental Abatement Period”), so long as Tenant is not in default under the Lease (any required notice having been given and any applicable cure period having expired), Tenant may abate one hundred percent (100%) of its monthly installment of Base Rent payable under the Lease, but only the Base Rent that relates to the eleven thousand nine hundred three (11,903) square feet of Floor Area identified as the “Supplementary Premises” in the Sixth Amendment as such Floor Area was modified by the Seventh Amendment and the ninety-one thousand four hundred ninety four (91,494) square feet of Floor Area identified as the “Expansion Premises Building” in the Sixth Amendment. The difference between monthly installments of Base Rent payable under the Lease and the amounts payable by Tenant as set forth in this Paragraph 5 shall be “Abated Rental”. The provisions of this Paragraph 5 do not amend Tenant’s other obligations under the Lease including, but not limited to, the payment of Base Rent for other portions of the Premises and any and all Additional Rent or any other charges Tenant is obligated to pay to Landlord, in advance on or before the first day of each calendar month (collectively “Tenant’s Other Obligations”). Nothing contained in this Amendment shall be construed to relieve Tenant of Tenant’s obligation to pay Tenant’s Other Obligations. 6. Extension of Term. The Lease Term is hereby extended for an additional one (1) month commencing on March 1, 2032 and expiring on March 31, 2032 (the “Extension Period”). The Base Rent during the Extension Period shall be at the same rate as the calendar month immediately preceding the Extension Period. 7. Estoppel. Tenant and Landlord each hereby affirms by execution of this Amendment that to the best of such party’s knowledge the Lease is in full force and effect and such party does not have any presently existing claims against the other party or any offsets against any amounts due under the Lease. To the best of each party’s knowledge, there are no defaults of the other party under the Lease and there are no existing circumstances which with the passage of time, notice or both, would give rise to a default under the Lease. 8. Full Force and Effect. Except as expressly modified by this Amendment, the Lease remains unmodified and in full force and effect. All references in the Lease to “this Lease” shall be deemed references to the Lease as modified by this Amendment. 9. Counterparts; Electronic Signatures. This Amendment may be executed in one or more counterparts and the signature pages combined to constitute one document. Electronic signatures shall have the same force and effect as original signatures. IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written. LANDLORD: VESTAR GATEWAY, LLC, a Delaware limited liability company By: SLC Gateway Retail, LLC, a Delaware limited liability company, its Sole Member DocuSign Envelope ID: 2AF71C8F-63E9-45D8-84DE-18D3F80FA89A

DocuSign Envelope ID: 2AF71C8F-63E9-45D8-84DE-18D3F80FA89A

By: VGSLM, LLC,
a Delaware limited liability company,
its Managing Member

By: DocuSigned by: David Larcher
Name: David Larcher
Title: Manager

TENANT:

RECURSION PHARMACEUTICALS, INC.,
a Delaware corporation

By: DocuSigned by: Tina Larson
Name: Tina Larson
Its: President & COO

6

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